Exhibit 10.1

Execution Version

Published Deal CUSIP NUMBER: 10112TAM2
Published Term CUSIP NUMBER: 10112TAN0

CREDIT AGREEMENT
among
BOSTON PROPERTIES LIMITED PARTNERSHIP
and
THE BANKS HEREIN IDENTIFIED
and
BANK OF AMERICA, N.A.
AS ADMINISTRATIVE AGENT
with
JPMORGAN CHASE BANK, N.A.
AS SYNDICATION AGENT

BOFA SECURITIES, INC.
and
JPMORGAN CHASE BANK, N.A.
AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

THE BANK OF NEW YORK MELLON
MORGAN STANLEY SENIOR FUNDING, INC.
PNC BANK, NATIONAL ASSOCIATION
U.S. BANK NATIONAL ASSOCIATION
WELLS FARGO BANK, N.A.
TD BANK, N.A.
BANK OF NOVA SCOTIA
TRUIST BANK
MIZUHO BANK, LTD.
M&T BANK
and
SUMITOMO MITSUI BANKING CORPORATION
AS DOCUMENTATION AGENTS

Dated as of January 4, 2023

TABLE OF CONTENTS

§1.	DEFINITIONS AND RULES OF INTERPRETATION.		1
	§1.1	Definitions	1
	§1.2	Rules of Interpretation	30
	§1.3	Interest Rates	32
§2.	THE FACILITY.		33
	§2.1	Commitment to Lend	33
	§2.2	Evidence of the Loans	33
	§2.3	Interest on Loans; Fees	34
	§2.4	Requests for Loans	34
	§2.5	Conversion and Continuation Options	36
	§2.6	Funds for Loans	37
	§2.7	Termination of Commitments	37
	§2.8	Incremental Increases	37
	§2.9	Extension of Maturity Date	40
§3.	INTENTIONALLY DELETED.		42
§4.	REPAYMENT OF THE LOANS		42
	§4.1	Maturity	42
	§4.2	Optional Repayments of Loans	42
§5.	CERTAIN GENERAL PROVISIONS		42
	§5.1	Funds for Payments	42
	§5.2	Taxes	45
	§5.3	Computations	50
	§5.4	Inability to Determine Rates; Replacement Rates	51

	§5.5	Illegality	53
	§5.6	Additional Costs, Etc	54
	§5.7	Capital Adequacy	55
	§5.8	Certificate; Limitations	55
	§5.9	Indemnity	56
	§5.10	Interest on Overdue Amounts	57
	§5.11	Intentionally Deleted	57
	§5.12	Delinquent Banks	57
	§5.13	Survival	58
§6.	RECOURSE OBLIGATIONS		58
§7.	REPRESENTATIONS AND WARRANTIES		58
	§7.1	Authority, Etc	58
	§7.2	Governmental Approvals	60
	§7.3	Ownership of Assets	60
	§7.4	Financial Statements	60
	§7.5	No Material Changes, Etc	60
	§7.6	Franchises, Patents, Copyrights, Etc	60
	§7.7	Litigation	61
	§7.8	No Materially Adverse Contracts, Etc	61
	§7.9	Compliance With Other Instruments, Laws, Etc	61
	§7.10	Tax Status	61
	§7.11	No Event of Default	62
	§7.12	Investment Company Acts	62
	§7.13	Affected Financial Institutions	62
	§7.14	Solvency	62

	§7.15	Intentionally Deleted	62
	§7.16	ERISA Compliance	62
	§7.17	Regulations U and X	63
	§7.18	Environmental Compliance	63
	§7.19	OFAC	65
	§7.20	Disclosures	65
	§7.21	Anti-Corruption Laws	65
	§7.22	Anti-Money Laundering	66
§8.	AFFIRMATIVE COVENANTS OF THE BORROWER AND BPI		66
	§8.1	Punctual Payment	66
	§8.2	Maintenance of Office	66
	§8.3	Records and Accounts	66
	§8.4	Financial Statements, Certificates and Information	66
	§8.5	Notices	68
	§8.6	Existence of Borrower; Maintenance of Properties	70
	§8.7	Existence of BPI; Maintenance of REIT Status of BPI; Maintenance of Properties	70
	§8.8	Insurance	71
	§8.9	Taxes	71
	§8.10	Inspection of Properties and Books; Treatment of Certain Information; Confidentiality	72
	§8.11	Compliance with Laws, Contracts, Licenses, and Permits	75
	§8.12	Use of Proceeds	75
	§8.13	Sanctions	75
	§8.14	Intentionally Deleted	75
	§8.15	Further Assurances	75

	§8.16	Anti-Corruption Laws	75
	§8.17	Environmental Indemnification	75
	§8.18	Response Actions	75
	§8.19	Anti-Money Laundering	76
	§8.20	Employee Benefit Plans	76
	§8.21	No Amendments to Certain Documents	76
§9.	CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND BPI		76
	§9.1	Restrictions on Liabilities	76
	§9.2	Restrictions on Liens, Etc	78
	§9.3	Restrictions on Investments	80
	§9.4	Merger, Consolidation and Disposition of Assets; Assets of BPI.	82
	§9.5	Compliance with Environmental Laws	82
	§9.6	Distributions	83
	§9.7	Sanctions	83
	§9.8	Anti-Corruption Laws	83
§10.	FINANCIAL COVENANTS		83
	§10.1	Consolidated Total Indebtedness	83
	§10.2	Secured Consolidated Total Indebtedness	83
	§10.3	Fixed Charge Coverage	83
	§10.4	Unsecured Leverage Ratio	83
	§10.5	[Reserved.]	84
	§10.6	Unsecured Interest Coverage	84
§11.	[Reserved.]		84
§12.	CONDITIONS TO EFFECTIVENESS		84
	§12.1	Loan Documents	84
v

	§12.2	Certified Copies of Organization Documents	84
	§12.3	By-laws; Resolutions	84
	§12.4	Incumbency Certificate: Authorized Signers	85
	§12.5	Repayment of Existing Term Loan Facility	85
	§12.6	Intentionally Deleted	85
	§12.7	Intentionally Deleted	85
	§12.8	Opinion of Counsel Concerning Organization and Loan Documents	85
	§12.9	Compliance with the Acts	85
	§12.10	Intentionally Deleted	85
	§12.11	Intentionally Deleted	85
	§12.12	Intentionally Deleted	85
	§12.13	Certifications from Government Officials	85
	§12.14	Reserved	86
	§12.15	Proceedings and Documents	86
	§12.16	Fees	86
	§12.17	Closing Certificate; Compliance Certificate	86
§13.	CONDITIONS TO ALL EXTENSIONS OF CREDIT		86
	§13.1	Representations True; No Event of Default	86
	§13.2	No Legal Impediment	87
	§13.3	Governmental Regulation	87
§14.	EVENTS OF DEFAULT; ACCELERATION; ETC		87
	§14.1	Events of Default and Acceleration	87
	§14.2	Remedies	90
	§14.3	Application of Funds	91
§15.	SETOFF		92

§16.	THE AGENT		92
	§16.1	Appointment and Authority	92
	§16.2	Rights as a Bank	92
	§16.3	No Liability	92
	§16.4	Reliance by Agent	93
	§16.5	Delegation of Duties	93
	§16.6	Resignation of Agent	94
	§16.7	Non-Reliance on Agent and Other Banks	95
	§16.8	No Other Duties, Etc	95
	§16.9	Certain ERISA Matters	95
	§16.10	Notices	96
	§16.11	The Agent May File Proofs of Claim	97
	§16.12	Recovery of Erroneous Payments	97
§17.	EXPENSES		98
§18.	PAYMENTS SET ASIDE		100
§19.	SURVIVAL OF COVENANTS, ETC		100
§20.	ASSIGNMENT; PARTICIPATIONS; ETC		101
	§20.1	Conditions to Assignment by Banks	101
	§20.2	Certain Representations and Warranties; Limitations; Covenants	102
	§20.3	Register	103
	§20.4	New Notes	103
	§20.5	Participations	104
	§20.6	Pledge by Bank	105
	§20.7	No Assignment by Borrower	105
	§20.8	Disclosure	105

	§20.9	Syndication	105
§21.	NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION		105
§22.	THIRD PARTY RELIANCE		107
§23.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE; WAIVER OF VENUE		108
§24.	HEADINGS		108
§25.	INTEGRATION; EFFECTIVENESS		108
§26.	ENTIRE AGREEMENT		108
§27.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS		109
§28.	CONSENTS, AMENDMENTS, WAIVERS, ETC		109
§29.	SEVERABILITY		111
§30.	INTEREST RATE LIMITATION		112
§31.	USA PATRIOT ACT, ETC. NOTICE		112
§32.	SURVIVAL OF REPRESENTATIONS AND WARRANTIES		112
§33.	JUDGMENT CURRENCY		113
§34.	INTENTIONALLY DELETED		113
§35.	NO ADVISORY OR FIDUCIARY RESPONSIBILITY		113
§36.	ELECTRONIC EXECUTION; ELECTRONIC RECORDS; COUNTERPARTS		114
§37.	ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS		115
§38.	ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCS		115

Exhibits to Credit Agreement

A	Form of Note
B	Form of Loan Request
C	Forms of Compliance Certificate
D	Form of Notice of Loan Prepayment
E	Form of Closing Certificate
F	Form of Assignment and Assumption Agreement
G	Form of Certificate Regarding Leverage
H	Forms of U.S. Tax Compliance Certificates
Schedules to Credit Agreement

Schedule 1	Banks
Schedule 2	[Reserved]
Schedule 3	[Reserved]
Schedule 4	CBD Properties
Schedule 7.7	Litigation
Schedule 7.16	Employee Benefit Plans
Schedule 8.5(b)	Environmental Matters
Schedule 9.1(e)	BPI Liabilities
Schedule 9.3	Investments
Schedule 21	Notice Addresses

CREDIT AGREEMENT
This CREDIT AGREEMENT is made as of the 4th day of January 2023 (the “Effective Date”), by and among BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership (“BPLP” or the “Borrower”), having its principal place of business at 800 Boylston Street, Suite 1900, Boston, Massachusetts 02199; BANK OF AMERICA, N.A. (“BOA”), JPMORGAN CHASE BANK, N.A. (“JPChase”), and the other Banks (as such term is defined below) listed on Schedule 1 hereto or which may become parties hereto pursuant to the terms hereof; BOA, as Administrative Agent for itself and each other Bank.
RECITALS
A.    The Borrower is primarily engaged in the business of owning, purchasing, developing, constructing, renovating and operating commercial real property in the United States.
B.    Boston Properties, Inc., a Delaware corporation (“BPI”), is the sole general partner of BPLP, holds in excess of 88% of the common partnership interests in BPLP as of March 31, 2022, and has elected to be taxed as a REIT for income tax purposes.
C.    The Borrower has requested that the Banks provide, and the Banks have agreed to provide, an unsecured term loan facility to the Borrower on the terms and conditions hereof.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
§1.    DEFINITIONS AND RULES OF INTERPRETATION.
§1.1    Definitions. The following capitalized terms shall have the meanings set forth in this §1 or elsewhere in the provisions of this Agreement referred to below:
Accountants. In each case, independent certified public accountants reasonably acceptable to the Required Banks. The Banks hereby acknowledge that the Accountants may include PricewaterhouseCoopers LLP and any other so-called “big-four” accounting firm.
Accounts Payable. See definition of “Consolidated Total Indebtedness”.
Accounts Receivable. Collectively, without double-counting, each of the accounts receivable of the Borrower and its Subsidiaries which (i) arose in the ordinary course of business of the Borrower or such Subsidiary, (ii) would be classified under GAAP as a current asset on the balance sheet of the Borrower or such Subsidiary and is not more than 60 days past due under the original terms, and (iii) to the knowledge of the Borrower or such Subsidiary, is the valid and binding obligation of the account debtor.
Acts. See §31(a).
Administrative Questionnaire. See §21.

Affected Financial Institution. (a) Any EEA Financial Institution or (b) any UK Financial Institution.
Affiliate. With reference to any Person, (i) any director or executive officer of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person. In no event shall the Agent or any Bank be deemed to be an Affiliate of the Borrower.
Agent or Administrative Agent. BOA (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
Agent’s Funding Office. The Agent’s address and, as appropriate, account as set forth on Schedule 21, or such other address or account of which the Agent may from time to time notify the Borrower and the Banks.
Agreement. This Credit Agreement, including the Schedules and Exhibits hereto, as the same may be from time to time amended and in effect.
Agreement of Limited Partnership of BPLP. The Amended and Restated Agreement of Limited Partnership of BPLP, dated June 23, 1997, among BPI and the limited partners named therein, as amended through the date hereof and as the same may be further amended from time to time as permitted by §8.21.
Annualized Capital Expenditures. (i) With respect to any Real Estate Assets other than hotel properties, for any rolling four (4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to $.25 multiplied by the total number of square feet of the Real Estate Assets other than hotel properties, on the last day of such calendar quarter; (ii) with respect to the Boston Marriott Cambridge hotel in Cambridge, Massachusetts, for any rolling four (4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to six percent (6%) of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters; and (iii) with respect to the hotel properties other than the Boston Marriott Cambridge hotel, for any rolling four (4) calendar quarters, determined as of the last day of a calendar quarter, an amount equal to the applicable percentage of gross revenues as determined in accordance with GAAP for such four (4) calendar quarters, which percentage shall be the percentage for each such hotel as is to be maintained on the books of the Borrower or in a separate reserve account for the replacement or repair of such hotel’s furniture, fixtures and equipment pursuant to (and in no event less than as required by) the applicable hotel management agreement or franchise agreement (which such agreement shall be in form and substance customary for a national hotel franchise).
Applicable Margin. The spread, expressed in basis points, over the Base Rate or Term SOFR, as applicable, and used in calculating the interest rate applicable to Base Rate Loans and

Term SOFR Loans, which spread shall vary from time to time in relationship to variances in the Debt Ratings as set forth below. The applicable Debt Ratings and Base Rate Spreads (bps) for Base Rate Loans and Term SOFR Spreads (bps) for Term SOFR Loans are as set forth in the following table:

S&P	Moody’s	Base Rate Spread (bps)	Term SOFR Spread (bps)
A or above	A2 or above	0.0	75.0
A-	A3	0.0	80.0
BBB+	Baa1	0.0	85.0
BBB	Baa2	0.0	95.0
BBB-	Baa3	20.0	120.0
Below BBB- (or not rated by Moody’s or S&P and at least one other Rating Agency)	Below Baa3 (or not rated by Moody’s or S&P and at least one other Rating Agency)	60.0	160.0
In the event only one of S&P or Moody’s is one of the two Rating Agencies as required hereunder at the time of reference, the Debt Rating from the other Rating Agency for purposes of establishing the Base Rate Spread (bps) and Term SOFR Spread (bps) shall be the rating level utilized by such other Rating Agency which corresponds to the comparable rating levels set forth in the table above. In the event the Debt Ratings from the Rating Agencies are not equivalent, the Base Rate Spread (bps) and the Term SOFR Spread (bps) will be determined (i) based on the higher of the two Debt Ratings if the lower Debt Rating is no more than one level lower than the higher Debt Rating, and (ii) based on the level that is one rating level higher than the lower Debt Rating if the lower Debt Rating is more than one level lower than the higher Debt Rating. Adjustments in the Base Rate Spread (bps) for Base Rate Loans and Term SOFR Spread (bps) for Term SOFR Loans based upon a change in a Debt Rating level shall be effective on the first day following the change in such Debt Rating.
The Borrower shall notify the Agent in writing of any change in the Debt Rating as and when such change occurs.
Approved Condominium Property. A Real Estate Asset which is a condominium unit and (i) in which members of the BP Group own 100% of the interests (including 100% of the unit owner’s voting rights) in the unit or (ii) in which members of the BP Group own not less than 95% of the interests and possess voting control over the unit owner (including control over the management, activities and policies of the unit owner) and (1) which is located in (x) a building that is listed in the National Register of Historic Places, as such registry is maintained by the United States National Park Service (or any similar Governmental Authority listing) or (y) a federal, state or local historic district and is located in a building that is certified as historically significant, each as recognized by the United States Department of the Interior and (2) as to which members of the BP Group have obtained or intend to obtain so-called “historic tax credits”; including in all events and without limitation, the Real Estate Asset commonly known and referred to as “Atlantic Wharf” so long as it continues to satisfy the conditions of clause (ii) of this definition.
Arrangers. BofA Securities, Inc., and JPChase, each in its capacity as joint lead arranger and joint bookrunner.
Assignment and Assumption. An assignment and assumption entered into by a Bank and an Eligible Assignee (with the consent of any party whose consent is required by §20.1), and accepted by the Agent and, provided no Event of Default then exists and is continuing, the Borrower, in substantially the form of Exhibit F or any other form (including electronic documentation generated by use of an electronic platform) approved by the Agent.
Authorized Officer. For the Borrower and BPI, the person holding the position of Chief Financial Officer, Treasurer, Vice President-Finance, Senior Vice President-Finance, Executive Vice President, Senior Executive Vice President, Chief Operating Officer, Chief Executive Officer, President or Chairman (including Executive Chairman, Vice Chairman and any comparable office, but excluding the honorary title of Chairman Emeritus) of BPI (in the case of the Borrower, as general partner of the Borrower), as certified to the Agent by a currently valid incumbency certificate on file with the Agent at the time of the submission of a document to be signed by an Authorized Officer as required herein, provided that, (i) solely for purposes of the delivery of incumbency certificates pursuant to §12.4, the Secretary or any Assistant Secretary of BPI, for itself and as general partner of the Borrower, and (ii) solely for purposes of notices given pursuant to §§2 and 3, any other officer or employee of BPI, as general partner of the Borrower, so designated by any of the foregoing officers in a notice to the Agent or any other officer or employee of BPI, as general partner of the Borrower, designated in or pursuant to an agreement between the Borrower and the Agent, shall also be Authorized Officers. Any document delivered hereunder that is signed by an Authorized Officer of the Borrower or BPI shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and/or BPI and such Authorized Officer shall be conclusively presumed to have acted on behalf of the Borrower or BPI, or both, as applicable, provided that, in no event shall any such Authorized Officer have any personal liability under this Agreement and/or any other Loan Document.
Bail-In Action. The exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
Bail-In Legislation. (a) With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

Banks. Collectively, BOA, JPChase and the other lending institutions listed on Schedule 1 hereto and any other banks which may provide additional commitments and become parties to this Agreement, and any other Person who becomes an assignee of any rights of a Bank pursuant to §20 or a Person who acquires all or substantially all of the stock or assets of a Bank.
Base Rate. For any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by BOA as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%. If the Base Rate is being used as an alternate rate of interest pursuant to §5.4, then the Base Rate shall be the greatest of clauses (a), (b) and (d) above and shall be determined without reference to clause (c) above. The “prime rate” is a rate set by BOA based upon various factors including BOA’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by BOA shall take effect at the opening of business on the day specified in the public announcement of such change.
Base Rate Loans. Those Loans bearing interest calculated by reference to the Base Rate.
Beneficial Ownership Certification. A certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
Beneficial Ownership Regulation. See 31 C.F.R. § 1010.230.
Benefit Plan: Any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
BOA. See the preamble hereto.
Borrower. See the preamble hereto.
Borrower Information. See §8.10(f).
Borrower Materials. See §8.10(e).
Boundary Property. Any building that is under the Borrower’s operational control. For purposes of this definition, operational control means that the Borrower or any of its Controlled Subsidiaries maintains, provides service to, and/or has the authority to implement operating policies with respect to energy usage, water usage, and/or waste disposal for the building. Development and major redevelopment projects are excluded until they are operational; assets of unconsolidated entities are also excluded.
BP Group. Collectively, (i) BPLP, (ii) BPI, (iii) the respective Subsidiaries of BPLP and BPI and (iv) the Partially-Owned Entities.

BPI. Boston Properties, Inc., a Delaware corporation and the sole general partner of the Borrower.
BPLP. See the preamble hereto.
Buildings. Individually and collectively, the buildings, structures and improvements now or hereafter located on the Real Estate Assets.
Business Day. Any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Agent’s Funding Office is located.
Capital Expenditures. Any expenditure for any item that would be treated or defined as a capital expenditure under GAAP or the Code.
Capitalization Rate. The Capitalization Rate shall be 6.00% for all Real Estate Assets.
Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries or any Partially-Owned Entity is the lessee or obligor, the discounted future rental obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.
CBD Properties. Each of the Real Estate Assets listed on Schedule 4 and each other Real Estate Asset which is designated by the Agent and the Borrower as a CBD Property from time to time.
CERCLA. See §7.18.
Change in Law. The occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty by any Governmental Authority, (b) any change in any law, rule, regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or, if applicable, foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
Closing Date. The Effective Date.
CME. CME Group Benchmark Administration Limited.
Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank’s commitment to make Loans to the Borrower, as such Schedule 1 may be amended from time to time in accordance with the terms of this Agreement.
Commitment Percentage. With respect to each Bank (in such capacity), at any time, the percentage set forth on Schedule 1 hereto as such Bank’s percentage of the Facility represented by (i) on or prior to the Closing Date, such Bank’s Commitment at such time, subject to adjustment as provided in §5.12, and (ii) thereafter, the principal amount of such Bank’s Loans at such time, as such Schedule 1 may be amended from time to time in accordance with the terms of this Agreement.
Communication. This Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document.
Completed Loan Request. A notice of (a) a request for a Loan, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to §2.5, which shall be substantially in the form of Exhibit B or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by an Authorized Officer.
Compliance Certificate. As required in this Agreement the respective Compliance Certificates in the forms set forth in Exhibit C.
Conforming Changes. With respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate,” “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
Connection Income Taxes. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its Subsidiaries, or BPI and its Subsidiaries (as the case may be), consolidated in accordance with GAAP in accordance with the terms of this Agreement.

Consolidated EBITDA. In relation to the Borrower and its Subsidiaries for any fiscal quarter, an amount equal to, without double-counting, (u) the consolidated net income or loss of the Borrower and its Subsidiaries determined in accordance with GAAP (before non-controlling interests and excluding adjustments for FASB ASC 805 “business combinations” and, except as set forth in the last sentence of this definition, the adjustment for so-called “straight-line rent accounting”) for such quarter, plus (v) the following to the extent deducted in computing such consolidated net income or loss for such quarter: (i) Consolidated Total Interest Expense for such quarter, (ii) real estate depreciation, amortization and extraordinary or non-recurring items for such quarter, and (iii) other non-cash charges for such quarter, minus (w) (i) all gains (or plus all losses) attributable to the sale or other disposition of assets or debt restructurings in such quarter and (ii) solely for purposes of calculating Consolidated Total Adjusted Asset Value, all interest income of the Borrower and its Subsidiaries received in connection with any Mortgages, plus (x) without double-counting, the Borrower’s or any Subsidiary’s pro rata share of the net income or loss of Partially-Owned Entities for such quarter, based on the direct or indirect percentage ownership interest of the Borrower in such Partially-Owned Entity (or such other percentage determined by the Borrower reasonably and in good faith, based upon an arm’s length agreement among the applicable parties), plus (y) without double-counting and to the extent deducted in computing clause (x) for such quarter, the Borrower’s or any Subsidiary’s pro rata share of the type of items referenced in clause (v) above that are attributable to Partially-Owned Entities for such quarter, based on the direct or indirect percentage ownership interest of the Borrower in such Partially-Owned Entity (or such other percentage determined by the Borrower reasonably and in good faith, based on an arm’s length agreement among the applicable parties), minus (z) without double-counting, the Borrower’s or any Subsidiary’s pro rata share of the types of items referenced in clause (w) above that are attributable to Partially-Owned Entities for such quarter, based on the direct or indirect percentage ownership interest of the Borrower in such Partially-Owned Entity (or such other percentage determined by the Borrower reasonably and in good faith, based on an arm’s length agreement among the applicable parties). In determining Consolidated EBITDA (i) solely for purposes of calculating Fair Market Value of Real Estate Assets and Consolidated Total Adjusted Asset Value, any and all income of the Borrower and its Subsidiaries received from any Real Estate Asset that is included in such calculations at its cost basis value shall be excluded and (ii) solely for purposes of calculating the covenants set forth in §§10.3 and 10.6, all profits and losses (net of all applicable taxes) resulting from the sales of individual residential condominium units will be included in such determination. Notwithstanding the foregoing, solely for purposes of calculating the ratio set forth in §2.4(f) and the covenants set forth in §§10.1, 10.2 and 10.4 for such period, in calculating the Fair Market Value of Real Estate Assets used to calculate Consolidated Total Adjusted Asset Value or Consolidated Unencumbered Asset Value, as applicable, (A) one-time, non-recurring acquisition costs and other one-time, non-recurring costs as determined in good faith by the Borrower (and including, without limitation, prepayment penalties with respect to Indebtedness), will be added back to Consolidated EBITDA, and (B) the value of rents under Leases included in Consolidated EBITDA shall be adjusted for the impact of “straight-line rent accounting”.
Consolidated Fixed Charges. For any fiscal quarter, an amount equal to (i) Consolidated Total Interest Expense for such quarter plus (ii) the aggregate amount of scheduled principal payments of Indebtedness (excluding optional prepayments, balloon payments at maturity and any mid-term balloon payments of principal with respect to Indebtedness otherwise requiring equal periodic amortization payments of principal and interest over the term of such

Indebtedness (and any balloon payments at maturity with respect to such Indebtedness)) required to be made during such quarter by the Borrower and its Subsidiaries on a Consolidated basis plus (iii) the aggregate amount of capitalized interest required in accordance with GAAP to be paid or accrued during such quarter by the Borrower and its Subsidiaries, plus (iv) Annualized Capital Expenditures applicable to such quarter divided by 4, plus (v) the regularly scheduled and recurring periodic dividends and distributions, if any, paid or required to be paid during such quarter on the Preferred Equity of the Borrower, BPI or any of their respective Subsidiaries, plus (vi) without double counting, the Borrower’s direct and indirect share of the foregoing items attributable to each Partially-Owned Entity in such fiscal quarter, based on the percentage of Consolidated EBITDA for such fiscal quarter that is attributable to Partially-Owned Entities.
Consolidated Total Adjusted Asset Value. As of any date of determination and without double counting, an amount equal to the sum of (i) the Fair Market Value of Real Estate Assets as of such date, plus (ii) 100% of the value of Unrestricted Cash and Cash Equivalents on such date, plus (iii) 100% of the Development Costs incurred and paid to date by the Borrower with respect to any Real Estate Assets which are Real Estate Assets Under Development on such date, plus (iv) prepaid expenses and escrowed cash funds owned by the Borrower such as deposits made by the Borrower under sales agreements, plus (v) with respect to each Mortgage and/or Mezzanine Loan, the lesser of (y) the aggregate amount of principal under such Mortgage and/or Mezzanine Loan that will be due and payable to the Borrower or its Subsidiaries (to the extent of the Borrower’s direct or indirect interest therein) and (z) the purchase price paid by the Borrower or one of its Subsidiaries to acquire such Mortgage and/or Mezzanine Loan, plus (vi) Accounts Receivable as of such date, plus (vii) 100% of the value (determined on the so-called mark-to-market basis) of the Marketable Securities owned by the Borrower or its Subsidiaries on such date, provided that such Marketable Securities must not be subject to any lock-up or other transfer restrictions, plus (viii) the book value of land owned by the Borrower, as evidenced by the Borrower’s balance sheet delivered to the Agent, plus (ix) Eligible Cash 1031 Proceeds on such date. Notwithstanding the foregoing, at any time at which the value determined pursuant to clause (v) of the preceding sentence equals or exceeds 10% of the total Fair Market Value of Real Estate Assets at such time, then upon the occurrence of an event of default under any Mortgage, the portion of the value of such defaulted Mortgage which is in excess of 10% of the total Fair Market Value of Real Estate Assets at such time (“Excess Value”) shall be reduced to seventy-five percent (75%) of the Excess Value as determined in this subparagraph (v) until the earlier to occur of (a) the event of default under the Mortgage is cured in a commercially reasonable manner and (b) one hundred eighty (180) days after the occurrence of the event of default; thereafter, if the event of default under the defaulted Mortgage has not been cured in a commercially reasonable manner, the portion of the value of the defaulted Mortgage which is in excess of 10% of the total Fair Market Value of Real Estate Assets at such time shall be reduced to fifty percent (50%) of the Excess Value as determined as set forth above until the earlier to occur of (a) the event of default under the Mortgage is cured in a commercially reasonable manner and (b) eighteen (18) months after the occurrence of the event of default; thereafter, if the event of default under the defaulted Mortgage has not been cured in a commercially reasonable manner, the portion of the value of the defaulted Mortgage which is in excess of 10% of the total Fair Market Value of Real Estate Assets at such time shall be reduced to zero. Further notwithstanding the foregoing, the calculation of Consolidated Total Adjusted Asset Value shall include (without double counting) Investments by the Borrower or any of its Subsidiaries in preferred equity, each as valued at its book value determined in accordance with

GAAP. However, (1) no more than 35% of the Consolidated Total Adjusted Asset Value may be in respect of Investments in Persons that are Unconsolidated Affiliates (calculated in the manner set forth in the definition of Fair Market Value of Real Estate Assets, except as set forth in the proviso below) with any excess above such 35% limitation being excluded from determinations of Consolidated Total Adjusted Asset Value) and (2) no more than 35% of the Consolidated Total Adjusted Asset Value in the aggregate may be in respect of Investments of the types described in §§9.3(f), (k) and (l) with any excess above such 35% limitation being excluded from determinations of Consolidated Total Adjusted Asset Value; provided that the Fair Market Value of Real Estate Assets (as used to determine the value of Investments in Unconsolidated Affiliates and Subsidiaries (other than Wholly-owned Subsidiaries) and/or Partially-Owned Entities, and as used to calculate Consolidated Total Adjusted Asset Value), shall be adjusted to include only the Borrower’s pro rata share of Consolidated EBITDA (or cost basis, as applicable) attributable to any Unconsolidated Affiliate or Subsidiary (that is not a Wholly-owned Subsidiary) and/or Partially-Owned Entity based on the Borrower’s direct or indirect percentage ownership interest in such Subsidiary and/or Partially-Owned Entity (or such other amount to which the Borrower is directly or indirectly entitled based on an arm’s length agreement) instead of 100% of such Consolidated EBITDA (or cost basis, as applicable). Solely for purposes of determining Consolidated Total Adjusted Asset Value as of any date and notwithstanding anything to the contrary contained herein, the Fair Market Value of Real Estate Assets with respect to any individual Real Estate Asset included in such determination shall not be less than zero ($0).
Consolidated Total Indebtedness. As of any date of determination, Consolidated Total Indebtedness means for the Borrower and its Subsidiaries, the sum of (without double-counting) but subject to the limitations set forth below, (i) all Accounts Payable on such date, (ii) all Indebtedness outstanding on such date, (iii) all Letters of Credit outstanding on such date, in each case whether Recourse, Without Recourse or contingent, (iv) solely for purposes of calculations of the covenants set forth in §§10.1 and 10.2 as of such date, without double counting, the Borrower’s direct or indirect share of the foregoing items attributable to each Partially-Owned Entity, based on the percentage of Consolidated Total Adjusted Asset Value as of such date that is attributable to Real Estate Assets owned by Partially-Owned Entities and (v) solely for purposes of calculations of the covenant set forth in §10.4 as of such date, without double counting, the Borrower’s direct or indirect share of the foregoing items attributable to each Partially-Owned Entity, based on the percentage of Consolidated Unencumbered Asset Value as of such date that is attributable to Real Estate Assets owned by Partially-Owned Entitles; provided, however, that amounts not drawn under any Indebtedness on such date shall not be included in calculating Consolidated Total Indebtedness; and provided, further, that (without double-counting), (x) the Borrower’s direct or indirect share of each of the following (in the case of Partially-Owned Entities, attributable to each Partially-Owned Entity) shall be included in Consolidated Total Indebtedness: (a) all amounts of guarantees, indemnities for borrowed money, stop-loss agreements and the like provided by the Borrower or any of its Subsidiaries or any Partially-Owned Entity, in each case in connection with and guarantying repayment of amounts outstanding under any other Indebtedness; (b) all amounts for which a letter of credit has been issued for the account of the Borrower or any of its Subsidiaries or any Partially-Owned Entity; (c) all amounts of bonds posted by the Borrower or any of its Subsidiaries or any Partially-Owned Entity guaranteeing performance or payment obligations; and (d) all liabilities of the Borrower or any of its Subsidiaries or any Partially-Owned Entity as partners, members or the like for liabilities (whether such liabilities are Recourse, Without Recourse or contingent obligations of the applicable partnership or other Person) of partnerships or other Persons in which any of them have an equity interest, which liabilities are for borrowed money or any of the matters listed in clauses (a), (b) or (c), and (y) each of the following shall be excluded from Consolidated Total Indebtedness: (a) defeased Indebtedness of the Borrower and its Subsidiaries and any Partially-Owned Entity; and (b) Indebtedness of the Borrower and its Subsidiaries and Partially-Owned Entities secured by Unrestricted Cash and Cash Equivalents (it being agreed that, for this purpose, a lien on such Unrestricted Cash or Cash Equivalents in favor of the Person holding such Indebtedness shall not be deemed a “Lien” for purposes of the definition of Unrestricted Cash and Cash Equivalents). Notwithstanding the foregoing (without double counting), with respect to any Partially-Owned Entity, (1) to the extent that the Borrower or any Subsidiary or such Partially-Owned Entity is providing a completion guaranty in connection with a construction loan entered into by a Partially-Owned Entity, Consolidated Total Indebtedness shall only include the Borrower’s or such Subsidiary’s pro rata liability under the Indebtedness relating to such completion guaranty (or, if greater, but without double-counting, the Borrower’s or such Subsidiary’s liability under such completion guaranty (it being agreed that to the extent that the liability of the Borrower or its Subsidiaries under such completion guaranty would not constitute a liability (contingent or otherwise) under GAAP, such liability will not be included in Consolidated Total Indebtedness)) and (2) in connection with the liabilities described in clauses (x)(a) and (x)(d) above, the Borrower shall be required to include in Consolidated Total Indebtedness the portion of the liabilities of such Partially-Owned Entity which are attributable to the Borrower’s or such Subsidiary’s percentage equity interest in such Partially-Owned Entity or such other amount (if greater) of such liabilities for which the Borrower or its Subsidiaries are, or have agreed to be, liable by way of guaranty, indemnity for borrowed money, stop-loss agreement or the like (excluding liability under completion guaranties, which shall be included as and to the extent set forth in clause (x) of this sentence)), it being agreed that Indebtedness of a Partially-Owned Entity shall not be excluded from Consolidated Total Indebtedness by virtue of the liability of such Partially-Owned Entity being Without Recourse. For purposes hereof, (i) the value of Accounts Payable shall be determined in accordance with GAAP, (ii) the amount of borrowed money shall equal the sum of (1) the amount of borrowed money as determined in accordance with GAAP plus (2) the amount of those contingent liabilities for borrowed money set forth in subsections (a) through (d) above, but shall exclude any adjustment for so called “straight line interest accounting” or the “constant yield to maturity method” required under GAAP or adjustments under FASB ASC 805, and (iii) in no event shall tenant security deposits be included in the calculation of Consolidated Total Indebtedness.
Consolidated Total Interest Expense. For any fiscal quarter, (x) the aggregate amount of interest required in accordance with GAAP to be paid or accrued (but excluding interest funded from the proceeds of any loan), without double-counting, by the Borrower and its Subsidiaries during such quarter on: (i) all Indebtedness of the Borrower and its Subsidiaries (including the Loans and including original issue discount and amortization of prepaid interest, if any), (ii) all amounts available for borrowing, or for drawing under letters of credit, if any, issued for the account of the Borrower or any of its Subsidiaries, but only if such interest was or is required to be reflected as an item of expense, and (iii) all commitment fees, agency fees, facility fees, balance deficiency fees and similar fees and expenses in connection with the borrowing of money, but excluding non-cash interest required to be recognized under FASB ASC 470-20 “debt with conversion and other options” and FASB ASC 805, plus (y) (1) solely for purposes of determining Consolidated EBITDA and Consolidated Fixed Charges for such quarter, without double counting, the Borrower’s direct or indirect share of the foregoing items attributable to each Partially-Owned Entity, based on the percentage of Consolidated EBITDA for such fiscal quarter that is attributable to such Partially-Owned Entities and (2) solely for purposes of determining Consolidated Unencumbered Interest Expense for such quarter, without double counting, the Borrower’s direct or indirect share of the foregoing items attributable to each Partially-Owned Entity, based on the percentage of Consolidated Unencumbered NOI for such quarter that is attributable to Real Estate Assets owned by such Partially-Owned Entity.
Consolidated Unencumbered Asset Value. The sum of (i) the Fair Market Value of Real Estate Assets as it relates to Unencumbered Assets owned by the Borrower, any of its Subsidiaries or any Partially-Owned Entity, plus (ii) Unrestricted Cash and Cash Equivalents, plus (iii) Eligible Cash 1031 Proceeds, plus (iv) Marketable Securities (meeting the rating requirement for this definition set forth in the definition of Marketable Securities), plus (v) as valued by their respective book values determined in accordance with GAAP so long as the same are not encumbered by Liens other than Permitted Liens, unimproved land, construction-in-progress and Mortgage and Mezzanine Loan receivables owned by the Borrower or any of its Subsidiaries, with (vi) Consolidated Unencumbered Asset Value being adjusted to include, without double counting, Investments by the Borrower or any of its Subsidiaries in preferred equity, as valued by their respective book values determined in accordance with GAAP. However, the sum of the items included in clauses (v) and (vi) above may not exceed 15% of Consolidated Unencumbered Asset Value and, in any event, no more than 20% of Consolidated Unencumbered Asset Value may come from assets owned by Subsidiaries and/or Partially-Owned Entities which are not Wholly-owned Subsidiaries. Further, no Unencumbered Asset owned by an entity other than the Borrower shall be included in the calculation of Consolidated Unencumbered Asset Value if such entity is an obligor or guarantor in respect of any Indebtedness, whether secured or unsecured. Solely for purposes of determining Consolidated Unencumbered Asset Value as of any date and notwithstanding anything to the contrary contained herein, the Fair Market Value of Real Estate Assets with respect to any individual Unencumbered Asset included in such determination shall not be less than zero ($0).
As used in this definition, at any time of determination, the term “Partially-Owned Entity” shall refer to a Partially-Owned Entity wherein the Borrower or a Wholly-owned Subsidiary has control, in such Partially-Owned Entity’s constituent documents, to cause or prevent sales, refinancings or other dispositions of such entity’s Real Estate Assets or to trigger “buy/sale” rights in connection therewith.
Consolidated Unencumbered Interest Expense. That portion of Consolidated Total Interest Expense attributable to Unsecured Consolidated Total Indebtedness.
Consolidated Unencumbered NOI. The sum of (i) that portion of Net Operating Income derived from Unencumbered Assets less Annualized Capital Expenditures attributable to such Unencumbered Assets and (ii) interest payments received from Mortgages and Mezzanine Loans which are not encumbered by Liens in respect of borrowed money.
Conversion Request. A Completed Loan Request given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §2.5.

Daily Simple SOFR. With respect to any applicable determination date means SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source).
Debtor Relief Laws. The Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
Debt Rating. The credit rating(s) assigned by the Rating Agencies to BPLP’s non-credit enhanced, senior, long-term unsecured debt.
Default. When used with reference to this Agreement or any other Loan Document, an event or condition specified in §14.1 that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.
Default Rate. See §5.10.
Delinquent Bank. Subject to §5.12.2, any Bank that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Bank notifies the Agent and the Borrower in writing that such failure is the result of such Bank’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent or any other Bank any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement (x) has been delivered to the Borrower and the Agent, and (y) relates solely to such Bank’s obligation to fund a Loan hereunder and states that such position is based on such Bank’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement and shall be accompanied by reasonably detailed documented evidence supporting such determination) cannot be satisfied), (c) has failed, within three Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Bank shall cease to be a Delinquent Bank pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Laws, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Bank shall not be a Delinquent Bank solely by virtue of the ownership or acquisition of any equity interest in that Bank or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Bank with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Bank (or such Governmental

Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Bank. Any determination by the Agent that a Bank is a Delinquent Bank under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Bank shall be deemed to be a Delinquent Bank (subject to §5.12.2) as of the date established therefor by the Agent in a written notice of such determination, which shall be delivered by the Agent to the Borrower and each other Bank promptly following such determination.
Designated Jurisdiction. Any country, region or territory to the extent that such country, region or territory itself, or the government of any such country, region or territory, is the subject of any Sanction.
Development Costs. Construction, development and/or acquisition costs relating to a Real Estate Asset Under Development, provided that for Real Estate Assets Under Development owned by any Partially-Owned Entity, the Development Costs of such Real Estate Asset Under Development shall only be the Borrower’s pro-rata share of the Development Costs of such Real Estate Asset Under Development (based on the greater of (x) the Borrower’s percentage equity interest in such Partially-Owned Entity or (y) the Borrower’s obligation to provide funds to such Partially-Owned Entity).
Distribution. With respect to:
(i)    the Borrower, any distribution of cash or other cash equivalent, directly or indirectly, to the partners of the Borrower; or any other distribution on or in respect of any partnership interests of the Borrower; and
(ii)    BPI, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of BPI, other than dividends payable solely in shares of common stock by BPI; the purchase, redemption, or other retirement of any shares of any class of capital stock of BPI, directly or indirectly through a Subsidiary of BPI or otherwise; the return of capital by BPI to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of BPI.
Dividing Person. See definition of “Division.”
Division. The division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.
Division Successor. Any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.
Dollars or $. Lawful currency of the United States of America.

Drawdown Date. The date on which (i) any Loan is made or is to be made or (ii) any Loan is converted or continued in accordance with §2.5; provided, in each case, that such date is a Business Day.
EEA Financial Institution. Any (a) credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority. Any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Electronic Copy. See §36.
Electronic Record and Electronic Signature. See 15 USC §7006.
Eligible Assignee. Any of (a) a commercial bank (or similar financial institution) organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; and (b) a commercial bank (or similar financial institution) organized under the laws of any other country (including the central bank of such country) which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank (or similar financial institution) is acting through a branch or agency located in the United States of America which, as of the effective date of any applicable assignment, maintains both (i) an investment grade rating (i.e., BBB-/Baa3 or better ) by both S&P and Moody’s of its non-credit-enhanced senior unsecured long-term debt and (ii) an investment grade rating from both S&P and Moody’s of its non-credit-enhanced senior unsecured short-term debt.
Eligible Cash 1031 Proceeds. The cash proceeds held by (or on behalf of) a “qualified intermediary” from the sale of a Real Estate Asset, which proceeds are intended to be used by the qualified intermediary to acquire one or more “replacement properties” that are of “like-kind” to such Real Estate Asset in an exchange that qualifies as a tax-free exchange under Section 1031 of the Code, and no portion of which proceeds BPI, the Borrower or any of their respective Subsidiaries has the right to receive, pledge, borrow or otherwise obtain the benefits of until such time as provided under the applicable “exchange agreement” (as such terms in quotations are defined in the Treasury Regulations Section 1.1031(k) - 1(g)(4) (the “Regulations”)) or until such exchange is terminated. Upon the cash proceeds no longer being held by the qualified intermediary pursuant to the Regulations or otherwise qualifying under the Regulations for like-kind exchange treatment, such proceeds shall cease being Eligible Cash 1031 Proceeds.

Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA (including a Pension Plan), maintained or contributed to by the Borrower or BPI, as the case may be, or any ERISA Affiliate of either of them.
Environmental Laws. See §7.18(a).
Environmental Liability. Any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any member of the BP Group or their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Substances, (c) exposure to any Hazardous Substances, (d) the release or threatened release of any Hazardous Substances into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
Environmental Reports. See §7.18
ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.
ERISA Affiliate. Any trade or business (whether or not incorporated) under common control with the Borrower or BPI within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
ERISA Reportable Event. Any of (a) the events set forth in Section 4043(c) of ERISA with respect to a Pension Plan (other than a Multiemployer Plan or with respect to events for which the 30 day notice period has been waived); (b) the withdrawal of the Borrower or BPI, as the case may be, or any ERISA Affiliate of either of them from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or BPI, as the case may be, or any ERISA Affiliate of either of them from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate or the treatment of a Pension Plan (other than a Multiemployer Plan) amendment as a termination under Section 4041 of ERISA or notification or otherwise becoming aware of a filing of a notice of intent to terminate or the treatment of a Multiemployer Plan amendment as a termination under Section 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan (other than a Multiemployer Plan) or notification or otherwise becoming aware of the institution by the PBGC of proceedings to terminate a Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan (other than a Multiemployer Plan) is considered an at-risk plan or a plan in endangered or critical status within the meaning of Section 430 of the Code or Section 303 of ERISA or notification or otherwise becoming aware that any Multiemployer Plan is considered a plan in endangered or critical status within the meaning of Sections 431 and 432 of the Code or Sections 304 and 305 of ERISA; or (h) the imposition of any liability under Title

IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or BPI, as the case may be, or any ERISA Affiliate of either of them.
EU Bail-In Legislation Schedule. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Event of Default. See §14.1.
Excess Value. See definition of “Consolidated Total Adjusted Asset Value”.
Excluded Taxes. Any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Bank, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Bank, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Bank acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under §5.8) or (ii) such Bank changes its Lending Office, except in each case to the extent that, pursuant to §5.2(a)(ii), (a)(iii) or (c), amounts with respect to such Taxes were payable either to such Bank’s assignor immediately before such Bank became a party hereto or to such Bank immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with §5.2(e), and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.
Extension Notice. See §2.9(a).
Facility. At any time, (a) on or prior to the Closing Date, the aggregate amount of the Commitments at such time and (b) thereafter, the aggregate principal amount of the Loans outstanding at such time. As of the Closing Date, the Facility is $1,200,000,000.
Fair Market Value of Real Estate Assets. As of any date of determination, the sum of (A) with respect to Real Estate Assets other than hotel properties, an amount equal to (i)(x) Consolidated EBITDA attributable to such properties for the most recent one (1) complete fiscal quarter, minus (y) $.0625 multiplied by the aggregate square footage of all Real Estate Assets other than hotel properties at such date; multiplied by (ii) 4; with the product being divided by (iii) the Capitalization Rate, plus (B) with respect to Real Estate Assets which are hotel properties, an amount equal to (i)(x) Consolidated EBITDA attributable to such properties for the most recent four (4) consecutive complete fiscal quarters, minus (y) the respective Annualized Capital Expenditure for each of the hotel properties; divided by (ii) the Capitalization Rate. Notwithstanding the foregoing, (a) with respect to a Real Estate Asset that was a Real Estate Asset Under Development and for which the Borrower has received a certificate of occupancy or such Real Estate Asset may otherwise be lawfully occupied for its intended use, the Borrower may calculate the Fair Market Value of Real Estate Assets of such Real Estate Asset either in the manner set forth in this definition above or at the cost basis value for a period of twelve (12) months after the issuance of the certificate of occupancy or such Real Estate Asset may otherwise be lawfully occupied for its intended use, (b) with respect to a Real Estate Asset (not a Real Estate Asset Under Development) acquired by the Borrower after the date hereof, the Borrower may calculate the Fair Market Value of Real Estate Assets of such Real Estate Asset either in the manner set forth in this definition above or at the cost basis value for a period of eighteen (18) months after the date of acquisition by the Borrower, and (c) with respect to any Real Estate Asset which is an individual residential condominium unit that is being offered for sale by the Borrower, such individual residential condominium unit will be valued at its cost basis value, except that (i) with respect to a CBD Property acquired by the Borrower after the date hereof, such CBD Property will be valued at its cost basis value for a period of twenty-four (24) months after the date of acquisition by the Borrower, and (ii) with respect to the Real Estate Assets known and numbered as (I) the GM Building, 767 Fifth Avenue, New York, New York, (II) 510 Madison Avenue, New York, New York, and (III) the John Hancock Tower and Garage, 100 and 200 Clarendon Street, Boston, Massachusetts, solely for the purposes of calculating Consolidated Total Adjusted Asset Value and Consolidated Unencumbered Asset Value, such Real Estate Assets shall be valued at the greater of (x) the amount calculated in the manner set forth in the first sentence of this definition and (y) the cost basis value thereof.
FASB ASC. The Accounting Standards Codification of the Financial Accounting Standards Board.
FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471 (b) (1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities entered into in connection with the implementation of the foregoing.
Federal Funds Rate. For any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding business day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of the Loan Documents.
Fee Letter. The letter agreement, dated November 21, 2022, among the Borrower, the Agent and the Arrangers.
Final Maturity Date. May 16, 2025.
Fitch. Fitch, Inc., and its successors.
Foreign Lender. (a) if the Borrower is a U.S. Person, a Bank that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Bank that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
Fund. Any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
GAAP. Generally accepted accounting principles in the United States of America, consistently applied.
Governmental Authority. The government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
Hazardous Substances. See §7.18(b).
IFRS. International accounting standards within the meaning of International Accounting Standards Regulation 1606/2002 of the European Parliament and the Council of the European Union to the extent applicable to the relevant financial statements delivered under or referred to herein.
Increase Effective Date. See §2.8(c)
Incremental Increase. See §2.8(a).
Incremental Term Loan Increase. See §2.8(a).
Incremental Term Loan Facility. See §2.8(a).
Indebtedness. All of the following obligations without duplication: (a) the Obligations to the extent outstanding from time to time; (b) all debt and similar monetary obligations for borrowed money, whether direct or indirect; (c) all other liabilities for borrowed money secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (d) reimbursement obligations for letters of credit; and (e) all guarantees, endorsements and other contingent obligations for or in connection with borrowed money whether direct or indirect in respect of indebtedness or obligations of others.
Indemnified Taxes. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
Initial Financial Statements. See §7.4.
Initial Maturity Date. May 16, 2024.

Interest Payment Date. As to any Base Rate Loan, the last day of any calendar month in which such Loan is outstanding and the Maturity Date. As to any Term SOFR Loan, the last day of the applicable Interest Period and when such Loan is due and payable (whether at stated maturity, by acceleration or otherwise) and the Maturity Date.
Interest Period. With respect to each Term SOFR Loan, the period commencing on the Drawdown Date of such Loan and ending on the date one month thereafter, provided that:
(A)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(B)    any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(C)    no Interest Period shall extend beyond the Maturity Date.
Investments. All expenditures made and all liabilities incurred (contingently or otherwise, but without double-counting): (i) for the acquisition of stock, partnership or other equity interests or for the acquisition of Indebtedness of, or for loans, advances, capital contributions or transfers of property to, any Person (excluding the repurchase or redemption of its equity interests by BPI or BPLP or any of their respective Subsidiaries, which shall in all events be permitted without restriction); (ii) in connection with Real Estate Assets Under Development; and (iii) for the acquisition of any other obligations of any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.
JPChase. See the preamble hereto.
Laws. Collectively, as and to the extent applicable, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests (but only to the extent that any such request is applied to the Borrower in a non-discriminatory manner, as determined in good faith by the Agent without any obligation to disclose the identity of any other borrower or credit facility), licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
Leases. Leases, licenses and agreements, whether written or oral, relating to the use or occupation of space in or on the Buildings or on the Real Estate Assets by Persons other than BPI, the Borrower, their Subsidiaries or any Partially-Owned Entity.
Lending Office. As to any Bank, the office or offices of such Bank described as such in such Bank’s Administrative Questionnaire, or such other office or offices in the continental United States as a Bank may from time to time notify the Borrower and the Agent which office may include any Affiliate of such Bank or any domestic branch of such Bank or such Affiliate. Unless the context otherwise requires each reference to a Bank shall include its applicable Lending Office.
Letters of Credit. Collectively, all Letters of Credit as defined in that certain Ninth Amended and Restated Credit Agreement, dated as of June 15, 2021, by and among the Borrower, BOA, as administrative agent, and the several lenders and other parties party thereto.
Liabilities. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor’s balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect, including, without limitation, all Indebtedness; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees for borrowed money, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness or obligations of others, including any obligation to supply funds (including partnership obligations and capital requirements) to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.
Lien. See §9.2.
Loan Documents. Collectively, this Agreement, the Notes, the Fee Letter and any and all other agreements, instruments, documents or certificates now or hereafter evidencing or otherwise relating to the Loans and executed and delivered by or on behalf of the Borrower or its Subsidiaries or BPI or its Subsidiaries in connection with or in any way relating to the Loans or the transactions contemplated by this Agreement, and all schedules, exhibits and annexes hereto or thereto, as any of the same may from time to time be amended and in effect.
Loan(s). Each and every term loan made or to be made or deemed made by the Banks to the Borrower pursuant to §2.1(a) and each and every term loan made or to be made by any Bank under an Incremental Term Loan Facility.
Marketable Securities. As of any date, (i) the securities owned by the Borrower or any of its Subsidiaries which are publicly traded on a nationally-recognized exchange or in the over-the-

counter markets, (ii) commercial paper which meets the requirements under §9.3(c) and (iii) mutual funds or (iv) other Investments which, when used in the definition of Consolidated Total Adjusted Asset Value, are rated by S&P as BBB or better or by Moody’s as Baa2 or better and, when used in the definition of Consolidated Unencumbered Asset Value, are rated by S&P as A- or better or by Moody’s as A3 or better.
Maturity Date. means the later of (i) the Initial Maturity Date and (ii) if the Initial Maturity Date is extended pursuant to §2.9, the Final Maturity Date; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
Mezzanine Loan. Mezzanine and other secured or unsecured debt (as and to the extent the same does not constitute a Mortgage hereunder) in which the Borrower (or the obligor of such debt) holds a direct or indirect interest in real estate.
Moody’s. Moody’s Investors Service, Inc., and its successors.
Mortgages. Mortgage debt instruments, in which the Borrower (or the mortgagor under such mortgage debt instruments) holds a direct or indirect interest with respect to real estate.
Multiemployer Plan. Any employee benefit plan of the type described in Section 4001(a)(3) of ERISA to which the Borrower or BPI, as the case may be, or any ERISA Affiliate of either of them, makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
Multiple Employer Plan. Any plan which has two or more contributing sponsors (including the Borrower or BPI, as the case may be, or any ERISA Affiliate of either of them), at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
Net Operating Income. As at any date of determination, an amount equal to (i) the aggregate rental and other income from the operation of all Real Estate Assets during the most recent complete fiscal quarter, multiplied by 4; minus (ii) all expenses and other proper charges incurred in connection with the operation of such Real Estate Assets (including, without limitation, real estate taxes, management fees, bad debt expenses and rent under ground leases) during the most recently completed fiscal quarter multiplied by 4; but, in any case, before payment of or provision for debt service charges for such fiscal quarter, income taxes for such fiscal quarter, capital expenses for such fiscal quarter, and depreciation, amortization, and other non-cash expenses for such fiscal quarter, all as determined in accordance with GAAP (except that any rent leveling adjustments shall be excluded).
New Bank Joinder Agreement. See §2.8(b).
Non-Consenting Bank. Any Bank that does not approve any consent, waiver or amendment that (i) requires the approval of all Banks or all affected Banks in accordance with the terms of §28 and (ii) has been approved by the Required Banks.

Non-Delinquent Bank. At any time, each Bank that is not a Delinquent Bank at such time.
Non-Material Breach. See §14.
Note Record. A Record with respect to any Note.
Notes. Collectively, the separate promissory notes of the Borrower in favor of each Bank that has requested a promissory note pursuant to §2.2 evidencing Loans made by such Bank, substantially in the form of Exhibit A, dated as of the date hereof or as of such later date as any Person becomes a Bank under this Agreement, and completed with appropriate insertions, as each of such notes may be amended and/or restated from time to time.
Notice of Loan Prepayment. A notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Agent), appropriately completed and signed by a Authorized Officer of the Borrower.
Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Banks, the Agent and the Arrangers, individually or collectively (but without double-counting), under this Agreement and each of the other Loan Documents and in respect of any of the Loans and the Notes and other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.
OFAC. The Office of Foreign Assets Control of the United States Department of the Treasury.
Organizational Documents. Collectively, (i) the Agreement of Limited Partnership of BPLP, (ii) the Certificate of Limited Partnership of BPLP, (iii) the Certificate of Incorporation of BPI, and (iv) the by-laws of BPI, in each case as any of the foregoing may be amended in accordance with §8.21.
Other Connection Taxes. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §5.8). For clarification, Other Taxes shall not include, in any event, Excluded Taxes.

Outstanding Amount. With respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.
Partially-Owned Entity(ies). Any of the partnerships, associations, corporations, limited liability companies, trusts, joint ventures or other business entities in which the Borrower, directly, or indirectly through its full or partial ownership of another entity, own an equity interest, but which is not required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes.
Participant. See §20.5(a).
Participant Register. See §20.5.
PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
Pension Act. The Pension Protection Act of 2006.
Pension Funding Rules. The rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
Pension Plan. Any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or contributed to by the Borrower or BPI, as the case may be, or any ERISA Affiliate of either of them, and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
Permits. All governmental permits, licenses, and approvals necessary for the lawful operation and maintenance of the Real Estate Assets.
Permitted Liens. See §9.2.
Permitted Properties. See §9.3(l).
Person. Any individual, corporation, partnership, trust, limited liability company, unincorporated association, business, or other legal entity, and any government (or any governmental agency or political subdivision thereof).
Platform. See §8.10(e).
Preferred Equity. Any preferred stock, preferred partnership interests, preferred member interests or other preferred equity interests issued by the Borrower, BPI or any of their respective Subsidiaries.

Prospectus. Collectively, the prospectus relating to the common stock of BPI and included in the Registration Statement, and each preliminary prospectus relating thereto.
PTE: A prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
Public Lender. See §8.10(e).
Rating Agencies. S&P and Moody’s or any one of S&P or Moody’s and another nationally recognized rating agency hereafter designated by the Borrower in writing to the Agent and approved by the Agent. The Borrower shall have the right, at any time and from time to time, to replace one or both of the then applicable Rating Agencies, provided, however, that either S&P or Moody’s shall at all times be one of the Rating Agencies. The Agent hereby approves Fitch as a replacement Rating Agency hereunder.
RCRA. See §7.18.
Real Estate Assets. The fixed and tangible properties consisting of land, buildings and/or other improvements owned (in fee simple or ground-leased) by the Borrower or by any other member of the BP Group (other than BPI) at the relevant time of reference thereto, but (x) excluding all leaseholds where the Borrower or any other member of the BP Group is a ground-lessee other than (i) University Place, Cambridge, Massachusetts and (ii) other leaseholds which are subject to ground leases having an unexpired term of not less than (a) thirty (30) years from the date hereof or (b) twenty-seven (27) years from the date hereof if in connection with a so-called reverse like-kind exchange (in either such event, which ground lease unexpired term will include only renewal options exercisable solely at the ground lessee’s option and, if exercisable prior to the Maturity Date, so exercised) and (y) including all leaseholds where the Borrower or any other member of the BP Group is a ground-lessor. Notwithstanding the foregoing, Real Estate Assets shall also include each Approved Condominium Property. For the avoidance of doubt, all references to “Real Estate Assets owned” or “Unencumbered Assets owned” in the Agreement shall include such Real Estate Assets that are ground-leased as well as owned in fee simple.
Real Estate Assets Under Development. Any Real Estate Assets for which the Borrower, any of the Borrower’s Subsidiaries or any Partially-Owned Entity has commenced construction of one or more Buildings or other improvements and for which construction has not ceased due to Permit denial, construction delays or other similar circumstances, all pursuant to such Person’s ordinary course of business, provided that any such Real Estate Asset (or, if applicable, any Building comprising a portion of any such Real Estate Asset) will no longer be considered a Real Estate Asset Under Development when a certificate of occupancy has issued for such Real Estate Asset (or Building) or such Real Estate Asset (or Building) may otherwise be lawfully occupied for its intended use. Notwithstanding the foregoing, tenant improvements (where available) to previously constructed and/or leased Real Estate Assets shall not be considered Real Estate Assets Under Development.
Recipient. The Agent and/or any Bank (including, for such purpose, any Participant as and to the extent set forth in §20.5).

Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan.
Recourse. With reference to any obligation or liability, any liability or obligation that is not Without Recourse to the obligor thereunder, directly or indirectly. For purposes hereof, a Person shall not be deemed to be “indirectly” liable for the liabilities or obligations of an obligor solely by reason of the fact that such Person has an ownership interest in such obligor, provided that such Person is not otherwise legally liable, directly or indirectly, for such obligor’s liabilities or obligations (e.g., by reason of a guaranty or contribution obligation, by operation of law or by reason of such Person being a general partner of such obligor).
Registration Statement. The registration statement on Form S-11 (File No. 333-25279) with respect to the common stock of BPI, which became effective in June, 1997.
REIT. A “real estate investment trust”, as such term is defined in Section 856 of the Code.
Related Parties. With respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates.
Release. See §7.18(c)(iii).
Removal Effective Date. See §16.6(b).
Required Banks. At any time, Banks holding at least 51% of the Facility on such date. The portion of the Facility held by any Delinquent Bank shall be disregarded in determining Required Banks at any time.
Rescindable Amount. See §5.1.3.
Resignation Effective Date. See §16.6(a).
Sanction(s). Any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.
S&P. S&P Global Ratings, a division of S&P Global Inc., and its successors.
SARA. See §7.18.
Scheduled Unavailability Date. See §5.4(b).
SEC. The Securities and Exchange Commission, or any successor thereto.
SEC Filings. Collectively, (i) the Registration Statement, (ii) the Prospectus, (iii) each so-called follow-on prospectus filed by BPI with the SEC from time to time, (v) each Form 10-K and Form 8-K filed by BPI with the SEC from time to time and (vi) each of the other public forms and reports filed by BPI with the SEC from time to time.
Secured Consolidated Total Indebtedness. As of any date of determination, the sum of (i) the aggregate principal amount of Consolidated Total Indebtedness of the Borrower and its Subsidiaries outstanding at such date secured by a Lien evidenced by a mortgage, deed of trust or other similar security instrument on properties or other assets of the Borrower or its Subsidiaries, without regard to Recourse; and (ii) the aggregate principal amount of Consolidated Total Indebtedness of the Borrower and its Subsidiaries outstanding at such date which Consolidated Total Indebtedness (x) causes a Real Estate Asset that would otherwise be an Unencumbered Asset to cease to be an Unencumbered Asset and (y) is not otherwise included in (i) above.
SOFR. The Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
SOFR Adjustment. 0.10% (10 basis points) per annum.
SOFR Breakage Costs. Any and all losses, costs and expenses incurred by any Bank as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Bank to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to §5.8 or §28;
including, without limitation, any loss or expense arising from the liquidation or reemployment of funds obtained by such Bank to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.
Subsidiary. Any corporation, association, partnership, limited liability company, trust, joint venture or other business entity which is required to be consolidated with the Borrower or BPI in accordance with GAAP.
Successor Rate. See §5.4.
Swap Contract. (a) Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term SOFR.
(a)    for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day;
provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of the Loan Documents.
Term SOFR Loan. A Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
Term SOFR Screen Rate. The forward-looking SOFR term rate administered by CME (or any successor administrator reasonably satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
Type. As to any Loan, its nature as a Base Rate Loan or a Term SOFR Loan.
UK Financial Institution. Any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

UK Resolution Authority. The Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
Unanimous Bank Approval. The written consent of each Bank (other than a Delinquent Bank) that is a party to this Agreement at the time of reference.
Unconsolidated Affiliate. At any date, any Person (x) in which the Borrower, directly or indirectly, holds an Equity Interest, which investment is accounted for in the consolidated financial statements of the Borrower on an equity basis of accounting and (y) whose financial results are not consolidated with the financial results of the Borrower under GAAP.
Unencumbered Asset. Any Real Estate Asset that on any date of determination is not subject to any Liens, excluding any Permitted Liens.
Unrestricted Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of unrestricted cash then actually held by the Borrower or any of its Subsidiaries (excluding without limitation, until forfeited or otherwise entitled to be retained by the Borrower or any of its Subsidiaries, tenant security and other restricted deposits) and (b) the aggregate amount of unrestricted cash equivalents (valued at fair market value) then held by the Borrower or any of its Subsidiaries. As used in this definition, (i) “unrestricted” means the specified asset is not subject to any Liens in favor of any Person, provided that, in any event, cash held in a designated hotel account which is required to be used by the Borrower or any Subsidiary in connection with such hotel shall be deemed to be unrestricted cash, and (ii) “cash equivalents” means that such asset has a liquid, par value in cash and is convertible to cash on demand. Notwithstanding anything contained herein to the contrary, the term Unrestricted Cash and Cash Equivalents shall not include the Commitments of the Banks to make Loans or to make any other extension of credit under (and as the capitalized terms used in this sentence are defined in) that certain Ninth Amended and Restated Credit Agreement, dated as of June 15, 2021, by and among the Borrower, BOA, as administrative agent, and the several lenders and other parties party thereto.
Unsecured Consolidated Total Indebtedness. As of any date of determination, the aggregate principal amount of Consolidated Total Indebtedness of the Borrower and its Subsidiaries outstanding at such date (including, without limitation, all the Obligations under this Agreement as of such date), that is not secured by a Lien evidenced by a mortgage, deed of trust or other similar security interest and excluding, in any event any Consolidated Total Indebtedness included in (ii) of the definition of Secured Consolidated Total Indebtedness.
USA Patriot Act. See §7.19(b).
U.S. Government Securities Business Day. Any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.
U.S. Person. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate. See §5.2(e)(B)(III).
Wholly-owned Subsidiary. Any Subsidiary which the Borrower shall at all times own directly or indirectly (through a Subsidiary or Subsidiaries) at least a majority (by number of votes or controlling interests) of the outstanding voting interests and ninety-nine percent (99%) of the economic interests. For purposes of this definition, with respect to any Subsidiary of the Borrower which is a Massachusetts nominee trust, references to such Subsidiary shall be deemed to be references to the beneficiary or beneficiaries of such nominee trust.
Without Recourse or without recourse. With reference to any obligation or liability, any obligation or liability for which the obligor thereunder is not liable or obligated other than as to its interest in a designated Real Estate Asset or other specifically identified asset only, subject to such limited exceptions to the non-recourse nature of such obligation or liability, such as, but not limited to, fraud, misappropriation, misapplication and environmental indemnities, as are usual and customary in like transactions involving institutional lenders at the time of the incurrence of such obligation or liability.
Write-Down and Conversion Powers. (a) With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
§1.2    Rules of Interpretation.
(a)    Unless the context requires otherwise, a reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms or the terms of this Agreement.
(b)    The singular includes the plural and the plural includes the singular.
(c)    A reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time.
(d)    A reference to any Person includes its permitted successors and permitted assigns.
(e)    Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

(f)    The words “include”, “includes” and “including” are not limiting.
(g)    All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in New York, have the meanings assigned to them therein.
(h)    Reference to a particular “§” or “Section” or “Exhibit” or “Schedule” refers to that section of, Exhibit or Schedule to this Agreement unless otherwise indicated, and “§” or “Section” may be used interchangeably in this Agreement and in the other Loan Documents to refer to a section of this Agreement.
(i)    The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
(j)    References to times of a day which are not otherwise made specific to a particular time zone shall refer to the time (daylight or standard, as applicable) in the Eastern Time Zone in the United States.
(k)    Except as otherwise expressly provided herein, all terms of an accounting or financial nature not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Initial Financial Statements, except as otherwise specifically prescribed herein; provided that, if at any time any change in GAAP (including the adoption of IFRS) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower shall request or the Required Banks shall reasonably request, the Agent, the Banks and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Banks); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Banks financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Initial Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 805 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(l)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(m)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(n)    Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
(o)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division Successor shall constitute a separate Person hereunder (and each Division of any Person that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
§1.3    Interest Rates. The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Bank or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

§2.    THE FACILITY.
§2.1    Commitment to Lend.
(a)    Subject to the provisions of §2.4 and the other terms and conditions set forth in this Agreement, each of the Banks severally agrees to make a single term loan to the Borrower on the Closing Date in an amount not to exceed such Bank’s Commitment upon notice by the Borrower to the Agent given in accordance with §2.4; provided that, amounts borrowed under this §2.1(a) and repaid or prepaid may not be reborrowed.
(b)    Intentionally Deleted.
(c)    The Loans shall be made pro rata in accordance with each Bank’s Commitment Percentage. Each request for a Loan made pursuant to §2.4 shall constitute a representation and warranty by the Borrower that the conditions set forth in §12 have been satisfied (except to the extent any such condition has been waived and/or deferred in writing by the Agent and the required number of Banks) as of the Closing Date and that the conditions set forth in §13 have been satisfied (except to the extent any such condition has been waived and/or deferred in writing by the Agent and the required number of Banks) on the date of such request and will be satisfied (except to the extent any such condition has been waived and/or deferred in writing by the Agent and the required number of Banks) on the proposed Drawdown Date of the requested Loan, provided that the making of such representation and warranty by the Borrower shall not limit the right of any Bank not to lend if such conditions have not been met. No Loan or other extension of credit shall be required to be made by any Bank unless all of the conditions contained in §12 have been satisfied (except to the extent any such condition has been waived and/or deferred in writing by the Agent and the required number of Banks) as of the Closing Date and unless all of the conditions set forth in §13 have been met at the time of any request for a Loan or other extension of credit (except to the extent any such condition has been waived and/or deferred in writing by the Agent and the required number of Banks).
§2.2    Evidence of the Loans. The Loans made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank and by the Agent in the ordinary course of business. The accounts or records maintained by the Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Bank and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. Upon the request of any Bank made through the Agent, the Borrower shall execute and deliver to such Bank (through the Agent) one or more Notes, which shall evidence such Bank’s Loans in addition to such accounts or records. Each Bank may attach schedules to its Notes and endorse thereon the Drawdown Date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

§2.3    Interest on Loans; Fees.
(a)    Subject to the provisions of §5.10, each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the Drawdown Date thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.
(b)    Subject to the provisions of §5.10, each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period with respect thereto at a rate per annum equal to Term SOFR determined for such Interest Period plus the Applicable Margin.
(c)    [intentionally omitted].
(d)    The Borrower unconditionally promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Laws.
(e)    [intentionally omitted].
(f)    [intentionally omitted].
(g)    The Borrower agrees to pay to the Arrangers and the Agent for their own respective accounts, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(h)    The Borrower agrees to pay to the Banks such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
§2.4    Requests for Loans.
The following provisions shall apply to each request by the Borrower for a Loan:
(a)    The Borrower shall submit a Completed Loan Request to the Agent and, following its receipt thereof, the Agent shall promptly notify each Bank of the amount of its Commitment Percentage of the requested Loan as set forth in §2.4(e). Except as otherwise provided herein, each Completed Loan Request shall be in a minimum amount of $2,000,000 or an integral multiple of $100,000 in excess thereof. Each Completed Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loans requested from the Banks on the proposed Drawdown Date, unless such Completed Loan Request is withdrawn (x) in the case of a request for a Term SOFR Loan, at least three (3) Business Days prior to the proposed Drawdown Date for such Loan, and (y) in the case of a request for a Base Rate Loan, not later than 11:00 a.m. on the proposed Drawdown Date for such Loan.

(b)    Each Completed Loan Request shall be delivered by the Borrower to the Agent not later than 11:00 a.m. on (a) the proposed Drawdown Date of any Base Rate Loan, and (b) any Business Day that is at least three (3) Business Days prior to the proposed Drawdown Date of any Term SOFR Loan.
(c)    Each Completed Loan Request shall specify: (1) the principal amount of the Loan requested, (2) the proposed Drawdown Date of such Loan, and (3) the Type of such Loan being requested and (4) if a Term SOFR Loan is requested, an Interest Period of one month. If the Borrower fails to specify a Type in a Completed Loan Request, then the applicable Loan shall be made as a Base Rate Loan. If the Borrower fails to specify an Interest Period in a Completed Loan Request requesting a Term SOFR Loan, it will be deemed to have specified an Interest Period of one month. Further, each Completed Loan Request shall contain a certification by the Borrower in the form set forth in Exhibit B which certifies (among other things) that, both before and after giving effect to such requested Loan, no Default or Event of Default exists or will exist and that after taking into account such requested Loan, no Default or Event of Default will exist as of the Drawdown Date.
(d)    No Bank shall be obligated to fund any Loan unless:
(i)    a Completed Loan Request has been timely received by the Agent as provided in subsections (a)-(c) above; and
(ii)    both before and after giving effect to the Loan to be made pursuant to the Completed Loan Request, all of the conditions contained in §12 shall have been satisfied (to the extent such conditions have not been waived and/or deferred in writing by the Agent and the required number of Banks prior to the initial advance) as of the Closing Date, and all of the conditions set forth in §13 shall have been met, including, without limitation, the condition under §13.1 that there be no Default or Event of Default.
(e)    The Agent will use its best efforts to notify each Bank of the Agent’s receipt of a Completed Loan Request on the same day it is received by the Agent and will, absent circumstances outside of its control, so notify each Bank on the Business Day following the day a Completed Loan Request is received by the Agent.
(f)    In the event that, on any Drawdown Date, after giving effect to the requested Loan, Consolidated Total Indebtedness will exceed 60% (without exceeding 65%) of Consolidated Total Adjusted Asset Value (with Consolidated Total Indebtedness and Consolidated Total Adjusted Asset Value being adjusted as set forth in §10.1) or Unsecured Consolidated Total Indebtedness will exceed 60% (without exceeding 65%) of Consolidated Unencumbered Asset Value (with Unsecured Consolidated Total Indebtedness and Consolidated Unencumbered Asset Value being adjusted as set forth in §10.4), then the Borrower shall also attach to the Completed Loan Request, the certificate attached hereto as Exhibit G, in accordance with §§10.1 and 10.4.

§2.5    Conversion and Continuation Options.
(a)    The Borrower may elect from time to time to convert any outstanding Loan from one Type to the other, provided that (i) with respect to any such conversion of a Term SOFR Loan to a Base Rate Loan, the Borrower shall submit a Conversion Request to the Agent at least three (3) Business Days’ prior to such election, which Conversion Request must be received by the Agent by 11:00 a.m. on any Business Day; (ii) subject to the proviso at the end of this §2.5(a) and subject to §2.5(d), with respect to any conversion of a Base Rate Loan to a Term SOFR Loan, the Borrower shall submit a Conversion Request to the Agent at least three (3) Business Days’ prior to such election, which Conversion Request must be received by the Agent by 11:00 a.m. on any Business Day; and (iii) no Loan may be converted into a Term SOFR Loan when any Default or Event of Default has occurred and is continuing. Following receipt of such Conversion Request from the Borrower, the Agent shall promptly notify each Bank of such request by the Borrower. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that each Conversion Request relating to the conversion of a Base Rate Loan to a Term SOFR Loan shall be for an amount equal to $2,000,000 or an integral multiple of $100,000 in excess thereof and shall be irrevocable by the Borrower.
(b)    Any Term SOFR Loan may be continued as such upon the expiration of the Interest Period with respect thereto, subject to the proviso at the end of this §2.5(b) and §2.5(d), automatically as set forth in §2.5(c), or by compliance by the Borrower with the notice provisions contained in §2.5(a)(i); provided that no Term SOFR Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default.
(c)    Subject to the provisions of §2.5(a), §2.5(b) and §2.5(d), in the event that the Borrower does not notify the Agent of its election hereunder with respect to any Term SOFR Loan, such Loan shall be automatically continued as a Term SOFR Loan having a 1-month Interest Period, at the end of the applicable Interest Period.
(d)    The Borrower may not request or elect a Term SOFR Loan pursuant to §2.4, elect to convert a Base Rate Loan to a Term SOFR Loan pursuant to §2.5(a) or elect to continue a Term SOFR Loan pursuant to §2.5(b) and no Loan shall be automatically converted to or continued as a Term SOFR Loan, if, after giving effect thereto, there would be greater than ten (10) Term SOFR Rate Loans then outstanding. Any Completed Loan Request (including any Conversion Request) for a Term SOFR Loan that would create greater than ten (10) Term SOFR Loans outstanding shall be deemed to be a Completed Loan Request or Conversion Request for a Base Rate Loan. By way of explanation of the foregoing, in the event that the Borrower wishes to convert or continue two or more Loans into one Term SOFR Loan on the same day and for identical Interest Periods, such Term SOFR Loan shall constitute one single Term SOFR Loan for purposes of this clause (d).
(e)    With respect to SOFR, Term SOFR or any Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Banks reasonably promptly after such amendment becomes effective.
§2.6    Funds for Loans. Subject to the other provisions of this §2, not later than 1:00 p.m. on the proposed Drawdown Date, each Bank will make available to the Agent, at the Agent’s Funding Office, in immediately available funds, the amount of such Bank’s Commitment Percentage of the amount of the requested Loan. Upon receipt from each Bank of such amount and satisfaction of the conditions set forth in §13 (and, if such Loan is the initial advance hereunder, §12), the Agent will make available to the Borrower the aggregate amount of such Loan made available to the Agent by the Banks either (at the Borrower’s election) by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with Borrower’s instructions set forth in the Completed Loan Request and reasonably acceptable to the Agent. Subject to the foregoing, all such funds received by the Agent by 1:00 p.m. on any Business Day will be made available to the Borrower not later than 2:00 p.m. on the same Business Day; funds received after such time will be made available by not later than 1:00 p.m. on the next Business Day (provided that as to any Bank which is required to fund Loans from its head office located in the Pacific Time Zone (U.S.), the preceding reference to “1:00 p.m.” shall be deemed to be a reference to “3:00 p.m.” and the preceding reference to “2:00 p.m.” shall be deemed to be a reference to “4:00 p.m.”). The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loan shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of its Commitment Percentage of any requested Loan but in no event shall the Agent (in its capacity as the Agent) have any obligation to make any funding or shall any Bank be obligated to fund more than its Commitment Percentage of the requested Loan or to increase its Commitment Percentage on account of such failure or otherwise.
§2.7    Termination of Commitments. The aggregate Commitments shall be automatically and permanently reduced to zero on the date of the initial borrowing hereunder after giving effect thereto.
§2.8    Incremental Increases.
(a)    Request for Increase. At any time after the Closing Date and prior to the Maturity Date, upon written notice to the Administrative Agent by the Borrower, the Borrower shall have the right to request an increase in the aggregate amount of the Facility by requesting an increase in any then-existing component of the Facility (each such increase, an “Incremental Term Loan Increase”) and/or the addition of one or more new pari passu term loan facilities (each an “Incremental Term Loan Facility”; each Incremental Term Loan Facility and each Incremental Term Loan Increase are collectively referred to as “Incremental Increases”) to an amount not exceeding $1,500,000,000 in the aggregate after giving effect to all such Incremental Increases, in which event the Agent will amend Schedule 1 to reflect the increased share of the Facility of each existing Bank, if any, that has agreed in writing to an Incremental Increase and to add any third party financial institution that may have become a party to, and a “Bank” under, this Agreement in connection with an Incremental Increase and the Commitment Percentages of each Bank after giving effect to such Incremental Increase; provided that (i) each Incremental Increase must be in a minimum amount of $10,000,000 and in integral multiples of $5,000,000 in excess thereof (or such other amounts as are agreed to by the Borrower and the Administrative Agent), (ii) each Incremental Term Loan Increase shall be on the same terms (including the maturity date) as a then-existing component of the Facility, (iii) the terms and conditions of each Incremental Term Loan Facility shall, subject to clause (ii) of the last paragraph of §28, be on terms agreed to by the Borrower and the Banks providing such Incremental Term Loan Facility and, if the terms of such Incremental Term Loan Facility (other than final maturity) are not the same as the terms of a then-existing component of the Facility, the operational, technical and administrative provisions of such Incremental Term Loan Facility shall be on terms reasonably acceptable to the Administrative Agent. The Borrower may approach any Bank or any Person that meets the requirements to be an Eligible Assignee to provide all or a portion of the requested increase; provided that (x) any Bank offered or approached to provide all or a portion of the requested increase may elect or decline, in its sole discretion, to provide all or a portion of such increase, (y) no Person approached shall become a Bank unless all requisite consents, if any, required under §20.1 shall have been obtained and (z) the conditions to the making of a Loan set forth in §13 shall be satisfied or waived. Neither the Arrangers nor the Administrative Agent shall have any responsibility for arranging any such Incremental Increase without their prior written consent.
(b)    Elections to Increase. Each Bank and each other Person approached to provide all or a portion of an increase shall notify the Administrative Agent whether or not it agrees to participate in the requested Incremental Increase and, if so, whether by an amount equal to, greater than, or less than the portion of the requested Incremental Increase offered to it. Any Person providing any portion of the requested increase that is not an existing Bank shall become a Bank pursuant to a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and its counsel (a “New Bank Joinder Agreement”).
(c)    Effective Date and Allocations. If the Facility is increased or term loans shall be made under any Incremental Term Loan Facility, as applicable, in accordance with this §2.8, the Administrative Agent and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of any such Incremental Increase. The Administrative Agent shall promptly notify the Borrower and the applicable Banks of the final allocation of such Incremental Increase and the Increase Effective Date.
(d)    Conditions to Effectiveness of Increase. As a condition precedent to each Incremental Increase, each of the following requirements shall be satisfied on or prior to the applicable Increase Effective Date:
(i)    The Administrative Agent shall have received a certificate of the Borrower dated as of such Increase Effective Date signed by a Authorized Officer of the Borrower (1) (x) certifying and attaching the resolutions adopted by BPI (or corresponding authorization documents in the case of the Borrower) approving or consenting to such extension or (y) certifying that, as of the Increase Effective Date, the resolutions adopted by BPI (or corresponding authorization documents in the case of the Borrower) and delivered to the Administrative Agent and the Banks on the Closing Date (if such resolutions or other authorization documents, as applicable, included approval to increase the aggregate amount of the Facility to an amount at least equal to the aggregate amount of the Facility after giving effect to the increase requested to be effected on such Increase Effective Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (2) certifying that on such Increase Effective Date, before and after giving effect to such Incremental Increase (including any loans made on the Increase Effective Date as part of such Incremental Increase and the use of proceeds thereof), (A) the representations and warranties contained in §7 and the other Loan Documents are true and correct in all material respects on and as of the date the proposed extension is to become effective (without duplication of materiality qualifiers set forth in such representations and warranties), except (I) with respect to the representations and warranties set forth in §7.19 and §7.20(b), in which case they are true and correct in all respects, (II) where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (without duplication of materiality qualifiers set forth in such representations and warranties, and except with respect to the representation and warranty set forth in §7.20(b), which shall have been be true and correct in all respects), (III) to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and (IV) that for purposes of this §2.8, the representations and warranties contained in §7.4 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of §8.4, and (B) no Default or Event of Default exists.
(ii)    the Administrative Agent shall have received (x) a New Bank Joinder Agreement duly executed by the Borrower and each Eligible Assignee, if any, that is becoming a Bank in connection with such Incremental Increase, which New Bank Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent and (y) written confirmation, in a form reasonably acceptable to the Administrative Agent, from each existing Bank, if any, participating in such Incremental Increase of the amount of its participation in such Incremental Increase;
(iii)    Upon the reasonable request of any Bank that is participating in such Incremental Increase that is made at least ten (10) days prior to such Increase Effective Date, the Borrower shall have provided to each such Bank the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Acts and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification), in each case, at least five (5) days prior to such Increase Effective Date;
(iv)    the Borrower shall provide a Note to any new Bank joining on the Increase Effective Date, if requested;
(v)    if requested by the Administrative Agent or any Bank participating in such Incremental Increase, the Administrative Agent shall have received a favorable opinion of counsel (which counsel shall be reasonably acceptable to Administrative Agent), addressed to Administrative Agent and each Bank, as to such customary matters concerning the increase in the aggregate amount of the Facility as the Administrative Agent may reasonably request;
(vi)    all fees and expenses required to be paid in connection with such Incremental Increase on or prior to such Increase Effective Date shall have been paid;
(vii)    the Borrower shall have delivered or caused to be delivered such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Banks providing such Incremental Increase reasonably may require; and
(viii)    such other conditions of the Banks providing such Incremental Increase shall be satisfied or waived and the Administrative Agent shall have received confirmation thereof from each such Bank.
(e)    Making of Additional Loans. On the Increase Effective Date of such Incremental Increase, subject to the satisfaction of the foregoing terms and conditions and the conditions set forth in §13, each new Bank and each existing Bank participating in such Incremental Increase shall pay to the Agent such amounts as are necessary to fund its pro rata share of such Incremental Increase.
(f)    Conflicting Provisions. This Section shall supersede any provisions in §5.1.7 or §28 to the contrary.
(g)    Amendments. To the extent that any Incremental Increase shall take the form of an Incremental Term Loan Facility, this Agreement and the other Loan Documents may be amended as necessary or appropriate, as reasonably agreed to by the Administrative Agent and the Borrower, to effect the provisions of this §2.8 with the consent of the Administrative Agent, each Bank providing such Incremental Increase and the Borrower, to give effect to or to evidence the terms of such Incremental Term Loan Facility.
§2.9    Extension of Maturity Date.
(a)    The Borrower may, by written notice to the Administrative Agent (such notice, an “Extension Notice”) not earlier than 90 days and not later than 30 days prior to the Initial Maturity Date, request that the Banks extend the Maturity Date for an additional twelve month period from the Initial Maturity Date to the Final Maturity Date. The Administrative Agent shall distribute any such Extension Notice to the Banks promptly following its receipt thereof.
(b)    Conditions Precedent to Effectiveness of an Extension of the Initial Maturity Date. As conditions precedent to the extension of the Initial Maturity Date to the Final Maturity Date, the Borrower shall, on or prior to the Initial Maturity Date, satisfy each of the following requirements for such extension to become effective (the first date on which such conditions precedent are satisfied or waived, the “Extension Effective Date”):
(i)    The Administrative Agent shall have received an Extension Notice within the period required under clause (a) above;

(ii)    On the date of such Extension Notice and both immediately before and immediately after giving effect to such extension, no Default or Event of Default shall have occurred and be continuing;
(iii)    The Borrower shall have paid to the Administrative Agent, for the pro rata benefit of the Banks based on their respective Commitment Percentages as of the date such extension is to become effective, an extension fee in an amount equal to 0.20% of the aggregate principal amount of the Loans outstanding on the Extension Effective Date; it being agreed that each such Extension Fee shall be fully earned when paid and shall not be refundable for any reason; and
(iv)    The Administrative Agent shall have received a certificate of the Borrower dated as of the Extension Effective Date signed by a Authorized Officer of the Borrower (1) (x) certifying and attaching the resolutions adopted by BPI (or corresponding authorization documents in the case of the Borrower) approving or consenting to such extension or (y) certifying that, as of the Extension Effective Date, the resolutions adopted by BPI (or corresponding authorization documents in the case of the Borrower) and delivered to the Administrative Agent and the Banks on the Closing Date (if such resolutions or other authorization documents, as applicable, included approval for an extension of the Initial Maturity Date to the Final Maturity Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (2) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in §7 and the other Loan Documents are true and correct in all material respects on and as of the Extension Effective Date (without duplication of materiality qualifiers set forth in such representations and warranties), except (I) with respect to the representations and warranties set forth in §7.19 and §7.20(b), in which case they are true and correct in all respects, (II) where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (without duplication of materiality qualifiers set forth in such representations and warranties, and except with respect to the representation and warranty set forth in §7.20(b), which shall have been true and correct in all respects), (III) to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and (IV) that for purposes of this §2.9, the representations and warranties contained in §7.4 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of §8.4, and (B) no Default or Event of Default exists.
(c)    Conflicting Provisions. This Section shall supersede any provisions in §28 to the contrary.

§3.    INTENTIONALLY DELETED.
§4.    REPAYMENT OF THE LOANS.
§4.1    Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all unpaid principal of the Loans, if any, outstanding on such date, together with any and all accrued and unpaid interest thereon, the unpaid balance of the Facility Fee accrued through such date, and any and all other unpaid amounts due under this Agreement, the Notes or any other of the Loan Documents.
§4.2    Optional Repayments of Loans. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, in whole or in part, at any time without penalty or premium; provided that the outstanding amount of any Term SOFR Loans may not be prepaid unless the Borrower pays the SOFR Breakage Costs for each Term SOFR Loan so prepaid at the time of such prepayment. The Borrower shall give the Agent no later than 10:00 a.m., at least (A) one (1) Business Day’s prior written notice of any proposed prepayment pursuant to this §4.2 of any Base Rate Loans, and (B) three (3) Business Days’ prior written notice of any proposed prepayment pursuant to this §4.2 of any Term SOFR Loans, in the form of a Notice of Loan Prepayment which shall specify the proposed date of prepayment and Type of the Loans to be prepaid. The Agent will promptly notify each Bank of its receipt of each such notice, and of the amount of such Bank’s ratable portion, if any, of such prepayment (based on such Bank’s Commitment Percentage). Each such partial prepayment of the Loans shall be in an amount equal to $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the outstanding balance of the Loans, shall be accompanied by the payment of all charges, if any, outstanding on all Loans so prepaid and of all accrued interest on the principal prepaid to the date of payment, and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Term SOFR Loans. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Subject to §5.12, each such prepayment shall be promptly paid to the Banks in accordance with their respective Commitment Percentages.
§5.    CERTAIN GENERAL PROVISIONS.
§5.1    Funds for Payments.
§5.1.1    General.
(a)    Except as otherwise expressly provided herein, all payments by the Borrower hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks to which such payment is owed or (as the case may be) the Agent, at the Agent’s Funding Office in Dollars and in immediately available funds not later than 2:00 p.m. on the due date thereof. The Agent will promptly distribute to each Bank its Commitment Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Bank’s Lending Office. All payments received by the Agent after 2:00 p.m. shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature except as set forth in §5.2.
§5.1.2    Funding by Banks; Presumption by Agent. Unless the Agent shall have received notice from a Bank prior to the proposed Drawdown Date of any Loan that such Bank will not make available to the Agent the amount of such Bank’s Commitment Percentage of the Loan to be made on such Drawdown Date, the Agent may assume that such Bank has made such share available on such date in accordance with §2.6 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Bank has not in fact made its share of the applicable Loan available to the Agent, then the applicable Bank and the Borrower severally agree to pay to the Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Agent, at (A) in the case of a payment to be made by such Bank, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Bank shall pay such interest to the Agent for the same or an overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Bank pays its share of the applicable Loan to the Agent (with interest and fees as aforesaid), then the amount so paid shall constitute such Bank’s Loan included in such borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Bank that shall have failed to make such payment to the Agent.
§5.1.3    Payments by Borrower; Presumptions by Agent. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Banks hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Banks the amount due.
With respect to any payment that the Agent makes for the account of the applicable Banks hereunder as to which the Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (1) the Borrower has not in fact made such payment; (2) the Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (3) the Agent has for any reason otherwise erroneously made such payment; then each of the applicable Banks severally agrees to repay to the Agent forthwith on demand the Rescindable Amount so distributed to such Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.
A notice of the Agent to any Bank or the Borrower with respect to any amount owing under this §5.1.3 shall be conclusive, absent manifest error.
§5.1.4    Failure to Satisfy Conditions Precedent. If any Bank makes available to the Agent funds for any Loan to be made by such Bank as provided in §§2 and 3 above, and such funds are not made available to the Borrower by the Agent because the conditions applicable to advance of funds for such Loan set forth in §§12 and 13 are not satisfied or waived in accordance with the terms hereof, the Agent shall return such funds (in like funds as received from such Bank) to such Bank, without interest.
§5.1.5    Obligations of Banks Several. The obligations of the Banks hereunder to make Loans and to make payments pursuant to §17(c) are several and not joint. The failure of any Bank to make any Loan, to fund any such participation or to make any payment under §17(c) on any date required hereunder shall not relieve any other Bank of its corresponding obligation to do so on such date, and no Bank shall be responsible for the failure of any other Bank to so make its Loan, to purchase its participation or to make its payment under §17(c).
§5.1.6    Funding Source. Nothing herein shall be deemed to obligate any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.
§5.1.7    Sharing of Payments by Banks. If any Bank shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Bank’s receiving payment of a proportion of the aggregate amount of such Loans or participations and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Bank receiving such greater proportion shall (a) notify the Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans of the other Banks, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Banks ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(b)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Delinquent Bank), or (y) any payment obtained by a Bank as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Affiliate thereof (as to which the provisions of this Section shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Bank acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Bank were a direct creditor of the Borrower in the amount of such participation.
§5.2    Taxes. For purposes of this §5.2, the term “applicable Law” includes FATCA.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.
(i)    Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of the Agent or the Borrower) require the deduction or withholding of any Tax from any such payment by the Agent or the Borrower, then the Agent or the Borrower shall be entitled to make such deduction or withholding, upon the basis of the information and documentation to be delivered pursuant to subsection (e) of this §5.2 below.
(ii)    If the Borrower or the Agent shall be required by the Code to withhold or deduct any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the Agent shall withhold or make such deductions as are determined by the Agent to be required based upon the information and documentation it has received pursuant to subsection (e) of this §5.2 below, (B) the Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this §5.2) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If the Borrower or the Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the Borrower or the Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) of this §5.2 below, (B) the Borrower or the Agent, to the extent required by such laws, shall, if applicable, timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this §5.2) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iv)    Notwithstanding the provisions of subsection (i) through (iii) above, (x) the Borrower shall not be required to increase any such amounts payable to any

Recipient with respect to any Indemnified Taxes (1) that are attributable to such Person’s failure to comply with the requirements of §5, or (2) that are United States withholding taxes imposed on amounts payable to such Person that are Excluded Taxes; and (y) the Borrower shall not be required to compensate any Recipient pursuant to this Section for any additional sums payable under this Section, including Indemnified Taxes, incurred more than 180 days prior to the date that such Recipient notifies the Borrower of the Change in Law or other event giving rise to such additional sums and of such Recipient’s or the intention to claim compensation therefor.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above (but without duplication of amounts payable pursuant to subsection (a) above), the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable laws, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §5.2) payable or paid by such Recipient (whether directly or pursuant to §5.2(c)(ii)) or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Bank (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Bank, shall be conclusive absent manifest error. The Borrower shall, and does hereby, indemnify the Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Bank for any reason fails to pay indefeasibly to the Agent as required pursuant to §5.2(c)(ii). If any amounts paid by the Borrower pursuant to this §5.2(c) shall be recovered and received from a Governmental Authority by the applicable Recipient, the same shall be paid to the Borrower net of all out-of-pocket expenses incurred by such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such amounts). If the Borrower determines in its good faith judgment that a reasonable basis exists for contesting any Indemnified Taxes, the applicable Recipient shall reasonably cooperate with the Borrower in challenging such Indemnified Taxes, and such Recipient shall assign its right to any claim for a refund of such Indemnified Taxes to the Borrower so long as it has determined in its discretion that such assignment would not be adverse to it; provided that such Recipient shall not be required to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person; and provided further that nothing in this sentence shall require the Agent or such Recipient not to withhold and pay over to the applicable Governmental Authority any Taxes subject to such challenge.
(ii)    Each Bank shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Agent against any Indemnified Taxes attributable to such Bank (but only to the extent that the Borrower has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Agent and the Borrower, as applicable, against any Taxes attributable to such Bank’s failure to comply with the provisions of §20.5(b) relating to the maintenance of a Participant Register and (z) the Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Bank, in each case, that are payable or paid by the Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Bank under this Agreement or any other Loan Document against any amount due to the Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or the Agent, as the case may be, after any payment of Taxes by the Borrower or by the Agent to a Governmental Authority as provided in this §5.2, the Borrower shall deliver to the Agent or the Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Agent, as the case may be.
(e)    Status of Banks: Tax Documentation
(i)    Each Bank that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times prescribed by applicable Law or when reasonably requested by the Borrower or the Agent, such properly completed and executed documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Bank, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Bank is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (x) set forth in §5.2(e)(ii)(A), (ii)(B) and (ii)(D) or (y) required by applicable Law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable Law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in any Bank’s reasonable judgment such completion, execution or submission would subject such Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Bank.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Bank that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Bank becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BENE (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(II)    executed copies of IRS Form W-8ECI;
(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BENE (or W-8BEN, as applicable); or
(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BENE (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Bank under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Bank agrees that if any form or certification it previously delivered pursuant to this §5.2 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
(iv)    The Borrower shall not be required to pay any amount pursuant to this §5.2 to any Recipient that is a Foreign Lender and that fails to comply with the requirements of this subsection (e). If any such Recipient fails to deliver the above forms or other documentation to the extent required hereunder, then the Borrower may withhold from such payment to such Recipient such amounts as are required by the Code. In the event of any such failure, if any Governmental Authority asserts that the Borrower did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of such Recipient, such Recipient shall indemnify the Borrower therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable by or to the Borrower under this §5.2, and costs and expenses (including all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel) of the Borrower.
(v)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Borrower and the Agent shall treat (and the Banks hereby authorize the Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Agent have any obligation to file for or otherwise pursue on behalf of a Bank, or have any obligation to pay to any Bank, any refund of Taxes withheld or deducted from funds paid for the account of such Bank. If any Recipient has received a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this §5.2, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this §5.2 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)    Banks’ Confirmation. The Banks, each severally as to itself, hereby certify that on and as of the Effective Date, no payment, or withholding or deduction of amounts, by the Borrower (or the Agent, as applicable) is required pursuant to the terms of this §5.2. To the Banks’ knowledge, each severally as to itself, no such payments, withholding or deduction would be required pursuant to this §5.2 in the absence of a Change of Law as set forth in §5.6 below. In no event shall the Borrower have any obligation to pay any payments to, or for the benefit of, any Delinquent Bank, pursuant to this §5.2.
(h)    Survival. Each party’s obligations under this §5.2 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
§5.3    Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year).

Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to §5.1.1, bear interest for one day. Each determination by the Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. Except as otherwise provided in the definition of the term “Interest Period” with respect to Term SOFR Loans, and except with respect to payments due on the Maturity Date, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension, but without double counting with respect to any other Interest Period. The outstanding amount of the Loans as reflected on the Note Records or record attached to any other Note from time to time shall constitute prima facie evidence of the principal amount thereof.
§5.4    Inability to Determine Rates; Replacement Rates.
(a)    Inability to Determine Rates. If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with §5.4(b), and the circumstances under clause (i) of §5.4(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or (ii) the Administrative Agent or the Required Banks determine that for any reason, Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Banks of funding such Term SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Bank. Thereafter, (x) the obligation of the Banks to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Banks described in clause (ii) of this §5.4(a), until the Administrative Agent upon instruction of the Required Banks) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, or conversion to, or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(b)    Replacement of Term SOFR or Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Banks notify the Administrative Agent (with, in the case of the Required Banks, a copy to the Borrower) that the Borrower or Required Banks (as applicable) have determined, that:

(i)    adequate and reasonable means do not exist for ascertaining one month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with, Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on the Term SOFR Replacement Date or (ii) if the events or circumstances of the type described in §5.4(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this §5.4 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Banks and the Borrower unless, prior to such time, Banks comprising the Required Banks have delivered to the Administrative Agent written notice that such Required Banks object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Bank of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Banks reasonably promptly after such amendment becomes effective.
§5.5    Illegality. Notwithstanding any other provisions herein, if any Bank determines in good faith that any present or future Law shall make it unlawful, or any applicable Governmental Authority has asserted that it is unlawful, for any Bank or its applicable Lending Office to perform its obligations hereunder or make, maintain or fund Loans or charge interest with respect to any Loan or to determine or charge interest rates based upon SOFR or Term SOFR, such Bank shall forthwith give notice of such circumstances to the Borrower through the Agent, and thereupon (a) any obligation of such Bank to make, maintain, fund or charge interest with respect to any such Loan or to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (b) if such notice asserts the illegality of such Bank making or maintaining Base Rate Loans, the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Base Rate, in each case until such Bank notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Bank (with a copy to the Agent), prepay or, if applicable, convert all Term SOFR Loans of such Bank to Base Rate Loans (the interest rate on which Base Rate Loans of such Bank shall, if necessary to avoid such illegality, be determined by the Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Bank may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Bank may not lawfully continue to maintain such Term SOFR Loan and (y) if such notice asserts the illegality of such Bank determining or charging interest rates based upon SOFR, the Agent shall during the period of such suspension compute the Base Rate applicable to such Bank without reference to the Term SOFR component thereof until the Agent is advised in writing by such Bank that it is no longer illegal for such Bank to determine or charge interest rates based upon the SOFR. Upon any such conversion or prepayment, the Borrower shall also pay accrued interest on the amount so converted or prepaid. Subject to the limitations set forth in §5.8, the Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion or receiving any prepayment required by this §5.5 prior to the last day of an Interest Period with respect to a Term SOFR Loan, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Term SOFR Loans hereunder.
§5.6    Additional Costs, Etc. If any Change in Law shall:
(a)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or
(b)    materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to the Agent or any Bank under this Agreement or the other Loan Documents, or
(c)    impose, increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by or participated in, or letters of credit issued by or participated in, or commitments of an office of any Bank, or
(d)    impose on any Bank or the Agent or any interbank market any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank’s Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Bank’s Commitment forms a part;
and the result of any of the foregoing is
(i)    to increase the cost to any Bank of making, funding, issuing, renewing, extending, participating in, converting, continuing or maintaining any of the Loans or such Bank’s Commitment, or
(ii)    to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank’s Commitment or any of the Loans, or
(iii)    to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within thirty (30) days after notice by the Agent, such Bank (such notice to be given promptly by the Agent, such Bank upon the making of any such determination), at any time and from time to time and as often as the occasion therefor may arise, but subject to the limitations set forth in §5.8, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum, provided that such Bank or the Agent is imposing such charges on the Borrower in a non-discriminatory manner, as determined in good faith by the Agent without any obligation to disclose the identity of any other borrower or credit facility.
§5.7    Capital Adequacy. If any Bank determines in good faith that any Change in Law (a) affects the amount of capital or liquidity required or expected to be maintained by banks or bank holding companies and any Bank or the Agent determines that the amount of capital or liquidity required to be maintained by it or its holding company is increased or (b) has the effect of reducing the rate of return on such Bank’s capital or on the capital of such Bank’s holding company to a level below that which such Bank or such Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Bank’s policies and the policies of such Bank’s holding company with respect to capital adequacy and liquidity), in each case, as a consequence of this Agreement, the Commitments of such Bank or the Loans made by such Bank, then such Bank or the Agent may notify the Borrower of such fact, and the Borrower shall pay to such Bank or the Agent from time to time, within thirty (30) days after notice by the Agent or such Bank (such notice to be given promptly by the Agent or such Bank upon the making of any such determination), as an additional fee payable hereunder, but subject to the limitations set forth in §5.8, such amount as such Bank or the Agent shall determine reasonably and in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Bank in light of these circumstances for its (or its holding company’s) increased costs of maintaining such capital or liquidity or any reduction suffered. Each Bank and the Agent shall allocate such cost increases and reductions among its customers in good faith and on an equitable basis, and will not charge the Borrower unless it is imposing such charges on the Borrower in a non-discriminatory manner, as determined in good faith by the Agent without any obligation to disclose the identity of any other borrower or credit facility. In no event shall the Borrower be obligated to pay any amount pursuant to this §5.7 to or in respect of a Delinquent Bank.
§5.8    Certificate; Limitations. A certificate setting forth any additional amounts payable pursuant to §§5.2, 5.5, 5.6 or 5.7 and a brief explanation of such amounts which are due, including reasonably detailed information regarding the method and calculation of such amount, submitted by any Bank or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing. Notwithstanding anything to the contrary contained in this §5, (i) to the extent reasonably possible, each Bank shall designate an alternate lending office in the continental United States to make the Loans in order to reduce any liability of the Borrower to such Bank under §§5.2, 5.5, 5.6 or 5.7 or to avoid the unavailability of a Term SOFR Loan, so long as such designation is not materially disadvantageous to such Bank, and (ii) failure or delay on the part of any Bank to demand under §§5.2, 5.5, 5.6 or 5.7 shall not constitute a waiver of such Bank’s right to demand such compensation; provided that the Borrower shall not be obligated to compensate any Bank pursuant to §§5.2, 5.5, 5.6 or 5.7 for any amounts attributable to any period which is more than one hundred eighty (180) days prior to the date of delivery of the certificate set forth in the first sentence of this §5.8 (except that, if the Change in Law giving rise to such request for compensation is retroactive, then, provided that such certificate is delivered to the Borrower within forty-five (45) days after the effective date of such Change in Law, such one hundred eighty (180) day period shall be extended to include the period of retroactive effect thereof). If (a) a Bank requests compensation pursuant to §§5.2, 5.5, 5.6 or 5.7 and the Required Banks are not also doing the same, (b) the obligation of any Bank to make, convert and/or continue Term SOFR Loans shall be suspended pursuant to §5.5 but the obligation of the Required Banks shall not have been suspended under such Section, or (c) if any Bank is a Delinquent Bank, then, so long as there does not then exist any Event of Default, the Borrower, at any time with respect to a Delinquent Bank, or, with respect to a request for compensation pursuant to §§5.2, 5.6 or 5.7 or a suspension pursuant to §5.5, within thirty (30) days after such request for compensation or suspension, as applicable, may either (x) demand that such Bank (the “Affected Bank”) assign all of its interests, rights (other than its existing rights to payments pursuant to §§5.2, 5.5, 5.6 or 5.7, if applicable) and obligations under this Agreement and the Loan Documents to an Eligible Assignee designated by the Borrower (or designated by the Agent and approved by the Borrower), and upon such demand the Affected Bank shall promptly make such assignment to such Eligible Assignee, subject to and in accordance with the provisions of §20.1 (and in the event such Affected Bank fails to timely make such assignment, the waivers and limitations set forth in §17(d) and §27 shall not apply to such Affected Bank and shall be of no force and effect with respect to such Affected Bank but shall continue to apply and be of full force and effect with respect to the Agent and each other Bank), for a purchase price equal to the aggregate principal balance of the Loans then owing to the Affected Bank, plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Bank, and upon such assignment the Borrower shall pay the fee specified in §20.3, (y) pay to the Affected Bank the amounts required under §§5.2, 5.5, 5.6 or 5.7, if applicable, or (z) pay to the Affected Bank the aggregate principal balance of the Loans then owing to the Affected Bank, plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Bank (but without duplication of the amounts payable pursuant to §§5.2, 5.5, 5.6 or 5.7, if applicable). If the Borrower elects either option (x) or (z) above, it shall, in all events, but subject to the limitations set forth in this §5.8 pay to the Affected Bank the amounts required under §§5.2, 5.5, 5.6 or 5.7, as applicable, for the period prior to such replacement or termination of the Affected Bank, and upon any such election the Affected Bank shall no longer be a party hereto or have any rights or obligations hereunder (other than with respect to §§5.2, 5.5, 5.6, 5.7, 17 and 18 for the period prior to the replacement or termination of the Affected Bank) or under any of the other Loan Documents. Each of the Agent and the Affected Bank shall reasonably cooperate in effectuating the replacement of the Affected Bank under this Section, but at no time shall the Agent, the Affected Bank or any other Bank be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent, the Affected Bank or any of the other Banks.
§5.9    Indemnity. In addition to the other provisions of this Agreement regarding such matters, the Borrower agrees to indemnify the Agent and each Bank and to hold the Agent and each Bank harmless from and against any and all SOFR Breakage Costs. Notwithstanding the foregoing or anything to the contrary contained herein, the Borrower shall not be required to so indemnify any Bank for SOFR Breakage Costs of the kind or nature described in clause (b) of the definition of SOFR Breakage Costs during and for any period of time when such Bank has wrongfully failed or refused to fund its proportionate share of a Loan in accordance with the terms of this Agreement and is a Delinquent Bank.
§5.10    Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum (the “Default Rate”) equal to three percent (3%) plus the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of interest charges on the Loans which is not paid within ten (10) days of the date when due. All such accrued and unpaid interest shall be due and payable on demand.
§5.11    Intentionally Deleted.
§5.12    Delinquent Banks.
§5.12.1    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Bank becomes a Delinquent Bank, then, until such time as that Bank is no longer a Delinquent Bank, to the extent permitted by applicable law:
(a)    Waivers and Amendments. Such Delinquent Bank’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Banks” and §28.
(b)    Delinquent Bank Waterfall. Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Delinquent Bank (whether voluntary or mandatory, at maturity, pursuant to §14 or otherwise) shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Delinquent Bank to the Agent hereunder; second, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Delinquent Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; third, to the payment of any amounts owing to the Banks as a result of any judgment of a court of competent jurisdiction obtained by any Bank against such Delinquent Bank as a result of such Delinquent Bank’s breach of its obligations under this Agreement; fourth, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Delinquent Bank as a result of such Delinquent Bank’s breach of its obligations under this Agreement; and fifth, to such Delinquent Bank or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Delinquent Bank has not fully funded its appropriate share and (y) such Loans were made at a time when the conditions set forth in §13 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Delinquent Banks on a pro rata basis prior to being applied to the payment of any Loans of such Delinquent Bank until such time as all Loans are held by the Banks pro rata in accordance with each Bank’s Commitment Percentage. Any payments, prepayments or other amounts paid or payable to a Delinquent Bank that are applied (or held) to pay amounts owed by a Delinquent

Bank pursuant to this §5.12.1(b) shall be deemed paid to and redirected by such Delinquent Bank, and each Bank irrevocably consents hereto.
§5.12.2    Delinquent Bank Cure. If the Borrower and the Agent agree in writing that a Delinquent Bank is no longer a Delinquent Bank, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Bank will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Banks or take such other actions as the Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Banks in accordance with their Commitment Percentages, whereupon such Bank will cease to be a Delinquent Bank; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Bank was a Delinquent Bank; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Delinquent Bank to Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Delinquent Bank.
§5.13    Survival. All obligations of the Borrower under §§5.2 through 5.9 shall survive the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations hereunder, and resignation of the Agent.
§6.    RECOURSE OBLIGATIONS. The Obligations are full recourse obligations of the Borrower, and all of the respective assets and properties of the Borrower shall be available for the payment in full in cash and performance of the Obligations. In no event shall BPI have any personal liability hereunder or under any of the other Loan Documents, either individually or as general partner of BPLP, by application of applicable law or otherwise, except to the extent BPI misappropriates funds, rents or insurance proceeds or engages in gross negligence, willful misconduct or fraud.
§7.    REPRESENTATIONS AND WARRANTIES. The Borrower for itself and for BPI insofar as any such statements relate to BPI represents and warrants to the Banks all of the statements contained in this §7.
§7.1    Authority, Etc.
(a)    Organization: Good Standing.
(i)    The Borrower is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware; the Borrower has all requisite limited partnership power to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and the Borrower is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified in such jurisdiction would not have a materially adverse effect on any of the Borrower’s businesses, assets or financial conditions.
(ii)    BPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary of the Borrower and BPI is duly organized, validly existing and in good standing as a corporation, nominee trust, limited liability company, limited partnership or general partnership, as the case may be, under the laws of the state of its organization, unless the failure to be so does not relate to BPLP or BPI and is a Non-Material Breach; each of the Borrower and BPI and each of their Subsidiaries has all requisite corporate, trust, limited liability company, limited partnership or general partnership, as the case may be, power to own its respective properties and conduct its respective business as now conducted and as presently contemplated, unless any such failure to have any of the foregoing does not relate to BPLP or BPI and is a Non-Material Breach; and BPI is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where such qualification is necessary (including in the Commonwealth of Massachusetts) except where a failure to be so qualified in such jurisdiction would not have a materially adverse effect on the business, assets or financial condition of BPI.
(b)    Capitalization. The outstanding equity of BPLP is comprised of a general partner interest and limited partner interests, all of which have been duly issued and are outstanding and fully paid and non-assessable. All of the issued and outstanding general partner interests of BPLP are owned and held of record by BPI. There are no outstanding securities or agreements exchangeable for or convertible into or carrying any rights to acquire a general partner interest in BPLP. There are no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on BPLP or BPI which require or could require BPLP or BPI to sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any general partner interest in BPLP. Except as set forth in the Agreement of Limited Partnership of BPLP, no general partner interests of BPLP are subject to any restrictions on transfer or any partner agreements, voting agreements, trust deeds, irrevocable proxies; or any other similar agreements or interests (whether written or oral).
(c)    Due Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or BPI is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and BPI, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower or BPI, (iii) do not materially conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or BPI is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or BPI, (iv) do not conflict with any provision of the agreement of limited partnership, any certificate of limited partnership, the charter documents or by-laws of the Borrower or BPI, and (v) do not contravene any provisions of, or constitute Default or Event of Default or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to the Borrower or BPI or any of the Borrower’s or BPI’s properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of BPLP, BPI or, taken as a whole, the BP Group) or result in the creation of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Borrower or BPI, as and to the extent the same would constitute a Default or Event of Default.

(d)    Enforceability. Each of the Loan Documents to which the Borrower or BPI is a party has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Borrower and BPI, as the case may be, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
§7.2    Governmental Approvals. The execution, delivery and performance by the Borrower of this Agreement and by the Borrower and BPI of the other Loan Documents to which the Borrower or BPI is or is to become a party and the transactions contemplated hereby and thereby do not require (i) the approval or consent of any governmental agency or authority other than those already obtained or those which would not have a material adverse effect on BPLP, BPI or, taken as a whole, the BP Group, or (ii) filing with any governmental agency or authority, other than filings which will be made with the SEC when and as required by law or deemed appropriate by BPI.
§7.3    Ownership of Assets. The Borrower and BPI each has, directly or through Wholly-owned Subsidiaries and/or Partially-Owned Entities, good fee or leasehold title to all of the Real Estate Assets. Other than through its ownership interests in its Subsidiaries, BPI owns no Real Estate Assets.
§7.4    Financial Statements. The following financial statements have been furnished to each of the Banks:
The consolidated balance sheet of BPI and its Subsidiaries as of December 31, 2021 and their related consolidated statements of income, changes in shareholders’ equity and cash flows for the fiscal year then ended and setting forth in comparative form the figures as of the end of and for the previous fiscal year prepared in accordance with GAAP and accompanied by an auditor’s report prepared without qualification by the Accountants (the “Initial Financial Statements”). The Initial Financial Statements fairly present the financial condition of BPI and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of BPI or any of its Subsidiaries as of such date involving material amounts, known to the officers of BPI or any of its Subsidiaries not disclosed in said Initial Financial Statements.
§7.5    No Material Changes, Etc. Between the date of the Initial Financial Statements and the Closing Date, there has occurred no materially adverse change in the financial condition or business of BPLP, BPI or, taken as a whole, the BP Group, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of BPLP, BPI or, taken as a whole, the BP Group.
§7.6    Franchises, Patents, Copyrights, Etc. Except to the extent the failure or breach of such representation or warranty constitutes a Non-Material Breach, the Borrower, BPI and each of their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective businesses substantially as now conducted without known conflict with any rights of others, including all material Permits.
§7.7    Litigation. Except as stated on Schedule 7.7, there are no actions, suits, proceedings or investigations of any kind pending or, to the Borrower’s knowledge, threatened against the Borrower, BPI or any of their respective Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either individually or in the aggregate, materially adversely affect the properties, assets, financial condition or business of BPLP, BPI or, taken as a whole, the BP Group, or materially impair the right of BPLP, BPI or, taken as a whole, the BP Group, to carry on their respective businesses substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained, or which question the validity of this Agreement or any of the other Loan Documents or the undertaking by the Borrower of the provisions hereof or thereof.
§7.8    No Materially Adverse Contracts, Etc. Neither the Borrower, BPI nor any of their respective Subsidiaries is subject to any charter, corporate, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is reasonably expected in the future to have (and with respect solely to any restriction on the timing of any sale or refinancing of a Real Estate Asset which would be an acceptable Lien under the definition of “Unencumbered Asset” contained in an Organizational Document, such expectation existed at the time such restriction was imposed) a materially adverse effect on the respective businesses, assets or financial conditions of BPLP, BPI or, taken as a whole, the BP Group. None of the Borrower, BPI or any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of their respective officers, to have any materially adverse effect on the respective businesses of BPLP, BPI or, taken as a whole, the BP Group.
§7.9    Compliance With Other Instruments, Laws, Etc. Neither the Borrower, BPI nor any of their respective Subsidiaries is in violation of any provision of its partnership agreement or charter, as the case may be, or, except as disclosed in the audited financial statements of BPI and its Subsidiaries as of December 31, 2021 or as otherwise disclosed to and approved by the Agent and the Banks, any respective agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result, individually or in the aggregate, in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or businesses of BPLP, BPI or, taken as a whole, the BP Group.
§7.10    Tax Status. (i) Each of the Borrower, BPI and their respective Subsidiaries (a) has made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, and (ii) there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the respective officers of the Borrower and BPI and their respective

Subsidiaries know of no basis for any such claim; except in any such event as would constitute a Non-Material Breach.
§7.11    No Event of Default. No Default or Event of Default has occurred and is continuing.
§7.12    Investment Company Acts. None of the Borrower, BPI or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
§7.13    Affected Financial Institutions. The Borrower is not an Affected Financial Institution.
§7.14    Solvency. Immediately after giving effect to all Loans and other extensions of credit outstanding on the Closing Date (including extensions of credit made on the Closing Date), each of the Borrower, BPI and their respective Subsidiaries is solvent.
§7.15    Intentionally Deleted.
§7.16    ERISA Compliance.
(a)    Each Employee Benefit Plan (other than a Multiemployer Plan) and, to the Borrower’s knowledge, each Multiemployer Plan, is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan (other than a Multiemployer Plan) that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would reasonably be expected to prevent or cause the loss of the tax-qualified status of any Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Employee Benefit Plan that could reasonably be expected to have a material adverse effect on the business, assets, financial condition or prospects, or operations of BPLP, BPI or, taken as a whole, the BP Group. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Employee Benefit Plan that has resulted or could reasonably be expected to result in a material adverse effect on the business, assets, financial condition or prospects, or operations of BPLP, BPI or, taken as a whole, the BP Group.
(c)    (i) No ERISA Reportable Event has occurred, and none of the Borrower, BPI nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Reportable Event with respect to any Pension Plan; (ii) each of the Borrower, BPI and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan (other than a Multiemployer Plan), and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) no Multiemployer Plan to which the Borrower, BPI or any ERISA Affiliate contributes or is obligated to make contributions has any “accumulated funding deficiency” under Section 431(a) of the Code or is in either “critical” or “endangered” status within the meaning of Section 432(b) of the Code; (iv) as of the most recent valuation date for any Pension Plan (other than a Multiemployer Plan), the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (v) none of the Borrower, BPI nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (vi) none of the Borrower, BPI nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA or has any liability pursuant to Part 1 of Subtitle E of Title IV of ERISA for any complete or partial withdrawal from any Multiemployer Plan; and (vii) no Pension Plan (other than a Multiemployer Plan) has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan (other than a Multiemployer Plan), and there has been no notification that a Multiemployer Plan has been terminated by the plan administrator thereof or by the PBGC, and, to the Borrower’s knowledge, no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Multiemployer Plan.
(d)    Except as disclosed in the SEC Filings or on Schedule 7.16, none of the Borrower, BPI or any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan.
(e)    As of the Closing Date, that the Borrower is not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA or otherwise) of one or more Benefit Plans in connection with the Loans or the Commitments.
§7.17    Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.
§7.18    Environmental Compliance. The Borrower has caused Phase I and other environmental assessments (collectively, the “Environmental Reports”) to be conducted and/or taken other steps to investigate the past and present environmental condition and usage of the Real Estate Assets. Based upon such Environmental Reports, to the Borrower’s knowledge, except as identified in such Environmental Reports, the Borrower makes the following representations and warranties:

(a)    None of the Borrower, its Subsidiaries, BPI or any operator of the Real Estate Assets or any portion thereof, or any operations thereon is in material violation, or alleged material violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act (“RCRA”), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter “Environmental Laws”), which violation or alleged violation has, or its remediation would have, by itself or when aggregated with all such other violations or alleged violations, a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.
(b)    None of the Borrower, BPI or any of their respective Subsidiaries has received written notice from any third party, including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986), (ii) that any hazardous waste, as defined by 42 U.S.C. § 9601(5), any hazardous substances as defined by 42 U.S.C. § 9601(14), any pollutant or contaminant as defined by 42 U.S.C. §9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws (“Hazardous Substances”) which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, BPI or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law, or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which event described in any such notice would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole.
(c)     Except to the extent the occurrence of any of the events described in clauses (i) through (v) below would not have a material adverse effect on the business, assets or financial condition of BPLP, BPI, or taken as a whole, the BP Group, (i) no portion of the Real Estate Assets has been used for the handling, processing, storage or disposal of Hazardous Substances except in material accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of any Real Estate Assets except in material accordance with applicable Environmental Laws, (ii) in the course of any activities conducted by the Borrower, BPI, their respective Subsidiaries or the operators of their respective properties or any ground or space tenants on any Real Estate Asset, no Hazardous Substances have been generated or are being used on such Real Estate Asset except in material accordance with applicable Environmental Laws, (iii) there has been no present or, to the best of the Borrower’s knowledge, past releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Real Estate Assets in violation of applicable Environmental Laws, (iv) to the best of the Borrower’s knowledge, there have been no Releases in violation of applicable Environmental Laws upon, from or into any real property in the vicinity of any of the Real Estate Assets which, through soil or groundwater contamination, may have come to be located on such Real Estate Asset, and (v) to the best of the Borrower’s Knowledge, any Hazardous Substances that have been generated on any of the Real Estate Assets during ownership thereof by the Borrower, BPI, their respective Subsidiaries or the operations of their respective properties have been transported off-site only in compliance with all applicable Environmental Laws. Notwithstanding that the representations contained herein are limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in §8.11 or elsewhere in this Agreement.
(d)    None of the Borrower, BPI or any of the Real Estate Assets is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any other transactions contemplated hereby.
§7.19    OFAC. None of the Borrower, BPI or any of their respective Subsidiaries, or, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative of the Borrower, BPI or any of their respective Subsidiaries, is an individual or entity that is, or is 10% or more owned or controlled by individuals or entities that are, currently the subject of any Sanctions or included on OFAC’s List of Specially Designated Nationals or any similar list enforced by any other relevant sanctions authority, if and to the extent applicable, and none of the Borrower, BPI or any of their respective Subsidiaries is located, organized or resident in a Designated Jurisdiction. The Borrower, BPI and their respective Subsidiaries have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
§7.20    Disclosures(a)    .
(a)    All of the representations and warranties by or on behalf of the Borrower and BPI made in this Agreement and in the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects (without duplication of materiality qualifiers set forth in such representations and warranties), except with respect to the representations and warranties set forth in §7.19 and §7.20(b), in which case they are true and correct in all respects, and do not include any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such representations and warranties not materially misleading.
(b)    As of the Closing Date, the information included in each Beneficial Ownership Certification (if any) furnished to any Bank is true and correct in all respects.
§7.21    Anti-Corruption Laws(a)    . The Borrower, BPI and their respective Subsidiaries have conducted their businesses in compliance with the United States Foreign

Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws, to the extent applicable.
§7.22    Anti-Money Laundering. None of the Borrower, BPI or any of their respective Subsidiaries, or, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative of the Borrower, BPI or any of their respective Subsidiaries has violated or is in violation of any applicable anti-money laundering law. The Borrower, BPI and their respective Subsidiaries have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws, to the extent applicable.
§8.    AFFIRMATIVE COVENANTS OF THE BORROWER AND BPI. The Borrower for itself and on behalf of BPI and their respective Subsidiaries (if and to the extent expressly included in subsections contained in this §8) covenants and agrees that, so long as any Loan or Note is outstanding or any Bank has any obligation to make any Loans:
§8.1    Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees, charges and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and the Notes, and the other Loan Documents.
§8.2    Maintenance of Office. Each of the Borrower and BPI will maintain its principal executive office in Boston, Massachusetts, or at such other place in the United States of America as each of them shall designate by written notice to the Agent to be delivered within fifteen (15) days of any change of principal executive office, where, subject to §22, notices, presentations and demands to or upon the Borrower and BPI in respect of the Loan Documents may be given or made.
§8.3    Records and Accounts. Each of the Borrower and BPI will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries in all material respects will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), contingencies, depreciation and amortization of its properties and the properties of its Subsidiaries; all of such reserves may be unfunded.
§8.4    Financial Statements, Certificates and Information. The Borrower will deliver and cause BPI to (and BPI will) deliver (as applicable) to the Agent:
(a)    as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of BPI, the audited consolidated balance sheet of BPI and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in shareholder’s equity and cash flows for the year then ended, in each case, setting forth in comparative form the figures as of the end of and for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP which may be provided by inclusion in the Form 10-K of BPI filed with the SEC for such period provided pursuant to clause (g) below), and, in each case, accompanied by an auditor’s report prepared without qualification by the Accountants other than a qualification solely with respect to internal controls over financial reporting as required under Section 404 of the Sarbanes Oxley Act;
(b)    as soon as practicable, but in any event not later than forty-five (45) days after the end of each of its March 31, June 30 and September 30 fiscal quarters, copies of the unaudited consolidated balance sheet of BPI and its Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the portion of BPI’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (which may be provided by inclusion in the Form 10-Q of BPI filed with the SEC for such period provided pursuant to clause (g) below), together with a certification by an Authorized Officer that is the principal financial or accounting officer of BPI that the information contained in such financial statements fairly presents the financial position of BPI and its Subsidiaries on the date thereof (subject to year-end adjustments none of which shall be materially adverse);
(c)    simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, (i) a Compliance Certificate in the form of Exhibit C-1 hereto signed by an Authorized Officer that is the principal financial or accounting officer of BPI, which Compliance Certificate and each other Compliance Certificate required pursuant to the terms of this Agreement shall be delivered by electronic communication, including fax or email, unless the Agent or a Bank requests executed originals, and each such Compliance Certificate so delivered shall be deemed to be an original authentic counterpart thereof for all purposes, and (if applicable) reconciliations to reflect changes in GAAP since the date of such financial statements and (ii) a quarterly worksheet in the form of Exhibit C-1A;
(d)    promptly as they become available, a copy of each report (including any so-called management letters) submitted to the Borrower or BPI by the Accountants in connection with each annual audit of the books of the Borrower or BPI by such Accountants or in connection with any interim audit thereof pertaining to any phase of the business of the Borrower or BPI;
(e)    contemporaneously with (or promptly after) the filing or mailing thereof, copies of all material of a financial nature sent to the holders of any Indebtedness of the Borrower (other than the Loans) for borrowed money, to the extent that the information or disclosure contained in such material refers to or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or prospects, or operations of BPLP, BPI or, taken as a whole, the BP Group;
(f)    contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of BPI;
(g)    as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of BPI, copies of the Form 10-K statement filed by BPI with the SEC for such fiscal year, and as soon as practicable, but in any event not later than fifty (50) days after the end of each fiscal quarter of BPI copies of the Form 10-Q statement filed by BPI with the SEC for such fiscal quarter, provided that, in either case, if the SEC has granted an extension for the filing of such statements, BPI shall deliver such statements to the Agent within ten (10) days after the filing thereof with the SEC;
(h)    from time to time such other financial data and information about the Borrower, BPI, their respective Subsidiaries, the Real Estate Assets and the Partially-Owned Entities as the Agent or any Bank (through the Agent) may reasonably request, including, without limitation, complete rent rolls, existing environmental reports, and insurance certificates with respect to the Real Estate Assets;
(i)    Intentionally Deleted; and
(j)    as soon as practicable, but in any event not later than ninety (90) days after the end of the fiscal year of BPLP, the audited balance sheet of BPLP at the end of each such year, and the related audited statements of income, changes in partners’ capital and cash flows for the year then ended, in each case setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by an Authorized Officer that is the principal financial or accounting officer of BPLP that the information contained in such financial statements fairly presents the financial position of BPLP on the date thereof, and as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the March 31, June 30 and September 30 fiscal quarters of BPLP, the unaudited balance sheet of BPLP at the end of each such quarter, and the related unaudited statements of income, changes in partners’ capital and cash flows for the quarter then ended, in each case setting forth in comparative form the figures for the previous fiscal quarter and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by an Authorized Officer that is the principal financial or accounting officer of BPLP that the information contained in such financial statements fairly presents the financial position of BPLP on the date thereof (subject to year-end adjustments none of which shall be materially adverse).
Notwithstanding any provision of this §8.4, for so long as BPI is publicly traded on the New York Stock Exchange, the Borrower shall be deemed to have satisfied its obligations under subsections (a), (b), (f), (g) and (j) of this §8.4 by timely filing its Form 10-Q and Form 10-K with the SEC for each applicable period, provided that, with respect to subsections (a) and (b) above, the Borrower has delivered to the Agent within the time periods required therefor and referred to in subsections (a) and (b), the statement required by subsection (c) above.
§8.5    Notices.
(a)    Defaults. The Borrower will, and will cause BPI, as applicable, to (and BPI will), promptly after obtaining knowledge of the same, notify the Agent in writing of the occurrence of any Default or Event of Default or Non-Material Breach. If any Person shall give any notice or take any other action in respect of (x) a claimed Default or Event of Default or (y) a claimed failure by the Borrower, BPI or any of their respective Subsidiaries, as applicable, to comply with any term, condition or provision of or under any note, evidence of Indebtedness, indenture or other obligation in excess of $10,000,000, individually or in the aggregate, to which or with respect to which any of them is a party or obligor, whether as principal or surety, and such failure to comply would permit the holder of such note or obligation or other evidence of

Indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on BPLP, BPI or, taken as a whole, the BP Group or the Borrower shall forthwith give written notice thereof to the Agent, describing the notice or action and the nature of the claimed failure to comply.
(b)    Environmental Events. The Borrower will, and will cause BPI to, promptly give notice in writing to the Agent of any of the following, if and to the extent any of the events described in clauses (i) through (iv) below would have a material adverse effect on the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole: (i) upon the Borrower’s or BPI’s obtaining knowledge of any material violation (as determined by the Borrower or BPI in the exercise of its reasonable discretion) of any Environmental Law regarding any Real Estate Asset or the Borrower’s or BPI’s operations, (ii) upon the Borrower’s or BPI’s obtaining knowledge of any known Release of any Hazardous Substance at, from, or into any Real Estate Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Real Estate Asset, (iii) upon the Borrower’s or BPI’s receipt of any notice of material violation of any Environmental Laws or of any material Release of Hazardous Substances in violation of any Environmental Laws, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) the Borrower’s or BPI’s or any other Person’s operation of any Real Estate Asset, (B) contamination on, from or into any Real Estate Asset, or (C) investigation or remediation of off-site locations at which the Borrower or BPI or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances, or (iv) upon the Borrower’s or BPI’s obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which the Borrower or BPI or any Partially-Owned Real Estate Entity may be liable or for which a lien may be imposed on any Real Estate Asset. As of the date hereof, the Borrower has notified the Agent of the matters referenced on Schedule 8.5(b), to the extent such matters are disclosed in the Form 10-K referred to therein.
(c)    Information and Documentation. Promptly following any request therefor, provide information and documentation reasonably requested by the Agent or any Bank for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Acts and the Beneficial Ownership Regulation.
(d)    Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings an adverse determination in which could materially affect BPLP, BPI or taken as a whole, the BP Group, or to which the Borrower, BPI or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, BPI or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on BPLP, BPI or, taken as a whole, the BP Group, and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower, BPI or any of such Subsidiaries in an amount in excess of $20,000,000.
(e)    Insolvency Events. The Borrower shall notify the Agent in writing promptly after the occurrence of any of the events described in §14.1(g) or (h) with respect to any member of the BP Group other than BPLP and BPI.
(f)    Copies of Notices to Banks. The Agent shall promptly provide the Banks with copies of any notices received by the Agent under this §8.5.
§8.6    Existence of Borrower; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to, and shall, preserve and keep in full force and effect its existence in its jurisdiction of organization and will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries each of which in the sole judgment of the Borrower (exercised in good faith) may be necessary to properly and advantageously conduct the businesses conducted by it. The Borrower (a) will cause all necessary repairs, renewals, replacements, betterments and improvements to be made to all Real Estate Assets owned or controlled by it, all as in the sole judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, subject to the terms of the applicable Leases and partnership agreements or other entity charter documents, and in any event, will keep all of the Real Estate Assets (for so long as such Real Estate Assets are owned by the Borrower or any of its Subsidiaries) in a condition consistent with the Real Estate Assets currently owned or controlled by the Borrower or its Subsidiaries, (b) will cause all of its other properties and those of its Subsidiaries (to the extent controlled by the Borrower) used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, (c) will not permit BPI to (and BPI will not) directly own or lease any Real Estate Asset, and (d) will, and will cause each of its Subsidiaries to continue to engage primarily in the businesses now conducted by it and in related businesses, all of the foregoing to the extent necessary to comply with the other terms and conditions set forth in this Agreement, and in the case of clauses (a), (b) and (d) above, except to the extent that the failure to comply with the provisions thereof constitutes a Non-Material Breach.
§8.7    Existence of BPI; Maintenance of REIT Status of BPI; Maintenance of Properties. The Borrower will cause BPI to (and BPI will) do or cause to be done all things necessary to preserve and keep in full force and effect BPI’s existence as a corporation, provided that if BPI becomes a corporation existing under the laws of a state other than Delaware, the Borrower will promptly furnish to the Agent the evidence thereof, including copies of any merger, reincorporation merger, conversion or other reincorporation documents, together with a good standing certificate for BPI from such applicable state. The Borrower will cause BPI (and BPI will) at all times (i) to maintain its status as a REIT and not to take any action which could lead to its disqualification as a REIT and (ii) to continue to be listed on a nationally-recognized stock exchange. Without limitation of §9.3(f), the Borrower will cause BPI not to (and BPI will not) engage in any business other than the business of acting as a REIT and serving as the general partner and limited partner of the Borrower, and as a member, partner or stockholder of Subsidiaries of the Borrower, including Boston Properties LLC (provided that

BPI’s percentage equity interest in any such Subsidiary shall not exceed 1%), and matters directly relating thereto, and shall cause BPI to (and BPI will) (x) conduct all or substantially all of its business operations through the Borrower or through subsidiary partnerships or other entities in which the Borrower owns at least 99% of the economic interests, (y) own no real property or material personal property other than (1) through its ownership interests in the Borrower and its Subsidiaries, including Boston Properties LLC, in compliance with the terms hereof, and (2) contracts and agreements of the nature described in Schedule 9.1(e), and (z) continue to hold in excess of 51% of the partnership interests of the Borrower and in all events to remain the sole general partner thereof with the power to direct or cause the direction of the management, activities and policies of the Borrower. The Borrower will cause BPI to (and BPI will) (a) cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order, and supplied with all necessary equipment, (b) cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of BPI may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) cause each of its Subsidiaries to continue to engage primarily in the businesses now conducted by it and in related businesses, in each case under clauses (a), (b) and (c) above to the extent, in the sole judgment of BPI (exercised in good faith), necessary to properly and advantageously conduct the businesses being conducted by it, except to the extent that the failure to comply with the provisions thereof constitutes a Non-Material Breach.
§8.8    Insurance. The Borrower will, and will cause BPI to (and BPI will), maintain with respect to its properties, and will cause each of its Subsidiaries to maintain with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent, unless any failure to do so is a Non-Material Breach.
§8.9    Taxes. The Borrower will, and will cause BPI and each of their respective Subsidiaries to (and BPI will), pay or cause to be paid real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets before the same become delinquent and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon its sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of the Real Estate Assets, unless any failure to do so is a Non-Material Breach; provided that, notwithstanding the foregoing, any real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets and any taxes, assessments or other governmental charges imposed upon its sales and activities, or any part thereof, or upon the income or profits therefrom, and any claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of the Real Estate Assets need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower or BPI shall have set aside on its books adequate reserves with respect thereto; and provided further that the Borrower or BPI will pay, if and to the extent required to be paid above, all such taxes, assessments, charges, levies or claims forthwith prior to the consummation of proceedings to foreclose any lien that may have attached as security therefor. Promptly upon request by the Agent if required for bank regulatory compliance purposes or similar bank purposes, the Borrower will provide evidence of the payment of real estate taxes, other taxes, assessments and other governmental charges against the Real Estate Assets in the form of receipted tax bills or other form reasonably acceptable to the Agent, or evidence of the existence of applicable contests as contemplated herein.
§8.10    Inspection of Properties and Books; Treatment of Certain Information; Confidentiality.
(a)    Subject to the rights of tenants to limit or prohibit such access, as denoted in the applicable leases, the Borrower will, and will cause BPI to (and BPI will), permit the Agent or any of the Banks’ other designated representatives upon no less than 24 hours’ notice (which notice may be given orally or in writing), to visit and inspect any of the properties of the Borrower, BPI or any of their respective Subsidiaries to examine the books of account of the Borrower, BPI and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, BPI and their respective Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent may reasonably request; provided that, so long as no Event of Default has occurred and is continuing, the Borrower shall only be responsible for the costs and expenses incurred by the Agent in connection with such inspections.
(b)    The Borrower hereby agrees that each of the Banks and the Agent (and each of their respective, and their respective affiliates’, employees, officers, directors, agents and advisors (collectively, “Representatives”) is, and has been from the commencement of discussions with respect to the Facility established by the Agreement, permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Code sections 6011 and 6111) of the Facility, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to such Bank or the Agent related to such structure and tax aspects. In this regard, each of the Banks and the Agent acknowledges and agrees that its disclosure of the structure or tax aspects of the Facility is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Banks and the Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facility is limited in any other manner (such as where the Facility is claimed to be proprietary or exclusive) for the benefit of any other Person. Notwithstanding the foregoing (i) the Banks and the Agent shall not disclose any materials or information of any kind or nature whatsoever which are not specifically permitted to be disclosed in accordance with the terms of this subparagraph (b) or are not otherwise specifically permitted to be disclosed pursuant to the express provisions of this §8.10 and (ii) in the event of any change, amendment, modification or clarification of Code sections 6011 and/or 6111 (or any other applicable section of the Code) or any Regulations promulgated thereunder, or the issuance by any Person of any guidance on which the Banks, the Agent and the Representatives are entitled to rely or are otherwise bound by (including, by way of example only, private letter rulings), which in any way limits or restricts what may be disclosed pursuant to the terms of this paragraph, or otherwise establishes that such Code sections do not, or are not intended to, apply to loan facilities such as the Facility (or other similar transactions), the terms of this subparagraph (b) shall be deemed modified thereby. In this regard, the Banks and the Agent intend that this transaction will not be a “confidential transaction” under Code sections 6011, 6111 or 6112, and the regulations promulgated thereunder.
(c)    Notwithstanding anything to the contrary herein (including, without limitation, the provisions of subparagraph (b) above), neither the Agent nor any Bank may disclose to any Person any information that constitutes material non-public information regarding the Borrower or its securities for purposes of Regulation FD of the Securities and Exchange Commission or any other federal or state securities laws (it being acknowledged and agreed that the provisions of this §8.10 with respect to such information are reasonably necessary to comply with said Regulation FD and/or such other federal and state securities laws) except as set forth in §8.10 (f) of this Agreement.
(d)    Each of the Banks and the Agent hereby agrees that the Borrower (and its, and its affiliates’, employees, officers, directors, advisors and agents (collectively “Borrower Representatives”) is, and has been from the commencement of discussions with respect to the Facility, permitted to disclose to any and all Persons, without limitation of any kind, the structure and tax aspects (as such terms are used in Code sections 6011 and 6111) of the Facility, and all materials of any kind (including opinions or other tax analyses) that are or have been provided to the Borrower related to such structure and tax aspects. In this regard, the Borrower acknowledges and agrees that its disclosure of the structure or tax aspects of the Facility is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). Furthermore, each of the Borrower, each Bank and the Agent acknowledges and agrees that it does not know or have reason to know that its use or disclosure of information relating to the structure or tax aspects of the Facility is limited in any other manner (such as where the Facility is claimed to be proprietary or exclusive) for the benefit of any other Person.
(e)    The Borrower hereby acknowledges that (a) the Agent and/or the Arrangers may, but shall not be obligated to, make available to the Banks materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (b) certain of the Banks (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking such materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Arrangers and the Banks to treat such materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws provided, however, that to the extent such Borrower Materials constitute Borrower Information, they shall be treated as set forth in §8.10(f); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Agent and the Arrangers shall be entitled to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
(f)    Each of the Agent and the Banks agrees to maintain the confidentiality of the Borrower Information (as defined below), except that Borrower Information may be disclosed (a) to its Affiliates, auditors and Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Borrower Information and instructed to keep such Borrower Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the written consent of the Borrower or (i) to the extent such Borrower Information (x) becomes publicly available other than as a result of a breach of this Section, (y) becomes available to the Agent, any Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (z) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this §8.10(f). In addition, the Agent and the Banks may disclose to market data collectors, similar service providers to the lending industry and service providers to the Agent and the Banks in connection with the administration of this Agreement, the other Loan Documents, and the Commitments the existence of this Agreement and such other information about this Agreement as is customarily disclosed by the Agent and the Banks to such Persons. For purposes of this Section, “Borrower Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Agent or any Bank on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary.
Each of the Agent and the Banks acknowledges that (a) the Borrower Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable law, including United States Federal and state securities laws.
The provisions of this §8.10 supersede any confidentiality obligations of the Borrower, the Agent or any of the Banks relating to the Facility under any agreements between or among the Borrower and the Agent and/or the Banks, as applicable. The parties hereto agree that any such confidentiality obligations shall be deemed void ab initio.
§8.11    Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause BPI to (and BPI will), comply with, and will cause each of their respective Subsidiaries to comply with (a) all applicable Laws now or hereafter in effect wherever its business is conducted, including, without limitation, all Environmental Laws and all applicable federal and state securities laws, (b) the provisions of its partnership agreement or corporate charter and other charter documents and by-laws, as applicable, (c) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound (including the Real Estate Assets and the Leases) and (d) all applicable decrees, orders, and judgments, unless such non-compliance constitutes a Non-Material Breach. If at any time while any Loan or Note is outstanding or the Banks have any obligation to make Loans hereunder, any Permit shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower and BPI and their respective Subsidiaries will immediately take or cause to be taken all reasonable steps within the power of the Borrower or BPI, as applicable, to obtain such Permit and furnish the Agent with evidence thereof.
§8.12    Use of Proceeds. Subject at all times to the other provisions of this Agreement, the Borrower will use the proceeds of the Loans solely for general corporate purposes, including, but not limited to, the funding of acquisitions, investments and working capital needs.
§8.13    Sanctions. Each of the Borrower, BPI and their respective Subsidiaries will conduct its businesses in a manner that will not result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Bank, Arranger, Agent, or otherwise) of Sanctions, to the extent applicable.
§8.14    Intentionally Deleted.
§8.15    Further Assurances. The Borrower will, and will cause BPI to (and BPI will), cooperate with, the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
§8.16    Anti-Corruption Laws. Each of the Borrower, BPI and their respective Subsidiaries will conduct its businesses in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions and maintain policies and procedures designed to promote and achieve compliance with such laws, to the extent applicable.
§8.17    Environmental Indemnification. The Borrower covenants and agrees that it will indemnify and hold the Agent and each Bank, and each of their respective Affiliates, harmless from and against any and all Environmental Liability.
§8.18    Response Actions. The Borrower covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Real Estate Asset owned directly or indirectly by the Borrower or BPI, in material violation of applicable Environmental Laws, the Borrower will cause the prompt containment and removal of such

Hazardous Substances and remediation of such wholly-owned Real Estate Asset as necessary to comply in all material respects with all Environmental Laws, unless such non-compliance would constitute a Non-Material Breach.
§8.19    Anti-Money Laundering. Each of the Borrower, BPI and their respective Subsidiaries will conduct its businesses in a manner that will not result in a violation of any applicable law, regulation or other binding measure by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering or any other applicable anti-money laundering law and will maintain policies and procedures designed to promote and achieve compliance with such laws.
§8.20    Employee Benefit Plans.
(a)    Notice. The Borrower will, and will cause BPI to (and BPI will), notify the Agent within a reasonable period after the establishment of any Pension Plan by any of them or any of their respective ERISA Affiliates other than those disclosed in the SEC Filings and the Borrower will not, and will not permit BPI to, establish any Pension Plan which could reasonably be expected to have a material adverse effect on BPLP, BPI or, taken as a whole, the BP Group.
(b)    In General. Each Employee Benefit Plan maintained by the Borrower, BPI or any of their respective ERISA Affiliates will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.
(c)    Unfunded or Underfunded Liabilities. The Borrower will not, and will not permit BPI to (and BPI will not), at any time, have accruing or accrued unfunded or underfunded liabilities with respect to any Employee Benefit Plan or Pension Plan, or permit any condition to exist under any Pension Plan that would create a withdrawal liability, which such liability could, individually or in the aggregate, reasonably be expected to have a material adverse effect on BPLP, BPI or, taken as a whole, the BP Group.
§8.21    No Amendments to Certain Documents. The Borrower will not, and will not permit BPI to (and BPI will not), at any time cause or permit its certificate of limited partnership, agreement of limited partnership (including without limitation the Agreement of Limited Partnership of the Borrower, articles of incorporation, by-laws, operating agreement or other charter documents, as the case may be), to be modified, amended or supplemented in any respect whatever, without (in each case) the express prior written consent or approval of the Agent, if such changes would affect BPI’s REIT status or otherwise materially adversely affect the rights of the Agent and the Banks hereunder or under any other Loan Document.
§9.    CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND BPI. The Borrower for itself and on behalf of BPI covenants and agrees that, so long as any Loan or Note is outstanding:
§9.1    Restrictions on Liabilities. The Borrower and BPI may, and may permit their respective Subsidiaries to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, any Liabilities other than the specific Liabilities which are prohibited under this §9.1 (the “Prohibited Liabilities”), it being agreed that, except as specifically noted in clauses (a) through (e) below, neither the Borrower nor BPI will, or will permit any Subsidiary to, create, incur, assume, guarantee or be or remain liable for, contingently or otherwise, singularly or in the aggregate for any of such Prohibited Liabilities, as follows:
(a)    [Intentionally Omitted.]
(b)    Indebtedness which would result in a Default or Event of Default under §10;
(c)    An aggregate amount in excess of $20,000,000 at any one time in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies (other than in respect of properties owned by Partially-Owned Entities) for which payment therefor is required to be made in accordance with the provisions of §8.9 and such payment is due and delinquent and which is not being contested diligently and in good faith;
(d)    An aggregate amount in excess of $20,000,000 at any one time in respect of uninsured judgments or awards with respect to which the applicable periods for taking appeals have expired, or with respect to which final and nonappealable judgments or awards have been rendered, and such judgments or awards remain unpaid for more than thirty (30) days, but excluding in all events, judgments in respect of loans for borrowed money secured by Real Estate Assets; and
(e)    With respect to BPI only, any and all Liabilities other than (i) the Liabilities of the kind or nature described on Schedule 9.1(e), (ii) Liabilities incurred by BPI in the ordinary course of business and which are of the same or similar kind or nature to those permitted under subclause (i) above, (iii) Liabilities incurred by BPI in connection with its maintenance of corporate status, preparation of SEC filings, accountants’ fees and similar administrative matters, (iv) Liabilities to underwriters and private placement agents incurred by BPI in the ordinary course of business under underwriting agreements and private placement agreements, and (v) other Liabilities incurred by BPI of the same or similar kind or nature as currently exist, so long as such Liabilities are not, individually or in the aggregate, material to BPI, BPLP or, taken as a whole, the BP Group.
The terms and provisions of this §9.1 are in addition to, and not in limitation of, the covenants set forth in §10.
Notwithstanding any other provision of this Agreement, in the event that any Subsidiary of BPLP incurs Unsecured Indebtedness, (i) the Real Estate Assets owned by such Subsidiary shall not be treated as Unencumbered Assets for purposes of this Agreement until such Unsecured Indebtedness has been repaid and the loan documents evidencing such Unsecured Indebtedness have been terminated and (ii) no Default or Event of Default may result from the incurrence of such Unsecured Indebtedness, and after giving effect to such Unsecured Indebtedness (and to the exclusion of any Unencumbered Assets owned by the applicable Subsidiary), the Borrower must be in compliance with each of the covenants set forth in §10.
Without limiting the foregoing, but subject to the other provisions of this Agreement (including without limitation §10), Indebtedness Without Recourse to the Borrower or any of its

assets other than its interests in the Real Estate Assets that are subject to such Indebtedness Without Recourse is not restricted.
§9.2    Restrictions on Liens, Etc. None of the Borrower, BPI and any Wholly-owned Subsidiary will: (a) create or incur or suffer to be created or incurred or to exist any lien, mortgage, pledge, attachment, security interest or other rights of third parties of any kind upon any of the Unencumbered Assets, whether now owned or hereafter acquired (but only if and to the extent such Real Estate Asset is included as an Unencumbered Asset in a compliance calculation in effect under §10 hereof), or upon the income or profits therefrom; (b) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement in connection with the operation of the Unencumbered Assets (but only if and to the extent such Real Estate Asset is included as an Unencumbered Asset in a compliance calculation in effect under §10); (c) suffer to exist for a period of more than thirty (30) days, with respect to the Unencumbered Assets (but only if and to the extent such Real Estate Asset is included as an Unencumbered Asset in a compliance calculation in effect under §10), any taxes, assessments, governmental charges and claims for labor, materials and supplies for which payment thereof is not being contested or for which payment notwithstanding a contest is required to be made in accordance with the provisions of §8.9 and has not been timely made and, with respect to any individual Unencumbered Asset (but only if and to the extent such Real Estate Asset is included as an Unencumbered Asset in a compliance calculation in effect under §10), is in an amount in excess of the lesser of (i) $2,500,000 and (ii) three percent (3%) of the fair market value of the applicable Unencumbered Asset; or (d) sell, assign, pledge or otherwise transfer for security any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse, relating to the Unencumbered Assets (but only if and to the extent such Real Estate Asset is included as an Unencumbered Asset in a compliance calculation in effect under §10) (the foregoing items (a) through (d) being sometimes referred to in this §9.2 collectively as “Liens”), provided that (x) for all purposes hereunder, the rights of joint venture partners or members in any Subsidiaries or Partially-Owned Entities, pursuant to the organizational documents thereof, except only Liens encumbering Real Estate Assets in the nature of those set forth in item (a) above, shall be excluded from Liens, and (y) the Borrower and any Wholly-owned Subsidiary may create or incur or suffer to be created or incurred or to exist (collectively, the “Permitted Liens”):
(i)    Liens securing taxes, assessments, governmental charges or levies or claims for labor, material and supplies, the Indebtedness with respect to which is not prohibited by §9.1(c) or §9.2(c);
(ii)    Liens arising out of deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pensions or other social security obligations; and deposits with utility companies and other similar deposits made in the ordinary course of business;
(iii)    Liens (other than affecting the Unencumbered Assets, but only if and to the extent such Real Estate Asset is included as an Unencumbered Asset in a compliance calculation in effect under §10) in respect of judgments or awards, the Indebtedness with respect to which is not prohibited by §9.1(d);

(iv)    encumbrances on properties consisting of easements, rights of way, covenants, zoning and other land-use restrictions, building restrictions, restrictions on the use of real property and defects and irregularities in the title thereto; landlord’s or lessor’s Liens under Leases to which the Borrower or any Wholly-owned Subsidiary is a party or bound; purchase options granted at a price not less than the market value of such property; and other minor Liens or encumbrances on properties, none of which interferes materially and adversely with the use of the property affected in the ordinary conduct of the business of the Borrower, and which matters (x) do not individually or in the aggregate have a material adverse effect on the business of BPLP, BPI or, taken as a whole, the BP Group and (y) do not make title to such property unmarketable by the conveyancing standards in effect where such property is located;
(v)    any Leases;
(vi)    Liens and other encumbrances or rights of others which exist on the date of this Agreement and which do not otherwise constitute a breach of this Agreement, including, without limitation, Liens created by or pursuant to the Organizational Documents of the Borrower with respect to a restriction on sale or refinancing of a Real Estate Asset that would be an acceptable Lien under the definition of “Unencumbered Asset”, so long as all such Liens, individually, or in the aggregate, do not have a material adverse effect on BPLP, BPI or, taken as a whole, the BP Group; provided that nothing in this clause (vi) shall be deemed or construed to permit an Unencumbered Asset to be subject to a Lien to secure Indebtedness at any time such Unencumbered Asset is included in a compliance calculation in effect under §10 hereof;
(vii)    as to Real Estate Assets which are acquired after the date of this Agreement, Liens and other encumbrances or rights of others which exist on the date of acquisition and which do not otherwise constitute a breach of this Agreement; provided that nothing in this clause (vii) shall be deemed or construed to permit an Unencumbered Asset to be subject to a Lien at any time such Unencumbered Asset is included in a Compliance Calculation in effect under §10;
(viii)    Liens affecting the Unencumbered Assets (but only if and to the extent such Real Estate Asset is included as an Unencumbered Asset in a Compliance Calculation in effect under §10) in respect of judgments or awards that are under appeal or have been in force for less than the applicable period for taking an appeal, so long as execution is not levied thereunder or in respect of which, at the time, a good faith appeal or proceeding for review is being diligently prosecuted, and in respect of which a stay of execution shall have been obtained pending such appeal or review; provided that the Borrower shall have obtained a bond or insurance or made other arrangements with respect thereto, in each case reasonably satisfactory to the Agent;
(ix)    Liens securing Indebtedness for the purchase price of capital assets (other than Real Estate Assets but including Indebtedness in respect of Capitalized Leases for equipment and other equipment leases) to the extent not otherwise prohibited by §9.1; and
(x)    other Liens (other than affecting the Unencumbered Assets, but only if and to the extent such Real Estate Asset is included as an Unencumbered Asset in a

Compliance Calculation in effect under §10) in connection with any Indebtedness permitted under §9.1.
Nothing contained in this §9.2 shall restrict or limit the Borrower or any of their respective Wholly-owned Subsidiaries from creating a Lien in connection with any Real Estate Asset which is not an Unencumbered Asset included in any compliance calculation in effect under §10 and otherwise is in compliance with the other terms of this Agreement.
BPI shall not create or incur or suffer to be created or incurred any Lien on its general partner interests and limited partner interests in the Borrower. Further, notwithstanding any other provision of this Agreement, in the event that the Borrower (or any Subsidiary of the Borrower, as applicable) grants, creates or incurs any Lien on the equity or other profits interests of a Subsidiary of the Borrower, (i) the Real Estate Assets owned by such Subsidiary shall not be treated as Unencumbered Assets for purposes of this Agreement until such Lien has been released and terminated, and (ii) no Default or Event of Default shall result from the granting, creation or incurrence of such Lien, and after giving effect to such Lien (and to the exclusion of any Unencumbered Assets owned by the relevant Subsidiary), the Borrower must be in compliance with each of the covenants set forth in §10.
§9.3    Restrictions on Investments. None of the Borrower, BPI, or any of their respective Subsidiaries will make or permit to exist or to remain outstanding any Investment except, with respect to the Borrower and its Subsidiaries only, Investments in:
(a)    marketable direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase (including investments in securities guaranteed by the United States of America such as securities in so called “overseas private investment corporations”);
(b)    (x) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000, (y) mutual funds and (z) other Investments which are rated by S&P as BBB or better or by Moody’s as Baa2 or better;
(c)    securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P 1” if rated by Moody’s, and not less than “A 1” if rated by S&P;
(d)    Investments existing on the Closing Date and listed in the SEC Filings or in the financial statements referred to in §7.4;
(e)    other Investments hereafter in connection with the acquisition and development of Permitted Properties and other Real Estate Assets (other than with respect to Real Estate Assets Under Development which are covered by clause (f), below, and subject to any applicable limitations contained in clause (l) below);
(f)    Investments in Development Costs in Real Estate Assets Under Development;

(g)    Investments in Subsidiaries (other than Wholly-owned Subsidiaries) and/or Partially-Owned Entities (other than with respect to Development Costs in Real Estate Assets under Development which are covered by clause (f), above), including, without limitation, preferred equity investments in and loans to such Subsidiaries and Partially-Owned Entities;
(h)    any Investments now or hereafter made in any Wholly-owned Subsidiary;
(i)    Investments in respect of (1) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (2) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (3) advances in the ordinary course of business to employees for travel expenses, drawing accounts and similar expenditures, (4) prepaid expenses made in the ordinary course of business;
(j)    shares of so-called “money market funds” registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in marketable direct or guaranteed obligations of the United States of America and agencies and instrumentalities thereof, and have total assets in excess of $50,000,000;
(k)    Investments made by the Borrower in businesses which are not in the business of commercial real estate so long as such businesses have real estate related purposes or such Investments are in connection with a real estate related transaction, including, without limitation, Investments in Mezzanine Loans, Mortgages, contracts for the management of real estate assets for third parties unrelated to the Borrower, and swaps, capped calls, hedges and other derivatives and similar or dissimilar hedging instruments entered into by the Borrower in the ordinary course of business for the purpose of mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by the Borrower, or changes in the value of securities issued by the Borrower, and not as an investment for purposes of speculation;
(l)    Investments made, directly or indirectly, by the Borrower in Real Estate Assets which are not office properties (including as “office properties” for such purpose, office, industrial, research and development, technology and laboratory properties and other properties and facilities which are ancillary to any such property investment, mixed-use properties that include office and retail and/or residential space and mixed-use developments that contain one or more office buildings and one or more buildings with retail and/or residential space (collectively, “Permitted Properties”)).
Notwithstanding the foregoing, BPI shall be permitted to make and maintain (i) Investments in the Borrower, (ii) Investments in the Borrower’s Subsidiaries (including, without limitation, in Boston Properties LLC), provided that BPI’s percentage equity interest in any such Subsidiary shall not exceed 1%, (iii) Investments which exist as of the date of this Agreement and are set forth on Schedule 9.3, and (iv) other Investments which would be permitted by the terms of this Agreement, including §8.7 above. The Borrower shall cause BPI to (and BPI will) contribute to the Borrower, promptly upon, and in any event within 3 Business Days of, BPI’s receipt thereof, 100% of the aggregate proceeds received by BPI in connection with any offering of stock or debt in BPI (net of fees and expenses customarily incurred in such offerings).
§9.4    Merger, Consolidation and Disposition of Assets; Assets of BPI.
Neither the Borrower nor BPI will:
(a)    become a party to any merger or consolidation without prior written approval of the Required Banks, except that so long as no Default or Event of Default has occurred and is continuing, or would occur after giving effect thereto, the merger or consolidation of one or more Persons with and into the Borrower or BPI shall be permitted in connection with the acquisition of Real Estate Assets if the Borrower or BPI, as the case may be, is the surviving entity and reincorporation mergers shall be permitted as and to the extent the same would not cause a breach of §8.7; provided that (i) if any such merger or consolidation involves BPI, the assets acquired (including any equity interests) are, promptly after the consummation of the acquisition, contributed to the Borrower or one of its Subsidiaries and all liabilities assumed by BPI in connection with the acquisition are assumed by the Borrower or such Subsidiary, and (ii) prior to any such merger or consolidation (other than (x) the merger or consolidation of one or more Wholly-owned Subsidiaries with and into the Borrower or (y) the merger or consolidation of two or more Wholly owned Subsidiaries of the Borrower), the Borrower shall provide to the Agent a statement in the form of Exhibit C-2 hereto signed by the chief financial officer or treasurer of BPI and setting forth in reasonable detail computations evidencing compliance with the covenants contained in §§10.1 through 10.6 and certifying, to the best knowledge of the signatory, that no Default or Event of Default has occurred and is continuing, or would occur and be continuing after giving effect to such merger or consolidation and all liabilities, fixed or contingent, pursuant thereto; or
(b)    without limitation of the other provisions of this Agreement, sell, transfer or otherwise dispose (whether in one transaction or in a series of transactions or pursuant to a Division) of any Real Estate Assets or grant a Lien to secure Indebtedness otherwise permitted hereunder unless no Default or Event of Default would exist or occur and be continuing after giving effect to any such transaction.
§9.5    Compliance with Environmental Laws. None of the Borrower, BPI or any Subsidiary will do any of the following: (a) use any of the Real Estate Assets or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances except for quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate Assets any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate Assets except in compliance with Environmental Laws, or (d) conduct any activity at any Real Estate Asset or use any Real Estate Asset in any manner so as to cause a Release in violation of applicable Environmental Laws; unless, with respect to clause (d) above, any such occurrence would constitute a Non-Material Breach hereunder.

§9.6    Distributions. BPI will not, during any period when any monetary Event of Default has occurred and is continuing, make any Distributions in excess of the Distributions required to be made by BPI in order to maintain its status as a REIT.
§9.7    Sanctions. None of the Borrower, BPI or any Subsidiary will, directly or knowingly indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Bank, Arranger, Agent, or otherwise) of Sanctions.
§9.8    Anti-Corruption Laws. None of the Borrower, BPI or any Subsidiary will, directly or knowingly indirectly use the proceeds of any Loan for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions.
§10.    FINANCIAL COVENANTS. The Borrower covenants and agrees that, so long as any Loan or Note is outstanding:
§10.1    Consolidated Total Indebtedness. As at the end of any fiscal quarter or any other date of measurement, the ratio of Consolidated Total Indebtedness to Consolidated Total Adjusted Asset Value shall not exceed 60%, provided that such ratio may exceed 60% from time to time so long as (a) such ratio does not exceed 65%, (b) such ratio ceases to exceed 60% within one year following each date such ratio first exceeded 60% (in respect of such instance), and (c) in respect of each such instance, the Borrower provides to the Agent a certificate, which certificate shall be in substantially the form of Exhibit G hereto, when such ratio first exceeds 60% and when such ratio ceases to exceed 60%. Notwithstanding anything to the contrary contained herein, for the purposes of this covenant, (i) Consolidated Total Indebtedness on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Consolidated Total Indebtedness outstanding on such date that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all Unrestricted Cash and Cash Equivalents on such date and (ii) Consolidated Total Adjusted Asset Value shall be adjusted by deducting therefrom the amount by which Consolidated Total Indebtedness is adjusted under clause (i).
§10.2    Secured Consolidated Total Indebtedness. As at the end of any fiscal quarter, Secured Consolidated Total Indebtedness shall not exceed 55% of Consolidated Total Adjusted Asset Value on the last day of such quarter.
§10.3    Fixed Charge Coverage. As at the end of any fiscal quarter, the ratio of (i) Consolidated EBITDA for such quarter to (ii) Consolidated Fixed Charges for such quarter shall not be less than 1.40 to 1.0.
§10.4    Unsecured Leverage Ratio. As at the end of any fiscal quarter or other date of measurement, the ratio of Unsecured Consolidated Total Indebtedness to Consolidated Unencumbered Asset Value shall not exceed 60%, provided that such ratio may exceed 60%

from time to time so long as (a) such ratio does not exceed 65%, (b) such ratio ceases to exceed 60% within one year following each date such ratio first exceeded 60% (in respect of such instance), and (c) in respect of each such instance, the Borrower provides to the Agent a certificate, which certificate shall be in substantially the form of Exhibit G hereto, when such ratio first exceeds 60% and when such ratio ceases to exceed 60%. Notwithstanding anything to the contrary contained herein, for the purposes of this covenant, (i) Unsecured Consolidated Total Indebtedness on any date shall be adjusted by deducting therefrom an amount equal to the lesser of (x) the aggregate amount of Unsecured Consolidated Total Indebtedness that by its terms is scheduled to mature on or before the date that is twenty-four (24) months following such date and (y) the aggregate amount of all Unrestricted Cash and Cash Equivalents on such date and (ii) Consolidated Unencumbered Asset Value shall be adjusted by deducting therefrom the amount by which Unsecured Consolidated Total Indebtedness is adjusted under clause (i).
§10.5    [Reserved.]
§10.6    Unsecured Interest Coverage. As at the end of any fiscal quarter, the ratio of Consolidated Unencumbered NOI, as calculated for such quarter, to Consolidated Unencumbered Interest Expense, as calculated for such quarter, shall not be less than 1.75 to 1.0.
§11.    [Reserved.]
§12.    CONDITIONS TO EFFECTIVENESS. The effectiveness of this Agreement and the obligations of any Bank to make the Loans (and to maintain the existing outstanding Loans) shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:
§12.1    Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.
§12.2    Certified Copies of Organization Documents. The Agent shall have received (i) from the Borrower a copy, certified as of a recent date by an Authorized Officer, to be true and complete, of the Agreement of Limited Partnership of BPLP and any other Organizational Document or other agreement governing the rights of the partners or other equity owners of the Borrower, and (ii) from BPI a copy, certified as of a recent date by the appropriate officer of the State of Delaware to be true and correct, of the corporate charter of BPI, in each case along with any other organization documents of the Borrower or BPI and their respective general partners, as the case may be, and each as in effect on the date of such certification.
§12.3    By-laws; Resolutions. All action on the part of the Borrower and BPI necessary for the valid execution, delivery and performance by the Borrower and BPI of this Agreement and the other Loan Documents to which any of them is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to the Agent. The Agent shall have received from BPI true copies of its by-laws and the resolutions adopted by its board of directors authorizing the transactions described herein and evidencing the due authorization, execution and delivery of the Loan Documents to which

BPI and/or the Borrower is a party, each certified by the secretary as of a recent date to be true and complete.
§12.4    Incumbency Certificate: Authorized Signers. The Agent shall have received from BPI an incumbency certificate, dated as of the Closing Date, signed by an Authorized Officer of BPI and giving the name of each individual who shall be an Authorized Officer hereunder and, as such authorized: (a) to sign, in the name and on behalf of the Borrower and BPI, as the case may be, each of the Loan Documents to which the Borrower or BPI is or is to become a party; (b) to make Loan and Conversion Requests on behalf of the Borrower and (c) to give notices and to take other action on behalf of the Borrower or BPI as applicable, under the Loan Documents. The Agent and the Banks shall be entitled to rely upon any such incumbency certificate as provided until and unless a replacement incumbency certificate is provided to the Agent by BPI.
§12.5    Repayment of Existing Term Loan Facility. The Agent shall be satisfied that prior to or substantially concurrent with the effectiveness of this Agreement, all indebtedness, liabilities and other obligations under or in connection with the Borrower’s existing Credit Agreement dated as of May 17, 2022 (including without limitation all unpaid principal, interest, fees, expenses and other amounts owing thereunder or in connection therewith) will be repaid in full.
§12.6    Intentionally Deleted.
§12.7    Intentionally Deleted.
§12.8    Opinion of Counsel Concerning Organization and Loan Documents. Each of the Banks and the Agent shall have received favorable opinions addressed to the Banks and the Agent in form and substance reasonably satisfactory to the Banks and the Agent from Goodwin Procter LLP, as counsel to the Borrower and BPI, with respect to applicable law, including, without limitation, New York law and certain matters of Delaware law.
§12.9    Compliance with the Acts. Upon the reasonable request of any Bank made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Bank the documentation and other information so requested in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the Acts and the Beneficial Ownership Regulation (including a Beneficial Ownership Certification), in each case, at least five (5) days prior to the Closing Date.
§12.10    Intentionally Deleted.
§12.11    Intentionally Deleted.
§12.12    Intentionally Deleted.
§12.13    Certifications from Government Officials. The Agent shall have received certifications from government officials evidencing the legal existence, good standing and foreign qualification of the Borrower and BPI, along with a certified copy of the certificate of limited partnership of the Borrower, all as of the most recent practicable date.

§12.14    Reserved.
§12.15    Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in form and substance to each of the Banks and to the Agent’s counsel, and the Agent, each of the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.
§12.16    Fees. The Borrower shall have paid to the Agent, for the accounts of the Banks or for its own account, as applicable, all of the fees and expenses that are due and payable as of the Closing Date in accordance with this Agreement or any agreement entered into in connection with this Agreement (including the Fee Letter).
§12.17    Closing Certificate; Compliance Certificate. The Borrower shall have delivered a Closing Certificate to the Agent, the form of which is attached hereto as Exhibit E. The Borrower shall have delivered a compliance certificate in the form of Exhibit C-4 hereto evidencing compliance with the covenants set forth in §10 on a pro forma basis after giving effect to the Borrower’s incurrence of the Loans to be made hereunder on the Closing Date.
Without limiting the generality of the provisions of the last paragraph §16.3 for purposes of determining compliance with the conditions specified in this §12, each Bank that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Bank unless the Agent shall have received notice from such Bank prior to the proposed Closing Date specifying its objection thereto.
§13.    CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligations of any Bank to make any Loan, in each case, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
§13.1    Representations True; No Event of Default. Each of the representations and warranties made by or on behalf of the Borrower or BPI contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true and correct in all material respects as of the date as of which they were made and shall also be true and correct in all material respects at and as of the time of the making of each Loan, with the same effect as if made at and as of that time (in each case, without duplication of materiality qualifiers set forth in such representations and warranties), except (i) with respect to the representations and warranties set forth in §7.19 and §7.20(b), in which case they are true and correct in all respects, (ii) where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (without duplication of materiality qualifiers set forth in such representations and warranties, and except with respect to the representation and warranty set forth in §7.20(b), which shall have been true and correct in all respects), (iii) to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and (iv) that for purposes of this §13.1, the representations and warranties contained in §7.4 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of §8.4; and no Default or Event of Default shall have occurred and be continuing on the date of any Completed Loan Request or on the Drawdown Date (or other date of advance) of any Loan, or would result from such Loan or from the application of the proceeds thereof, and each Completed Loan Request submitted by the Borrower shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this §13.1 have been satisfied on and as of such dates.
§13.2    No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion, as determined in good faith, of the Agent or any Bank would make it illegal for any Bank to make such Loan.
§13.3    Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall reasonably require in good faith for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.
§14.    EVENTS OF DEFAULT; ACCELERATION; ETC.
§14.1    Events of Default and Acceleration. Each of the following shall constitute an Event of Default:
(a)    the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable and in the currency required hereunder;
(b)    the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents (including, without limitation, amounts due under §8.17) when the same shall become due and payable, and such failure continues for three (3) days (provided that in the case of such sums due other than for interest, the Borrower shall have received from the Agent notice of the nature and amount of such other amounts and that payment therefor is due);
(c)    the Borrower or BPI shall fail to comply, or to cause BPI to comply, as the case may be, with any of the respective covenants contained in the following:
(i)    §8.1 (except with respect to principal, interest and other sums covered by clauses (a) or (b) above);
(ii)    §8.5 (clauses (a) through (d)), unless such failure is cured within fifteen (15) Business Days;
(iii)    §8.6 (as to the legal existence of the Borrower);
(iv)    §8.7 (as to the legal existence and REIT status of BPI or as it otherwise relates to BPI);
(v)    §8.10, unless such failure is cured within three (3) Business Days;

(vi)    §8.12;
(vii)    §8.13;
(viii)    [Intentionally Deleted];
(ix)    §9.1;
(x)    §9.2;
(xi)    §9.3;
(xii)    §9.4;
(xiii)    §9.6;
(xiv)    §9.7; and
(xv)    §10;
(d)    the Borrower or BPI shall fail to perform, or to cause BPI to perform, any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this §14) and such failure continues for thirty (30) days after written notice of such failure from the Agent (such notice not, however, being required for any failure with respect to which the Borrower is otherwise obligated hereunder to notify the Agent or the Banks), provided, however, that if the Borrower is diligently and in good faith prosecuting a cure of any such failure or breach that is capable of being cured (all as determined by the Agent in its reasonable and good faith judgment), the Borrower shall be permitted an additional thirty (30) days (but in no event more than an aggregate of sixty (60) days after any such initial written notice from the Agent) to effect such cure;
(e)    any representation or warranty made by or on behalf of the Borrower or BPI in this Agreement or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated and the same is not otherwise specified herein to be a Non-Material Breach;
(f)    the Borrower or any of its Subsidiaries or, to the extent of Recourse to the Borrower or such Subsidiaries thereunder, any of their respective Affiliates, shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases (other than non-recourse obligations or credit), the recourse component of the principal amount of which is in excess of $50,000,000, either individually or in the aggregate, or fail to observe or perform any material term, covenant, condition or agreement contained in any agreement, document or instrument by which it is bound evidencing, securing or otherwise relating to such Recourse obligations, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time (after the giving of appropriate notice if required) as would permit the holder or holders thereof or of any obligations issued thereunder the recourse component of the principal amount of which is in excess of $50,000,000, either individually or in the aggregate, to accelerate the maturity thereof; provided, however that notwithstanding the foregoing, (i) no Event of Default shall occur pursuant to this subparagraph (f) unless and until the holder or holders of such Recourse Indebtedness have declared an event of default beyond any applicable notice and grace periods, if any, on in excess of $50,000,000 of such Recourse Indebtedness (determined on the basis of the principal amount of such Recourse Indebtedness) either individually or in the aggregate, and (ii) with respect solely to any such Recourse Indebtedness of a Subsidiary or Affiliate of the Borrower (not including any such Indebtedness which is Recourse to the Borrower), no Event of Default shall occur pursuant to this subparagraph (f) if, upon the occurrence of such event, the Borrower, promptly after obtaining knowledge of the same, notifies the Agent in writing of such event and includes with such notice a Compliance Certificate in the form of Exhibit C-3 evidencing to the satisfaction of the Agent that, as of the date thereof, the Borrower is in compliance with all of the covenants set forth in §10 after excluding such Subsidiary or Affiliate, and any Real Estate Asset owned by such Subsidiary or Affiliate, from the calculation of such covenants;
(g)    any of BPLP, BPI or any of their respective Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of any of BPLP, BPI or any of their respective Subsidiaries or of any substantial part of the properties or assets of any of such parties or shall commence any case or other proceeding relating to any of BPLP, BPI or any of their respective Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against any of BPLP, BPI or any of their respective Subsidiaries and (i) any of BPLP, BPI or any of their respective Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or (ii) any such petition, application, case or other proceeding shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days, except, with respect solely to such parties other than BPLP and BPI, any of the foregoing constitutes a Non-Material Breach;
(h)    a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating any of BPLP, BPI or any of their respective Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of BPLP, BPI or any of their respective Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted, except, with respect solely to such parties other than BPLP and BPI, any of the foregoing constitutes a Non-Material Breach;
(i)    there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any uninsured final judgment against any of BPLP, BPI or any of their respective Subsidiaries that, with other outstanding uninsured final judgments, undischarged, unsatisfied and unstayed, against any of such parties exceeds in the aggregate $20,000,000 except, with respect solely to such parties other than BPLP and BPI, any of the foregoing constitutes a Non-Material Breach, and excluding in all events (x) judgments in respect of non-recourse loans secured by Real Estate Assets and (y) defaults in respect of borrowed money that would otherwise be included in §14.1(f);

(j)    any of the Loan Documents or any material provision of any Loan Document shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or BPI, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable as to any material terms thereof;
(k)    any “Event of Default” or default (after notice and expiration of any period of grace, to the extent provided), as defined or provided in any of the other Loan Documents, shall occur and be continuing;
(l)    with respect to any Pension Plan, an ERISA Reportable Event shall have occurred and the Required Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or BPI to the PBGC or such Pension Plan in an aggregate amount exceeding $10,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Pension Plan; or the PBGC shall have instituted proceedings to terminate such Pension Plan; or
(m)    without limitation of the other provisions of this §14.1, BPI shall at any time fail to be the sole general partner of BPLP or shall at any time be in contravention of any of the requirements contained in §9.1(e), the last paragraph of §9.2, or §9.3 (including, without limitation, the last paragraph of §9.3).
For purposes of this §14, the term “Non-Material Breach” shall refer to a breach of any representation, warranty or covenant contained in this Agreement to which the term “Non-Material Breach” is expressly applied herein, but only to the extent such breach does not (A) materially adversely affect the business, properties or financial condition of BPLP, BPI or, taken as a whole, the BP Group or (B) adversely affect the ability of BPLP, BPI or, taken as a whole, the BP Group, to fulfill the Obligations to the Banks and the Agent (including, without limitation, to repay all amounts outstanding on the Loans, together with interest and charges thereon when due). For the avoidance of doubt, a breach of any representation, warranty or covenant contained in any of §§7.19, 8.13 or 9.7 shall in no event be considered a Non-Material Breach.
§14.2    Remedies. If any Event of Default occurs and is continuing, the Agent shall, at the direction of, or may, with the consent of, the Required Banks, by giving written notice thereof to the Borrower (except in the case of any Event of Default specified in §14.1(g) or 14.1(h), in which case, no such written notice shall be required), take any or all of the following actions:

(a)    declare the commitment of each Bank to make Loans to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, BPI and each of their respective Subsidiaries;
(c)    [intentionally omitted]; and
(d)    exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents;
provided, however, that upon the occurrence of any Event of Default specified in §14.1(g) or 14.1(h), the obligation of each Bank to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, BPI and each of their respective Subsidiaries, and without further act of the Agent or any Bank.
§14.3    Application of Funds. After the exercise of remedies provided for in §14.2 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to §14.2), any amounts received on account of the Obligations shall, subject to the provisions of §5.12, be applied by the Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agent and amounts payable under §5) payable to the Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Banks (including fees, charges and disbursements of counsel to the respective Banks including fees and time charges for attorneys who may be employees of any Bank and amounts payable under §5), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations, ratably among the Banks in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Banks; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by law.

§15.    SETOFF. Neither the Agent nor any of the Banks shall have any right of set-off or the like with respect to the Obligations against any assets of the Borrower, BPI, their respective Subsidiaries or any Partially-Owned Entity.
§16.    THE AGENT.
§16.1    Appointment and Authority. Each of the Banks hereby irrevocably appoints BOA to act on its behalf as the Agent hereunder and under the other Loan Documents and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this §16 (except §16.6 to the extent certain rights are provided to the Borrower thereunder) are solely for the benefit of the Agent and the Banks, and the Borrower shall not have rights as a third party beneficiary of any of such provisions. The Banks shall notify the Borrower of any successor to the Agent by a writing signed by Required Banks, which successor shall be reasonably acceptable to the Borrower so long as no Default or Event of Default has occurred and is continuing. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
§16.2    Rights as a Bank. The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Bank as any other Bank and may exercise the same as though it were not the Agent and the term “Bank” or “Banks” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Banks.
§16.3    No Liability. The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Banks (or such other number or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Laws or that may effect a forfeiture, modification or termination of property of a Delinquent Bank in violation of any Debtor Relief Laws;
(c)    shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Bank, any credit or other information concerning the business, prospects operations, property, financial and other condition or creditworthiness of any of the Borrower or any of its Affiliates that is communicated to, obtained by or in the possession of the Agent, any Arranger or any of their Related Parties in any capacity except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent herein;
(d)    shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Banks (or such other number or percentage of the Banks as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in §§14 and 28) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given in writing to the Agent by the Borrower or a Bank; and
(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in §§12 or 13 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.
§16.4    Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Bank, the Agent may presume that such condition is satisfactory to such Bank unless the Agent shall have received notice to the contrary from such Bank prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts, absent gross negligence or willful misconduct of the Agent in choosing such counsel, accountants or experts.
§16.5    Delegation of Duties. The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Agent. The Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this §16 shall apply to any such sub agent and to the Related Parties of the Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agent. The Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
§16.6    Resignation of Agent.
(a)    The Agent may at any time give notice of its resignation to the Banks and the Borrower. Upon receipt of any such notice of resignation, the Required Banks shall have the right, with the approval of the Borrower (such approval not to be unreasonably withheld, conditioned or delayed, and such approval not to be required if an Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Banks) (the “Resignation Effective Date”), then the retiring Agent may (but shall not be obligated to) on behalf of the Banks, appoint a successor Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as the Agent is a Delinquent Bank pursuant to clause (d) of the definition thereof, the Required Banks may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as the Agent and, with the approval of the Borrower (such approval not to be unreasonably withheld, conditioned or delayed, and such approval not to be required if an Event of Default has occurred and is continuing), appoint a successor. If no such successor shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Banks) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. In addition, the Borrower may remove the Agent in the event that the Person serving as the Agent is a Delinquent Bank pursuant to clause (a)(i), (b) or (d) of the definition thereof, provided that the Borrower shall not have such removal right if an Event of Default exists.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (provided that such discharge of duties and obligations shall not be deemed to be a waiver or discharge of any claim against the retiring or removed Agent to the extent such claim accrued or relates to the period prior to such discharge of duties and obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Bank directly, until such time, if any, as the Required Banks appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as the Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than as provided in §5.2(d) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents, if not already discharged therefrom as provided above in this §16.6 (provided that such discharge of duties and obligations shall not be deemed to be a waiver or discharge of any claim against the retiring or removed Agent to the extent such claim accrued or relates to the period prior to such discharge of duties and obligations). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and §17 shall continue in effect with respect to and, as applicable, for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Agent was acting as the Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Banks and (b) in respect of any actions taken in connection with transferring the agency to any successor Agent.
§16.7    Non-Reliance on Agent and Other Banks. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
§16.8    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, the Syndication Agent or the Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Agent or a Bank hereunder.
§16.9    Certain ERISA Matters.
(a)    Each Bank (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i)    such Bank is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)     (A) such Bank is an investment fund managed by a "Qualified Professional Asset Manager" (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Bank to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Bank, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Bank's entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Bank.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Bank or (2) a Bank has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Bank further (x) represents and warrants, as of the date such Person became a Bank party hereto, to, and (y) covenants, from the date such Person became a Bank party hereto to the date such Person ceases being a Bank party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Agent is not a fiduciary with respect to the assets of such Bank involved in such Bank’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
§16.10    Notices. Any notices or other information required hereunder to be provided to the Agent shall be made available by the Agent to each of the Banks on the same day (if practicable) and, in any case, on the next Business Day following the Agent’s receipt thereof. Notwithstanding the foregoing, it is agreed by the Banks that the Agent shall have no obligation to send to the Banks the information which is deemed delivered by the Borrower under §8.4 by the Borrower’s filing with the SEC of its Form 10-Q and Form 10-K, all as more particularly described in the last paragraph of §8.4, and the Agent shall have no liability to any Person for any Bank’s failure to obtain such SEC filings.
§16.11    The Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Laws or any other judicial proceeding relative to the Borrower, the Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Banks and the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Banks and the Agent and their respective agents and counsel and all other amounts due the Banks and the Agent hereunder or under any Loan Document) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Bank to make such payments to the Agent and, in the event that the Agent shall consent to the making of such payments directly to the Banks, to pay to the Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agent and its agents and counsel, and any other amounts due the Agent under hereunder or under any Loan Document. Nothing contained herein shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Bank or to authorize the Agent to vote in respect of the claim of any Bank in any such proceeding.
§16.12    Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Agent makes a payment hereunder in error to any Bank, whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Bank receiving a Rescindable Amount severally agrees to repay to the Agent forthwith on demand the Rescindable Amount received by such Bank in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation. Each Bank irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Agent shall inform each Bank promptly upon determining that any payment made to such Bank comprised, in whole or in part, a Rescindable Amount.

§17.    EXPENSES.
(a)    The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) directly to the party owed the same, the reasonable fees, expenses and disbursements of the Agent’s outside counsel or any local counsel to the Agent incurred in connection with the preparation, negotiation, execution, delivery, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (c) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, negotiation, execution, delivery, administration or interpretation of the Loan Documents and other instruments mentioned herein, and, without double-counting amounts under clause (b) above, the fees and disbursements of the Agent’s counsel in preparing the documentation, (d) the fees, costs, expenses and disbursements of the Agent and its Affiliates incurred in connection with the initial syndication and/or participations of the Loans (whether occurring before or after the closing hereunder), including, without limitation, reasonable legal fees, travel costs, costs of preparing syndication materials and photocopying costs, provided that the Borrower shall not incur any costs or fees of any kind in connection with any participation, sale or other syndication of any portion of the Loans which occurs after the initial syndication other than reasonable legal fees and expenses incurred in connection with any participation, sale or syndication undertaken at the request of the Borrower or (in addition to any other fees or expenses relating thereto) in connection with an amendment or increase to the amount of the Facility, (e) all reasonable expenses (including reasonable attorneys’ fees and costs, which attorneys may be employees of any Bank or the Agent, and the fees and costs of engineers, investment bankers, or other experts retained by any Bank or the Agent in connection with any such enforcement proceedings) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or BPI or the administration thereof after the occurrence and during the continuance of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or “workout” of the Loans), and (ii) any litigation, proceeding or dispute in any way related to any Bank’s or the Agent’s relationship with the Borrower or any of its Subsidiaries or BPI arising under or otherwise related to or arising out of this Agreement and/or any of the other Loan Documents, and (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC terminations or mortgage discharges. The covenants of this §17(a) shall survive the repayment of the amounts owing under the Notes and this Agreement, the termination of this Agreement and the obligations of the Banks hereunder, the resignation or removal of the Agent, or the replacement of any Bank.
(b)    Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless the Agent, Arrangers, JPChase, the Banks and each of their respective Related Parties (each an “Indemnified Party”) from and against, and hold each Indemnified Party harmless from, any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses (including amounts, if any, owing to any Bank pursuant to §§5.2, 5.5, 5.6 and 5.7), settlement payments, obligations, damages and expenses of every nature and character arising out of, in connection with, or as a result of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or which otherwise arise in connection with this financing, including, without limitation, (i) the Loans and any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds therefrom or (ii) the Borrower or any of its Subsidiaries entering into or performing this Agreement or any of the other Loan Documents, including any Indemnified Party’s reliance on any Communication (including this Agreement), executed using an Electronic Signature, or in the form of an Electronic Record, that such Indemnified Party reasonably believes is made by the Borrower or any other party to this Agreement or any of the other Loan Documents, in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any investigation, litigation or other proceeding (including, without limitation, any proceeding under any Debtor Relief Laws), IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNIFIED PARTY, provided, however, that the Borrower shall not be obligated under this §17(b) to indemnify any Indemnified Party for liabilities arising from such Indemnified Party’s own gross negligence, willful misconduct or bad faith breach of this Agreement, as determined by a final and nonappealable judgment of a court of competent jurisdiction. In third-party litigation, or the preparation therefor, the Borrower shall be entitled to select counsel reasonably acceptable to the Required Banks, and the Agent (as approved by the Required Banks) shall be entitled to select their own supervisory counsel, and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of each such counsel. Prior to any settlement of any such litigation by the Banks, the Banks shall provide the Borrower and BPI with notice and an opportunity to address any of their concerns with the Banks, and the Banks shall not settle any litigation without first obtaining the Borrower’s consent thereto, which consent shall not be unreasonably withheld or delayed. If and to the extent that the obligations of the Borrower under this §17(b) are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this §17(b) shall survive the repayment of the amounts owing under the Notes and this Agreement, the termination of this Agreement and the obligations of the Banks hereunder, the resignation or removal of the Agent (unless such removal is as a result of the Agent becoming a Delinquent Bank), and the replacement of any Bank and shall continue in full force and effect as long as the possibility of any such claim, action, cause of action or suit exists. Without limiting the provisions of §5.2(c), this §17(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Banks. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this §17 to be paid by it to the Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Bank severally agrees to pay to the Agent (or any such sub-agent) or such Related Party, as the case may be, such Bank’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Bank’s share of the Facility at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Bank), such payment to be made severally among them based on each Bank’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Agent (or any such sub-agent) in connection with such capacity. The obligations of the Banks under this subsection (c) are subject to the provisions of §5.1.5.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and hereby waives, and acknowledges that no other Person shall have any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Party referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Party through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the fraud, gross negligence or willful misconduct of such Indemnified Party as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this §17 shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this §17 and the indemnity provisions of §21(e) shall survive the resignation of the Agent, the replacement of any Bank, the termination of the Facility and the repayment, satisfaction or discharge of all the other Obligations.
§18.    PAYMENTS SET ASIDE. To the extent that any payment by or on behalf of the Borrower is made to the Agent or any Bank, or the Agent or any Bank exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Banks under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
§19.    SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries or BPI pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans or the Agent. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries or BPI pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary or BPI hereunder.
§20.    ASSIGNMENT; PARTICIPATIONS; ETC.
§20.1    Conditions to Assignment by Banks.
(a)    Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage(s) and Commitment(s) and the same portion of the Loans at the time owing to it); provided that in each case (i) the Agent and, other than during an Event of Default, the Borrower each shall have the right to approve any such Eligible Assignee, which approval shall not be unreasonably withheld or delayed, it being agreed that the Agent and the Borrower, as applicable, must approve or reject a proposed assignee within seven (7) days of receiving a written request from any Bank for such approval (provided that the request for approval sent to each of the Agent and the Borrower, respectively, is conspicuously marked with the following legend: “REQUEST FOR APPROVAL – TIME SENSITIVE – MUST RESPOND WITHIN SEVEN (7) DAYS”) and if the Agent or the Borrower, as applicable, fails to respond within such seven (7) day period, such request for approval shall be deemed approved by, respectively, the Agent or the Borrower, as the case may be, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank’s rights and obligations under this Agreement, (iii) subject to the provisions of §2.7, after giving effect to such assignment, both the assignee and assignor Banks shall have at all times an amount of its Commitments (which for this purpose includes Loans outstanding thereunder) or, if any Commitment is not then in effect, the principal outstanding balance of the applicable Loans, of not less than $10,000,000 unless otherwise consented to by the Agent and, other than during an Event of Default, the Borrower; provided, however, in the case of an assignment of the entire remaining amount of the assigning Bank’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Bank, an Affiliate of a Bank or an Eligible Assignee, no minimum amount need be assigned; and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Assumption, together with any Notes subject to such assignment, and the assignee, if not already a Bank hereunder prior to such assignment, shall deliver to the Agent an Administrative Questionnaire. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least two (2) Business Days after the execution thereof unless otherwise agreed by the Agent (provided any assignee has assumed the obligation to fund any outstanding Term SOFR Loans), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder and thereunder, and (B) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in §20.3, be released from its obligations under this Agreement but shall continue to be entitled to the benefits of §§5.2, 5.6, 5.9 and 17 with respect to facts and circumstances occurring prior to the effective date of such assignment (but subject, in all events to the limitations set forth in §5.8, if applicable); provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Delinquent Bank will constitute a waiver or release of any claim of any party hereunder arising from that Bank’s having been a Delinquent Bank. Any such Assignment and Assumption shall run to the benefit of the Borrower and a copy of any such Assignment and Assumption shall be delivered by the Assignor to the Borrower.
(b)    Notwithstanding the provisions of subclause (a) of the preceding paragraph, any Bank may, without the consent of the Borrower, make an assignment otherwise permitted hereunder to (x) another Bank, (y) an Affiliate of such Bank provided that such Affiliate is an Eligible Assignee. Without limiting the provisions of §17, with respect to an assignment by a Bank to its Affiliate or to another Bank which does not require the consent of the Borrower, unless such assignment occurs at the request of the Borrower, the Borrower shall not be responsible for any costs or expenses attributable to such assignment, all of which shall be payable by the assigning Bank.
(c)    No assignment shall be made (i) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (ii) to any Delinquent Bank or any of its Subsidiaries, or any Person who, upon becoming a Bank hereunder, would constitute any of the foregoing Persons described in this clause (ii), or (iii) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(d)    In connection with any assignment of rights and obligations of any Delinquent Bank hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Delinquent Bank, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Delinquent Bank to the Agent or any Bank hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Delinquent Bank hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Delinquent Bank for all purposes of this Agreement until such compliance occurs.
§20.2    Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other

Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or BPI or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or BPI or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in §7.4 and §8.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption.
§20.3    Register. The Agent acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Agent’s Funding Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register or similar list (the “Register”) for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount (and stated interest) of the Loans owing to, the Banks from time to time. In addition, the Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Bank as a Delinquent Bank. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks shall treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500; provided, however, that the Agent may, in its sole discretion, elect to waive such registration fee in the case of any assignment.
§20.4    New Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Unless the assigning Bank has retained some portion of its obligations hereunder, the assigning Bank shall surrender its Note to the Agent, whereupon the surrendered Notes shall be canceled and returned to the Borrower. Upon request of the Eligible Assignee, and provided that the assigning Bank has surrendered its Note(s) if required by the preceding sentence, the Borrower, at its own expense, (i) shall execute and deliver to the Agent a Note for delivery to the Eligible Assignee and (ii) shall deliver an opinion from counsel to the Borrower in substantially the form delivered on the Closing Date pursuant to §12.9 as to such new Note(s). Such new Note(s) shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of Exhibit A.
§20.5    Participations.
(a)    Any Bank may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Delinquent Bank or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such participation shall be in an amount of not less than $10,000,000, (ii) such Bank’s obligations under this Agreement shall remain unchanged, (iii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) such Bank shall maintain the sole and exclusive decision making authority in respect of such participation except as set forth in §20.5(b) (and the documentation evidencing such participation shall so provide), and (v) the Borrower, the Agent and the Banks shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. For the avoidance of doubt, each Bank shall be responsible for the indemnity under §17(c) without regard to the existence of any participation.
(b)    Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to §28 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of §§5.2 and 5.6 to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to §20.1 (it being understood that the documentation required under §5.2(e) shall be delivered to the Bank which sells the participation) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to §20.1; provided that such Participant (A) agrees to be subject to the provisions of §5.8 as if it were an assignee under §20.1 and (B) shall not be entitled to receive any greater payment under §§5.2 or 5.6, with respect to any participation, than the Bank from which it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Bank that sells a participation shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish (x) that such commitment, loan, letter of credit or other obligation is in registered form under

Section 5f.103-1(c) of the United States Treasury Regulations or (y) any right of such Participant to make a claim against the Borrower for any payment hereunder. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as the Agent) shall have no responsibility for maintaining a Participant Register.
§20.6    Pledge by Bank. Notwithstanding any other provision of this Agreement, any Bank at no cost to the Borrower may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.
§20.7    No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without prior Unanimous Bank Approval.
§20.8    Disclosure. The Borrower agrees that, in addition to disclosures made in accordance with standard banking practices, any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Any such disclosed information shall be treated by any assignee or participant with the same standard of confidentiality set forth in §8.10(f).
§20.9    Syndication. The Borrower acknowledges that the Arrangers intend, and acknowledges that the Arrangers shall have the right, by themselves or through their respective Affiliates, to syndicate or enter into co-lending arrangements with respect to the Loans and the Facility pursuant to this §20, and the Borrower agrees to cooperate with the Arrangers’ and their respective Affiliates’ syndication and/or co-lending efforts, such cooperation to include, without limitation, the provision of information reasonably requested by potential syndicate members.
§21.    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Borrower or the Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 21; and
(ii)    if to any other Bank, to the address, facsimile number, electronic mail address or telephone number specified in its administrative questionnaire as supplied by the Agent to each Bank (an “Administrative Questionnaire”) (including, as appropriate, notices delivered solely to the Person designated by a Bank on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when received (with receipt acknowledged by the recipient thereof (which acknowledgment may be by answerback acknowledgment) except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Arrangers and the Banks hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to the Arrangers or any Bank if such Person has notified the Agent that it is incapable of receiving notices by electronic communication. The Agent, the Arrangers or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Agent otherwise prescribes, (i) notices and other communications sent to an electronic mail (“e-mail”) address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent (and received, if the acknowledgment contemplated above has been obtained) at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM (as defined in §8.10(e)) IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Agent or the Arrangers or any of their Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Bank or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Agent’s or the Arrangers’ transmission of Borrower Materials or notices the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses have resulted from the gross negligence, willful misconduct or bad faith breach of this Agreement of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Bank or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrower and the Agent may change its address, email address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Bank may change its address, email address, facsimile or telephone number for notices and other communications hereunder by notice to the Borrower and the Agent. In addition, each Bank agrees to notify the Agent from time to time to ensure that the Agent has on record (i) an effective address, contact name, telephone number, facsimile number and email address to which notices and other communications may be sent and (ii) accurate wire instructions for such Bank. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to materials with respect to the Borrower or its Affiliates that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Agent and Banks. The Agent, the Arrangers and the Banks shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Completed Loan Requests and notices of loan prepayment) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Agent, the Arrangers, each Bank and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the good faith reliance by such Person on each notice purportedly given by or on behalf of the Borrower, provided, however, that the Borrower shall have no liability hereunder for any such indemnified party’s gross negligence or willful misconduct in connection therewith. All telephonic notices to and other telephonic communications with the Agent may be recorded by the Agent, and each of the parties hereto hereby consents to such recording.
§22.    THIRD PARTY RELIANCE. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties signatory hereto, Persons entitled to indemnification hereunder, Participants to the extent provided in §20.5 and, to the extent expressly contemplated hereby, Related Parties, and each of the respective successors and assigns of the foregoing) any legal or equitable right, remedy or claim under or by reason of this Agreement.

§23.    GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE; WAIVER OF VENUE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). EACH OF THE AGENT, THE BANKS, THE BORROWER AND BPI AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PARTY HERETO OR ANY RELATED PARTY OF ANY PARTY HERETO IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK SITTING IN NEW YORK COUNTY, AND EACH OF THE AGENT, THE BANKS, THE BORROWER AND BPI AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN SUCH COURTS AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON ANY SUCH PERSON IN THE MANNER PROVIDED FOR NOTICES IN §21. THE PARTIES HERETO HEREBY WAIVE ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.
§24.    HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
§25.    INTEGRATION; EFFECTIVENESS. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Agent or any Arranger, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in §12, this Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §28.
§26.    ENTIRE AGREEMENT. WITHOUT LIMITATION OF §25, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL

AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
§27.    WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND ITS SUBSIDIARIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND ITS SUBSIDIARIES HEREBY WAIVE ANY RIGHT ANY OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE (INCLUDING WITH RESPECT TO ALL INDEMNIFIED PARTIES) ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH OF THE BORROWER AND ITS SUBSIDIARIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK, THE ARRANGERS OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK, THE ARRANGERS OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT, THE ARRANGERS AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.
§28.    CONSENTS, AMENDMENTS, WAIVERS, ETC. Subject to §2.5(e), §2.8, §2.9, §5.4 and the last three paragraphs of this §28 and except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any of the other Loan Documents may be amended, and the performance or observance by the Borrower or BPI or any of their respective Subsidiaries of any terms of this Agreement or the other Loan Documents or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Banks (or such other number, group or percentage of the Banks as shall be expressly provided for herein or in the other Loan Documents) and the Borrower or BPI, as applicable, provided, however, that no such consent, approval, amendment or waiver shall:
(a)    waive any condition set forth in §12 without Unanimous Bank Approval;
(b)    intentionally deleted;
(c)    extend or increase the Commitment of any Bank (or reinstate any Commitment terminated pursuant to §14.2) without the written consent of such Bank;

(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document without the written consent of each Bank directly affected thereby;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (iv) of the second proviso to this §28 relating to amendments to the Fee Letter) any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Bank directly affected thereby; provided, however, that only the consent of the Required Banks shall be necessary (x) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (y) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or to reduce any fee payable hereunder;
(f)    change §5.1.7 or §14.3 or any other provision hereof in a manner that would have the effect of altering the ratable reduction of Commitments or the pro rata sharing of payments otherwise required hereunder without the written consent of each Bank;
(g)    intentionally deleted;
(h)    subordinate, or have the effect of subordinating, the Obligations hereunder to any other Indebtedness or other obligation without the written consent of each Bank; or
(i)    change (i) any provision of this §28 or the definition of “Required Banks” or “Unanimous Bank Approval”, without Unanimous Bank Approval, or (ii) any other provision hereof specifying the number or percentage of Banks required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Bank directly affected thereby;
and, provided further, that (i) intentionally deleted; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Banks required above, (x) affect the rights or duties of the Agent under this Agreement or any other Loan Document or (y) amend, modify, change or waive, or consent to any departure from, or have the effect of amending, modifying, changing or waiving, or consenting to any departure from, §5.4, any term defined in such section, any term defined in any other section or provision in this Agreement relating to Daily Simple SOFR, SOFR, Term SOFR or any Successor Rate, or any term or provision relating to the replacement of any such rate or any Successor Rate, or any term or provision relating to the replacement of any such rate or Successor Rate; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Delinquent Bank shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires Unanimous Bank Approval or approval of each affected Bank may be effected with the consent of the applicable Banks other than Delinquent Banks), except that (x) the Commitment of any Delinquent Bank may not be increased or extended or the maturity of any of its Loans may not be extended, the rate of interest on any of its Loans may not be reduced and the principal amount of any of its Loans may not be forgiven, in each case, without the consent of such Delinquent Bank and (y) any waiver, amendment, consent or modification requiring Unanimous Bank Approval or approval of each affected Bank that by its terms affects any Delinquent Bank disproportionately adversely relative to other affected Banks shall require the consent of such Delinquent Bank.
No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or the Banks or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial to such right or any other rights of the Agent or the Banks. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.
If any Bank does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires Unanimous Bank Approval or the Banks (including such Non-Consenting Bank) directly affected by such proposed amendment, waiver, consent or release, and such amendment, waiver, consent or release has been approved by the Required Banks or, as applicable, by all of the Banks, other than such Non-Consenting Bank, who would be directly affected by such amendment, waiver, consent or release, the Borrower may replace such Non-Consenting Bank in accordance with §5.8, provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph). Any action that is permitted to be taken or not taken with the consent or at the request of the Required Banks hereunder that is so taken or not taken shall be binding upon all of the Banks.
Notwithstanding the foregoing, the waiver of any fee payable to the Agent shall require only the consent of the Agent.
Notwithstanding any provision herein to the contrary, the Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Bank in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document so long as such amendment, modification or supplement does not impose additional obligations on, or otherwise affect in any material respect the interests of, any Bank; provided that the Agent shall promptly give the Banks notice of any such amendment, modification or supplement.
Notwithstanding anything to the contrary herein this Agreement may be amended and restated without the consent of any Bank (but with the consent of the Borrower and the Agent) if, upon giving effect to such amendment and restatement, such Bank shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Bank shall have terminated, such Bank shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement.
§29.    SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction, and the parties shall endeavor in good faith negotiations to replace the invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid or unenforceable provisions. Without limiting the foregoing provisions of this §29, if and to the extent that the enforceability of any provisions in this Agreement relating to Delinquent Banks shall be limited by Debtor Relief Laws, as determined in good faith by the Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
§30.    INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Bank holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this §30 shall be cumulated and the interest and Charges payable to such Bank in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Bank.
§31.    USA PATRIOT ACT, ETC. NOTICE.
(a)    Each Bank that is subject to any of the Acts (as hereinafter defined), the Arrangers and the Agent (for itself and not on behalf of any Bank) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act and other applicable federal or other laws with respect to the verification of customer identities (collectively, the “Acts”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank, the Arrangers or the Agent, as applicable, to identify the Borrower in accordance with the Acts. The Borrower shall, promptly following a request by the Agent or any Bank, provide all documentation and other information that the Agent or such Bank reasonably and customarily requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Acts.
(b)    In order for the Agent to comply with the USA Patriot Act, prior to any Bank or Participant that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, the Agent may request, and such Bank or Participant shall provide to the Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for the Agent to comply with federal law.
§32.    SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Agent and each Bank, regardless of any investigation made by the Agent or any Bank or on their behalf and notwithstanding that the Agent or any Bank may have had notice or knowledge of any Default or Event of Default at the time of the making of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
§33.    JUDGMENT CURRENCY(a)    . If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Agent or any Bank hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Agent or such Bank, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Agent or such Bank, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Agent or any Bank from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Agent or such Bank, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Agent or any Bank in such currency, the Agent or such Bank, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
§34.    INTENTIONALLY DELETED(a)    .
§35.    NO ADVISORY OR FIDUCIARY RESPONSIBILITY(a)    . In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Agent, the Arrangers, and the Banks are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agent, the Arrangers and the Banks, on the other hand, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Agent, the Arrangers and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (B) neither the Agent, the Arrangers nor any Bank has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agent, the Arrangers and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Agent, the Arrangers nor any Bank has any obligation to disclose any of such interests to the Borrower or any of its Affiliates The Borrower hereby agrees that it will not claim that any of the Agents, Arrangers, Banks or their respective Affiliates has rendered advisory services of any nature or respect or owes a fiduciary duty or similar duty to it in connection with any aspect of any transaction contemplated hereby.
§36.    ELECTRONIC EXECUTION; ELECTRONIC RECORDS; COUNTERPARTS. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower and each of the Administrative Agent and each Bank agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Banks may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is not under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Banks shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower and/or any Bank without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Administrative Agent or any Bank, any Electronic Signature shall be promptly followed by such manually executed counterpart.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).
Each of the Borrower and each Bank hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document based solely on the lack of paper original copies of this Agreement, such other Loan Document, and (ii) waives any claim against the Administrative Agent, each Bank and each Related Party of any of the foregoing for any liabilities arising solely from the Administrative Agent’s and/or any Bank’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.
§37.    ACKNOWLEDGMENT AND CONSENT TO BAIL-IN OF AFFECTED FINANCIAL INSTITUTIONS. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Bank that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Bank that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
§38.    ACKNOWLEDGMENT REGARDING ANY SUPPORTED QFCS(i)    . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Delinquent Bank shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this §38, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, § U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.
BOSTON PROPERTIES LIMITED PARTNERSHIP

By:     Boston Properties, Inc., its sole general partner

By: /s/ Michael E. LaBelle
Name: Michael E. LaBelle
Title: Executive Vice President, Chief
Financial Officer and Treasurer

ACKNOWLEDGED AND AGREED:
BOSTON PROPERTIES, INC.

By: /s/ Michael E. LaBelle
Name: Michael E. LaBelle
Title: Executive Vice President, Chief
Financial Officer and Treasurer

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as Agent

By: /s/ Elizabeth Uribe
    Name: Elizabeth Uribe
    Title: Assistant Vice President

[Signature Page to Credit Agreement]

BANK OF AMERICA, N.A., as a Bank

By: /s/ Helen Chan
    Name: Helen Chan
Title: Vice President

[Signature Page to Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Bank

By: /s/ Cody A. Canafax
    Name: Cody A. Canafax
    Title: Vice President

[Signature Page to Credit Agreement]

THE BANK OF NEW YORK MELLON, as a Bank

By: /s/ Carol Murray
    Name: Carol Murray
    Title: Director

[Signature Page to Credit Agreement]

MORGAN STANLEY BANK, N.A., as a Bank

By: /s/ Michael King
    Name: Michael King
    Title: Authorized Signatory

[Signature Page to Credit Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Bank

By: /s/ Mary Harold
    Name: Mary Harold
    Title: Executive Director

[Signature Page to Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION, as a Bank

By: /s/ Patrick T. Brooks
    Name: Patrick T. Brooks
    Title: Assistant Vice President

[Signature Page to Credit Agreement]

WELLS FARGO BANK, N.A., as a Bank

By: /s/ Jordan Mendell
    Name: Jordan Mendell
    Title: Director

[Signature Page to Credit Agreement]

THE BANK OF NOVA SCOTIA, as a Bank

By: /s/ Ajit Goswami
    Name: Ajit Goswami
    Title: Managing Director & Head

[Signature Page to Credit Agreement]

MIZUHO BANK, LTD., as a Bank

By: /s/ Donna De Magistris
    Name: Donna DeMagistris
    Title: Executive Director

[Signature Page to Credit Agreement]

TRUIST BANK, as a Bank

By: /s/ C. Vincent Hughes, Jr.
    Name: C. Vincent Hughes, Jr.
    Title: Director

[Signature Page to Credit Agreement]

M&T BANK, as a Bank

By: /s/ Andrew Ripple
    Name: Andrew Ripple
    Title: Assistant Vice President

[Signature Page to Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION, as a Bank

By: /s/ Shari L. Reams-Henofer
    Name: Shari L. Reams-Henofer
    Title: Senior Vice President

[Signature Page to Credit Agreement]

TD BANK, N.A., as a Bank

By: /s/ Jessica Trombly
    Name: Jessica Trombly
    Title: Vice President
[Signature Page to Credit Agreement]

Schedule 1

Banks

Bank	Commitment	Commitment Percentage
Bank of America, N.A.	$114,250,000.00	9.520833332%
JPMorgan Chase Bank, N.A.	$114,250,000.00	9.520833333%
The Bank of New York Mellon	$93,500,000.00	7.791666667%
Morgan Stanley Bank, N.A.	$93,500,000.00	7.791666667%
Sumitomo Mitsui Banking Corporation	$93,500,000.00	7.791666667%
U.S. Bank National Association	$93,500,000.00	7.791666667%
Wells Fargo Bank, N.A.	$93,500,000.00	7.791666667%
The Bank of Nova Scotia	$93,500,000.00	7.791666667%
Mizuho Bank, Ltd.	$93,500,000.00	7.791666667%
Truist Bank	$93,500,000.00	7.791666667%
M&T Bank	$93,500,000.00	7.791666667%
PNC Bank, National Association	$65,000,000.00	5.416666666%
TD Bank, N.A.	$65,000,000.00	5.416666666%
TOTAL	$1,200,000,000.00	100.000000000%

Schedule 1

Schedule 2
[Reserved]

Schedule 2

Schedule 3
[Reserved]

Schedule 3

Schedule 4
CBD Properties

Property Name	Region	Sub Market	Square Feet
200 Clarendon Street	Boston	CBD Boston MA	1,769,077
100 Federal Street (55% ownership)	Boston	CBD Boston MA	1,238,821
800 Boylston Street - The Prudential Center	Boston	CBD Boston MA	1,197,798
111 Huntington Avenue - The Prudential Center	Boston	CBD Boston MA	860,446
Atlantic Wharf Office (55% ownership)	Boston	CBD Boston MA	793,819
100 Causeway Street (50% ownership)	Boston	CBD Boston MA	633,819
101 Huntington Avenue - The Prudential Center	Boston	CBD Boston MA	506,476
Prudential Center (retail shops)	Boston	CBD Boston MA	475,756
The Hub on Causeway - Podium (50% ownership)	Boston	CBD Boston MA	382,497
888 Boylston Street - The Prudential Center	Boston	CBD Boston MA	363,320
Hub50House (440 units) (50% ownership)	Boston	CBD Boston MA	320,444
The Lofts at Atlantic Wharf (86 units)	Boston	CBD Boston MA	87,096
Star Market at the Prudential Center	Boston	CBD Boston MA	57,236
145 Broadway	Boston	East Cambridge MA	490,086
325 Main Street	Boston	East Cambridge MA	414,008
125 Broadway	Boston	East Cambridge MA	271,000
355 Main Street	Boston	East Cambridge MA	259,640
90 Broadway	Boston	East Cambridge MA	223,771
255 Main Street	Boston	East Cambridge MA	215,394
University Place	Boston	Mid-Cambridge MA	195,282
300 Binney Street	Boston	East Cambridge MA	195,191
150 Broadway	Boston	East Cambridge MA	177,226
105 Broadway	Boston	East Cambridge MA	152,664
250 Binney Street	Boston	East Cambridge MA	67,362
Proto Kendall Square (280 units)	Boston	East Cambridge MA	166,717
Boston Marriott Cambridge (437 rooms)	Boston	East Cambridge MA	334,260
500 North Capitol Street, N.W. (30% ownership)	Washington	Capitol Hill Washington DC	230,900
Sumner Square	Washington	CBD Washington DC	209,556
1330 Connecticut Avenue	Washington	CBD Washington DC	253,579
2200 Pennsylvania Avenue	Washington	CBD Washington DC	459,667
Market Square North (50% ownership)	Washington	East End Washington DC	417,982
901 New York Avenue (25% ownership)	Washington	East End Washington DC	544,256
Metropolitan Square (20% ownership)	Washington	East End Washington DC	657,580
Capital Gallery	Washington	Southwest Washington DC	176,809
767 Fifth Avenue (The GM Building) (60% ownership)	New York	Plaza District NY	1,965,003
601 Lexington Avenue (55% ownership)	New York	Park Avenue NY	1,670,790
399 Park Avenue	New York	Park Avenue NY	1,577,544
Times Square Tower (55% ownership)	New York	Times Square NY	1,225,472
599 Lexington Avenue	New York	Park Avenue NY	1,095,398
250 West 55th Street	New York	Times Square / West Side NY	966,979
200 Fifth Avenue (26.68% ownership)	New York	Flatiron District	862,000
Schedule 4, page 1

Dock 72 (50% ownership)	New York	Brooklyn NY	668,625
510 Madison Avenue	New York	Fifth/Madison Avenue NY	355,089
Salesforce Tower	San Francisco	CBD San Francisco CA	1,420,682
Embarcadero Center Four	San Francisco	CBD San Francisco CA	941,018
Embarcadero Center One	San Francisco	CBD San Francisco CA	837,051
Embarcadero Center Two	San Francisco	CBD San Francisco CA	802,472
Embarcadero Center Three	San Francisco	CBD San Francisco CA	787,377
680 Folsom Street	San Francisco	CBD San Francisco CA	524,793
535 Mission Street	San Francisco	CBD San Francisco CA	307,235
690 Folsom Street	San Francisco	CBD San Francisco CA	26,080
The Skylyne (402 units)	San Francisco	CBD Oakland CA	330,996
Colorado Center (50% ownership)	Los Angeles	West Los Angeles CA	1,131,511
Santa Monica Business Park (55% ownership)	Los Angeles	West Los Angeles CA	1,106,973
Santa Monica Business Park Retail (55% ownership)	Los Angeles	West Los Angeles CA	74,404
Safeco Plaza (33.67% ownership)	Seattle	CBD Seattle WA	778,116
Madison Centre	Seattle	CBD Seattle WA	754,988
Total			35,010,131

Schedule 4, page 2

Schedule 7.7
Litigation
None.

Schedule 7.7

Schedule 7.16
Employee Benefit Plans
In addition, Boston Properties is obligated to make contributions or other payments to retirement plans on behalf of certain employees located in New York City pursuant to collective bargaining agreements to which Boston Properties is bound. These obligations are not, individually or in the aggregate, material to BPI, BPLP or, taken as a whole, the BP Group.

Schedule 7.16

Schedule 8.5(b)
Environmental Matters
Those matters identified in the Form 10-K filed by BPI with the SEC for fiscal year 2021.

Schedule 8.5(b)

Schedule 9.1(e)
BPI Liabilities
Liabilities relating to organizational matters (including liabilities of BPI as the general partner of the Borrower and as a partner or member of subsidiaries of the Borrower).
Liabilities arising in connection with service contracts, management contracts, employment and employee-benefit related agreements, letters of intent, brokerage agreements, confidentiality agreements, development agreements and similar types of agreements.
Liabilities arising in connection with litigation or other similar actions arising in the ordinary course of business.
Liabilities, either directly or as general partner of the Borrower, in respect of customary “non-recourse carve-outs” established under certain loan obligations of the Borrower and/or its Subsidiaries and Partially-Owned Entities.
Liabilities of the same or similar kind or nature as those liabilities described above which are not, individually or in the aggregate, material to BPI, BPLP or, taken as a whole, the BP Group.

Schedule 9.1(e)

Schedule 9.3
Investments
See attached chart
Schedule 9.3

Schedule 21
Notice Addresses
BORROWER:

BOSTON PROPERTIES LIMITED PARTNERSHIP
800 Boylston Street, Suite 1900
Boston, MA 02199
Attn: Michael Labelle
Office Phone: 617-236-3352
Facsimile: 617-536-4233
Electronic Mail: mlabelle@bxp.com
Website Address: http://www.bxp.com

Schedule 21, page 1

AGENT:
Agent’s Funding Office
(for notices regarding borrowings, payments, conversions, continuations, fees and interest):
Bank of America, N.A.
2380 Performance Dr. Building C
TX2-984-03-23
Dallas, TX 75082
Attn: Nguyen Dam
Telephone: 469-201-8818
Electronic Mail: nguyen.dam@bofa.com

Payment Instructions:

Bank of America, N.A.
New York, NY
ABA# 026009593
Acct Name: Credit Services
Acct # 1366072250600
Attn: Wire Clearing Acct for Syn Loans - LIQ
Ref: Boston Properties

For notices regarding waivers, amendments, financial statements, and all other notices:
Bank of America, N. A.
540 W. Madison Street IL4-540-22-29
Chicago, IL 60661
Attn: Elizabeth Uribe
Telephone: 312-828-5060
Facsimile: 1-877-206-9473
Electronic Mail: elizabeth.uribe@bofa.com
With a copy to:
Bank of America, N.A.
Attn: Dennis Kwan
555 California Street, 4th floor
San Francisco, CA 94104-1866
Facsimile: 415-503-5055
Telephone: 415-913-4697
Electronic Mail: dennis.kwan@bofa.com

Schedule 21, page 2

EXHIBIT A
FORM OF NOTE
    Date______________
FOR VALUE RECEIVED, the undersigned Boston Properties Limited Partnership, a Delaware limited partnership, (hereinafter, together with its successors in title and assigns, called the “Borrower”), by this promissory note (hereinafter, called “this Note”), absolutely and unconditionally promises to pay to the order of [_______________] (hereinafter, together with its successors in title and assigns, called the “Bank”), the unpaid principal amount of each Loan from time to time made by the Bank to the Borrower under the terms of the Credit Agreement (as defined below), such payment to be made as hereinafter provided, and to pay interest on the unpaid principal amount of each such Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement.
Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.
On the Maturity Date there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.
Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided in the Credit Agreement. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to the Bank on demand by the Agent. Interest on each overdue amount will continue to accrue as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded daily until the obligations of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).
Except as otherwise expressly provided in the Credit Agreement, each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Agent in Dollars, for the account of the Bank, at the Agent’s Funding Office, on the due date of such payment, and in immediately available funds. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.
This Note is made and delivered by the Borrower to the Bank pursuant to a Credit Agreement, dated as of January 4, 2023, among (i) the Borrower, (ii) the Bank, (iii) the other Banks party thereto from time to time, and (iv) the Agent (hereinafter, as originally executed, and as varied, supplemented, amended and/or restated, called the “Credit Agreement”). This
Exhibit A, page 1

Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof, and evidences the obligations of the Borrower (a) to repay the principal amount of the Loans made by the Bank to the Borrower pursuant to the Credit Agreement; (b) to pay interest, as herein provided, on the principal amount of each such Loan remaining unpaid from time to time; and (c) to pay other amounts which may become due and payable hereunder or thereunder. Reference is hereby made to the Credit Agreement (including the Exhibits annexed thereto) for a complete statement of the terms thereof.
The Borrower has the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Credit Agreement. The Borrower has an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Credit Agreement. Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Credit Agreement.
Pursuant to and upon the terms contained in §14 of the Credit Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be, or the same may, as provided in said §14, automatically become, due and payable to the Bank without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower, excepting only for notice expressly provided for in the Credit Agreement.
All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). The interest rate in effect from time to time and the times for payment shall be determined in accordance with the terms of the Credit Agreement.
Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the holder of this Note, upon demand by the holder hereof at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and attorneys’ fees and all other collection charges and expenses reasonably incurred or sustained by the holder of this Note.
The Borrower hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note, except for notices expressly provided for in the Credit Agreement. The Borrower hereby absolutely and irrevocably consents

Exhibit A, page 2

and submits to the exclusive jurisdiction of the Courts of the State of New York sitting in New York County and the United States District Court of the Southern District of New York sitting in New York County in connection with any actions or proceedings brought against the Borrower by the holder hereof arising out of or relating to this Note. This Note may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.
This Note and the obligations of the Borrower hereunder and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this agreement or any other loan document and the transactions contemplated hereby and thereby shall for all purposes be governed by and interpreted and determined in accordance with the laws of the State of New York (excluding the laws applicable to conflicts or choice of law other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

(Remainder of page intentionally left blank)

Exhibit A, page 3

IN WITNESS WHEREOF, this NOTE has been duly executed by the undersigned on the day and in the year first above written.
BOSTON PROPERTIES LIMITED PARTNERSHIP

By:    Boston Properties, Inc., its general partner

By:___________________________
Name:     [Type Signatory Name]
Title:    [Type Signatory Title]

Exhibit A, page 4

EXHIBIT B
FORM OF LOAN REQUEST
This Loan Request is made pursuant to §2.4/§2.5 of the Credit Agreement, dated as of January 4, 2023 among Boston Properties Limited Partnership (the “Borrower”), Bank of America, N.A., individually and as Agent, and certain other Banks as provided therein (as the same may be amended from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Loan Request have the meanings described in the Credit Agreement.
Each Loan Request submitted by the Borrower shall be a request for a single Loan.
1.    The Borrower hereby requests (check each applicable item):
___ New Loan ($_______________)
___ Conversion of Existing Loan ($_______________)
(Current Interest Period ending on _________, 20__)
___ Continuation of Existing Loan ($_______________)
(Current Interest Period ending on _________, 20__)
2.    The Type of Loan being requested in this Loan Request (if any) is:
___ Base Rate Loan
___ Term SOFR Loan with an Interest Period of one month
3.    The aggregate principal amount of the Loan requested (whether by way of a new advance, continuation or conversion) in this Loan Request is: __________________
4.    The proposed Drawdown Date of the Loan requested in this Loan Request is: ___________________, 20__
5.    The location and number of the Borrower’s account to which funds are to be disbursed are as follows:
Bank Name:
Bank Address:
ABA Number:
Account Number:
Account Name:
SWIFT CODE (if needed):

6.    [Note: only to be used if leverage % exceeds 60%] [After giving effect to the requested Loan, the Consolidated Total Indebtedness shall exceed 60% but not 65% of
Exhibit B, page 1

Consolidated Total Adjusted Asset Value and attached hereto is a certificate in the form of Exhibit G.]
7.    The undersigned hereby certifies that:
(a)    The undersigned is the ____________ of BPI and an Authorized Officer.
(b)    The activities of the Borrower, BPI and their respective Subsidiaries since the date of the last Completed Loan Request or Compliance Certificate submitted by the Borrower to the Agent have been reviewed by the Authorized Officer and/or by employees or agents under his/her immediate supervision. Based upon such review, to the best knowledge and belief of the Authorized Officer, both before and after giving effect to the requested Loan, (1) no Default or Event of Default exists on the date hereof or will exist on the Drawdown Date of such Loan, and (2) after taking into account such requested Loan, no Default or Event of Default will exist as of the Drawdown Date of such Loan.
(c)    To the best knowledge and belief of the Authorized Officer, each of the representations and warranties of the Borrower and BPI contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true and correct in all material respects as of the date as of which they were made and is also true and correct in all material respects (as and to the extent required pursuant to §13.1 of the Credit Agreement) at and as of the date hereof and will be true and correct in all material respects at and as of the time of the making of the requested Loan with the same effect as if made at and as of that time (in each case, without duplication of materiality qualifiers set forth in such representations and warranties), except (i) with respect to the representations and warranties set forth in §7.19 and §7.20(b) of the Credit Agreement, in which case they are true and correct in all respects, (ii) where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date (without duplication of materiality qualifiers set forth in such representations and warranties, and except with respect to the representation and warranty set forth in §7.20(b) of the Credit Agreement, which shall have been true and correct in all respects), (iii) to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and (iv) that for purposes of this Loan Request, the representations and warranties contained in §7.4 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of §8.4.
(d)    The Authorized Officer is authorized to execute and deliver this Loan Request on behalf of the Borrower.
Exhibit B, page 2

WITNESS my hand this ____ day of _____________, 20__.

BOSTON PROPERTIES LIMITED PARTNERSHIP,

By:    Boston Properties, Inc., its sole general partner

By: ____________________________
Name:    [Type Signatory Name]
Title:    [Type Signatory Title]
Exhibit B, page 3

EXHIBIT C
(Exhibit C consists of Exhibits C-1 through C-4)
EXHIBIT C-1
FORM OF COMPLIANCE CERTIFICATE OF AUTHORIZED OFFICER
(Borrower Financial Statements)

Check for distribution to PUBLIC and Private side Banks[1]

The undersigned (the “Borrower”) HEREBY CERTIFIES THAT:
This Compliance Certificate is furnished pursuant to §8.4(c) of the Credit Agreement, dated as of January 4, 2023 among Boston Properties Limited Partnership (the “Borrower”), Bank of America, N.A., individually and as Agent, and certain other Banks as provided therein (as the same may be amended from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.
As required by (i) §8.4[(a)][(b)] of the Credit Agreement, financial statements of BPI and its Subsidiaries for the [year] [quarter] ended ________________ __, 20__ (the “Financial Statements”) prepared in accordance with GAAP (subject, in the case of quarterly statements, to year-end adjustments none of which are anticipated to be materially adverse, except as specifically disclosed in this Compliance Certificate) accompany this Compliance Certificate or, in accordance with §8.4, have been filed with the SEC on Form 10-K or Form 10-Q, as applicable. The Borrower’s website (www.bostonproperties.com) contains a link to BPI’s and BPLP’s filings with the SEC and the category “SEC Filings” under “Investor Relations” on the website will provide access to the Financial Statements. The Financial Statements present fairly the financial position of BPI and its Subsidiaries as at the date thereof and the results of operations of BPI and its Subsidiaries for the period covered thereby.
Schedule 12 attached hereto sets forth the financial data and computations evidencing the Borrower’s compliance with the covenants contained in §10 of the Credit Agreement, all of which data and computations, to the best knowledge and belief of the Authorized Officer executing and delivering this Compliance Certificate on behalf of the Borrower (the “Authorized Officer”), are true, complete and correct.
The activities of the Borrower, BPI and their respective Subsidiaries during the period covered by the Financial Statements have been reviewed by the Authorized Officer and/or by employees or agents under his/her immediate supervision. Based upon such review, during the period covered by the Financial Statements, and as of the date of this Certificate, no Default or Event of Default has occurred and is continuing of which (i) the Borrower has knowledge, and (ii) the Agent has not previously given notice, except as specifically disclosed in this Compliance Certificate.

1 If this is not checked, this certificate will only be posted to Private side Banks.
2 To be in the form of Exhibit C-1A
Exhibit C-1, page 1

The Authorized Officer certifies that he/she is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower and BPI.
WITNESS our hands this ____ day of ___________________, 20__.
BOSTON PROPERTIES LIMITED PARTNERSHIP,

By:    Boston Properties, Inc., its sole general partner

By: _________________________________
Title: [Type Signatory Title]

Exhibit C-1, page 2

EXHIBIT C1-A
[Quarterly Worksheet Form]
Schedule 1 to Compliance Certificate

Corporate Covenants:

§10.1 Total Leverage Ratio. Consolidated Total Indebtedness not
to exceed 60%-65% of Consolidated Total Adjusted Asset Value.

	Unrestricted Cash and Cash Equivalents (cash and cash reserves from Hotels)		$
-	Lesser of: (x) Debt with maturities in under 24 months and (y) Unrestricted Cash and Cash Equivalents on such date
+	Marketable Securities
+	Accounts Receivable (less than 60 days)
+	prepaid expenses and escrowed cash funds (less security deposits)
+	Mortgages and/or Mezzanine Loans (receivable)
+	Land Held for Future Development (book value)
+	Development Costs
+	Eligible Cash 1031 Proceeds
=	Subtotal -- Other Assets	(A)

EBITDA (Annualized)
-	Hotel EBITDA (Annualized)
-	EBITDA for Real Estate Assets at Cost
-	EBITDA for Acquisitions/Development Properties valued at cost (Annualized)
=	EBITDA

-	Annualized Capital Expenditures ($.25/sf)
-	Hotel Capital Expenditures (prior 12 months)
=	Total Capital Expenditures

+	Hotel EBITDA (prior 12 month period)
=	Adjusted Consolidated EBITDA	(B)

/	Capitalization Rate	(C)	6.00%

=	Unadjusted Value of Real Estate Assets	(B / C)

+	Real Estate Assets valued at Cost
+	Acquisition/Development Properties at Cost
=	Fair Market Value of Real Estate Assets	(D)

	Consolidated Total Adjusted Asset Value (A+D)	(E)

	Investments in Persons that are Unconsolidated Affiliates	(E-1)
Exhibit C-1, page 3

	Consolidated Total Adjusted Asset Value adjusted to include only the Borrower’s pro rata share of Consolidated EBITDA (or cost basis, as applicable) attributable to any Subsidiary that is an Unconsolidated Affiliate or not a Wholly-owned Subsidiary	(E-2)
(E-1) / (E-2) expressed as a percentage
	Exceeds 35%:		[yes][no]

	Investments of the types described in §9.3(f)(Development Costs), §9.3(k)(non-commercial real estate businesses (including Mezzanine Loans, Mortgages, third party management contracts and hedging activities) and §9.3(l)(non-office properties)	(E-3)
(E-3) / (E-2) expressed as a percentage
	Exceeds 35%:		[yes][no]

-	Excess of E-1 over 35% of E-2
-	Excess of E-3 over 35% of E-2
=	Adjusted Consolidated Total Adjusted Asset Value	(F)

Consolidated Total Indebtedness
-	Lesser of: (x) Debt with maturities in under 24 months and (y) Unrestricted Cash and Cash Equivalents on such date
	Adjusted Total Indebtedness	(G)

	Total Leverage Ratio	(G / F)
	Test		60%

§10.2 Secured Leverage Ratio. Secured Consolidated Total Indebtedness
not to exceed 55% of Consolidated Total Adjusted Asset Value.

	Secured Consolidated Total Indebtedness	(H)
	Consolidated Total Adjusted Asset Value (same as Item E)	(I)

	Total Secured Leverage Ratio	(H / I)
	Test		55%

§10.3 Fixed Charge Coverage.
Consolidated EBITDA to Consolidated Fixed Charges
not permitted to be less than 1.40x

Consolidated Total Interest Expense
+	Principal Amortization
+	Capitalized Interest
+	Annualized Capital Expenditures divided by 4
+	Dividends and Distributions on Preferred Equity (other than special and non-recurring Dividends and distributions)
+	Share of the foregoing attributable to Partially-Owned Entities (without double counting)
=	Consolidated Fixed Charges	(J)

	Consolidated EBITDA	(K)
Exhibit C-1, page 4

	Fixed Charge Coverage Ratio	(K / J)
	Test		1.40 to 1.00

§10.4 Unsecured Leverage Ratio.
Unsecured Consolidated Total Indebtedness not to exceed
60 - 65% of Consolidated Unencumbered Asset Value

Fair Market Value of Unencumbered Assets
+	Unrestricted Cash and Cash Equivalents		$
-	Lesser of: (x) Debt with maturities in under 24 months and (y) Unrestricted Cash and Cash Equivalents on such date
+	Eligible Cash 1031 Proceeds
+	Marketable Securities
+	Unencumbered unimproved land, construction in progress and Mortgage and Mezzanine Loan receivables
+	Investments in Preferred Equity (without double counting)
=	Consolidated Unencumbered Asset Value	(L)

	Consolidated Unencumbered Asset Value in respect of Unencumbered unimproved land, construction in progress and Mortgage and Mezzanine Loan receivables and Investments in Preferred Equity	(L-1)
	Consolidated Unencumbered Asset Value adjusted to include only the Borrower’s pro rata share of Consolidated EBITDA (or cost basis, as applicable) attributable to any Subsidiary that is not a Wholly-owned Subsidiary	(L-2)
(L-1) / (L-2) expressed as a percentage
	Exceeds 15%:		[yes][no]

	Consolidated Unencumbered Asset Value pertaining to Investments in Persons that are not Wholly-owned Subsidiaries	(L-3)
(L-3) / (L-2) expressed as a percentage
	Exceeds 20%:		[yes][no]

-	Excess of L-1 over 15% of L-2
-	Excess of L-3 over 20% of L-2
=	Adjusted Consolidated Unencumbered Asset Value	(M)

Unsecured Consolidated Total Indebtedness
-	Lesser of: (x) Debt with maturities in under 24 months and (y) Unrestricted Cash and Cash Equivalents on such date
	Adjusted Unsecured Consolidated Total Indebtedness	(N)

	Unsecured Leverage Ratio	(N / M)
	Test		60%

§10.5 [Reserved]

§10.6 Unsecured Interest Coverage.
Exhibit C-1, page 5

Consolidated Unencumbered NOI to Consolidated Unencumbered Interest Expense shall not be less than 1.75x

Net Operating Income from Unencumbered Assets (less Annualized Capital Expenditures)
+	Interest income from unencumbered Mortgages and Mezzanine Loans receivables
=	Consolidated Unencumbered NOI	(O)

	Consolidated Unencumbered Interest Expense	(P)

	Unsecured Interest Coverage Ratio	(O / P)
	Test		1.75 to 1.00

Exhibit C-1, page 6

EXHIBIT C-2
FORM OF COMPLIANCE CERTIFICATE OF AUTHORIZED OFFICER

Check for distribution to PUBLIC and Private side Banks[1]

The undersigned (the “Borrower”) HEREBY CERTIFIES THAT: This Compliance Certificate is furnished pursuant to §9.4(a) of the Credit Agreement, dated as of January 4, 2023 among Boston Properties Limited Partnership (the “Borrower”), Bank of America, N.A., individually and as Agent, and certain other Banks as provided therein (as the same may be amended from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.
Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrower’s compliance with the covenants contained in §10.1 through §10.6 of the Credit Agreement on a pro forma basis after giving effect to a proposed merger or consolidation referred to in §9.4(a) and all liabilities, fixed or contingent, pursuant thereto, all of which data and computations, to the best knowledge and belief of the [chief financial officer][treasurer] of BPI, the general partner of the Borrower (the “Authorized Officer”) executing and delivering this Compliance Certificate on behalf of the Borrower are true, complete and correct.
The activities of the Borrower, BPI and their respective Subsidiaries have been reviewed by the Authorized Officer and/or by employees or agents under his/her immediate supervision. Based upon such review, to the best knowledge and belief of the Authorized Officer, both before and after giving effect to the proposed merger or consolidation and all liabilities, fixed or contingent, pursuant thereto, no Default or Event of Default exists or will exist under any Loan Document.
The Authorized Officer certifies that he/she is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower and BPI.

WITNESS our hands this ____ day of _______________, 20__.
BOSTON PROPERTIES LIMITED PARTNERSHIP,

By:    Boston Properties, Inc., its sole general partner

By: __________________________
Title: [Type Signatory Title]

__________________________________
1 If this is not checked, this certificate will only be posted to Private side Banks.
Exhibit C-2

EXHIBIT C-3
FORM OF COMPLIANCE CERTIFICATE OF AUTHORIZED OFFICER
(Subsidiary/Non-Borrower Indebtedness Default)

Check for distribution to PUBLIC and Private side Banks[1]

The undersigned (the “Borrower”) HEREBY CERTIFIES THAT: This Compliance Certificate is furnished pursuant to §14.1(f) of the Credit Agreement, dated as of January 4, 2023 among Boston Properties Limited Partnership (the “Borrower”), Bank of America, N.A., individually and as Agent, and certain other Banks as provided therein (as the same may be amended from time to time, the “Credit Agreement”). The Borrower hereby gives the Agent notice of a condition described in §14.1(f) of the Credit Agreement relating solely to a Subsidiary or Affiliate of the Borrower (the “Non-Borrower Entity”). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.
Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrower’s compliance as of the date hereof with the covenants contained in §10 of the Credit Agreement on a pro forma basis after excluding from the calculation of such covenants the Non-Borrower Entity and all Real Estate Assets owned by the Non-Borrower Entity, all of which data and computations, to the best knowledge and belief of the Authorized Officer executing and delivering this Compliance Certificate on behalf of the Borrower (the “Authorized Officer”), are true, complete and correct.
The activities of the Borrower, BPI and their respective Subsidiaries have been reviewed by the Authorized Officer and/or by employees or agents under his/her immediate supervision. Based upon such review, to the best knowledge and belief of the Authorized Officer, after giving effect to the exclusions discussed in the preceding paragraph, no Default or Event of Default exists or will exist.
The Authorized Officer certifies that he/she is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower and BPI.
WITNESS our hands this ____ day of _______________, 20__.
BOSTON PROPERTIES LIMITED PARTNERSHIP,

By:    Boston Properties, Inc., its sole general partner

By: _________________________________
Title: [Type Signatory Title]

__________________________________
1 If this is not checked, this certificate will only be posted to Private side Banks.
Exhibit C-3

EXHIBIT C-4
FORM OF COMPLIANCE CERTIFICATE OF AUTHORIZED OFFICER

Check for distribution to PUBLIC and Private side Banks[1]

The undersigned (the “Borrower”) HEREBY CERTIFIES THAT:
This Compliance Certificate is furnished pursuant to §12.17 of the Credit Agreement, dated as of January 4, 2023 among Boston Properties Limited Partnership (the “Borrower”), Bank of America, N.A., individually and as Agent, and certain other Banks as provided therein (as the same may be amended from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.
Schedule 1 attached hereto sets forth, as of the date hereof, the financial data and computations evidencing the Borrower’s compliance with the covenants contained in §10 of the Credit Agreement (both before and after giving effect to the borrowings to be made on the date hereof), all of which data and computations, to the best knowledge and belief of the Authorized Officer executing and delivering this Compliance Certificate on behalf of the Borrower, are true, complete and correct.
The Authorized Officer certifies that he is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.
WITNESS our hands this ____ day of ___________________, 202_.
BOSTON PROPERTIES LIMITED PARTNERSHIP,

By:    Boston Properties, Inc., its sole general partner

By: ___________________________
Title: [Type Signatory Title]

__________________________________
1 If this is not checked, this certificate will only be posted to Private side Banks.
Exhibit C-4

EXHIBIT D
[Reserved]
Exhibit D

EXHIBIT E
FORM OF CLOSING CERTIFICATE

January 4, 2023
Bank of America, N.A.
    individually and as Agent, and the other
    Banks party to the Credit Agreement described below

RE:    Closing Certificate under Credit Agreement dated as of January 4, 2023 (the “Credit Agreement”)
Ladies and Gentleman:
The undersigned hereby certifies to you, in accordance with the provisions of §12.17 of the Credit Agreement, that the representations and warranties of the undersigned contained in the Credit Agreement and in each document and instrument executed and delivered by the undersigned pursuant to or in connection therewith are true and correct in all material respects as of the date hereof (without duplication of materiality qualifiers set forth in such representations and warranties), except with respect to the representations and warranties set forth in §7.19 and §7.20(b), in which case they are true and correct in all respects, and that the Borrower has performed and complied with all covenants and other obligations required to be performed or complied with by it on or prior to the Closing Date (except as any of the foregoing may have been waived or deferred in writing by the Agent and the Banks) and that no Default or Event of Default has occurred and is continuing on the date hereof.
Unless otherwise defined herein, the terms used in this Closing Certificate have the meanings described in the Credit Agreement.
Very truly yours,
BOSTON PROPERTIES LIMITED PARTNERSHIP,

By:    Boston Properties, Inc., its sole general partner

By:______________________________
Title: [Type Signatory Title]

Exhibit E

EXHIBIT F
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Bank under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount and equal to the percentage interest identified below of all the outstanding rights and obligations under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Bank) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:    ______________________________
    [Assignor [is] [is not] a Delinquent Bank]

2.    Assignee:    ______________________________

3.    Borrower:    Boston Properties Limited Partnership

4.    Agent: Bank of America, N.A., as the Agent under the Credit Agreement

5.    Credit Agreement:    Credit Agreement, dated as of January 4, 2023 among Boston Properties Limited Partnership, Bank of America, N.A., individually and as Agent, and certain other Banks as provided therein.

Exhibit F, page 1

6.    Assigned Interest:

Aggregate Amount of Commitment/Loans for all Banks*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[1]	CUSIP Number

$_______________	$______________	____________%
$_______________	$______________	____________%
$_______________	$______________	____________%
[7.    Trade Date:    __________________]2
Effective Date: __________________, 20__ [TO BE INSERTED BY THE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By: _____________________________
    Title: [Type Signatory Title]

__________________________________
* Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
1 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Banks thereunder.
2 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Exhibit F, page 2

ASSIGNEE
[NAME OF ASSIGNEE]

By: _____________________________
    Title: [Type Signatory Title]

[Consented to and]3 Accepted:

BANK OF AMERICA, N.A., as Agent

By: _________________________________
Title:

[Consented to:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:     Boston Properties, Inc., its sole general partner

    By:_______________________________
    Name:    [Type Signatory Name]
    Title:    [Type Signatory Title]]4

3 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
4 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.
Exhibit F, page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
[___________________]5
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by the Assignor, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Delinquent Bank; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Bank under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Bank thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Bank thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements referred to in §7.4 thereof or delivered pursuant to §8.4 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Agent, the Assignor or any other Bank, (vi) it has, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required by the Agent to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Bank, and based on such documents and information as it shall deem
5 Describe Credit Agreement at option of Agent.
Exhibit F, page 4

appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank.
2.    Payments. From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit F, page 5

EXHIBIT G
FORM OF COMPLIANCE CERTIFICATE OF AUTHORIZED OFFICER
The undersigned (the “Borrower”) HEREBY CERTIFIES THAT: This Compliance Certificate is furnished pursuant to §[2.4(f), 10.1, 10.4] of the Credit Agreement, dated as of January 4, 2023 among the Borrower, Bank of America, N.A., individually and as Agent, and certain other Banks as provided therein (as the same may be amended from time to time, the “Credit Agreement”). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.
[The ratio of Consolidated Total Indebtedness to Consolidated Total Adjusted Asset Value began to exceed 60% (without exceeding 65%) on ______________, 20__] [or] [the ratio of Unsecured Consolidated Total Indebtedness to Consolidated Unencumbered Asset Value began to exceed 60% (without exceeding 65%) on ______________, 20__] [or] [the ratio of Consolidated Total Indebtedness to Consolidated Total Adjusted Asset Value, which first began to exceed 60% on ______________, 20__, has ceased to exceed 60% as of ______________, 20__] [or] [the ratio of Unsecured Consolidated Total Indebtedness to Consolidated Unencumbered Asset Value, which first began to exceed 60% on ______________, 20__, has ceased to exceed 60% as of ______________, 20__].
Schedule 1 attached hereto sets forth the calculations of the relevant financial covenants contained in §10.1 and §10.4 of the Credit Agreement after giving effect to the Indebtedness incurred that brings the leverage ratios above 60%, which calculations, to the best knowledge and belief of the Authorized Officer executing and delivering this Compliance Certificate on behalf of the Borrower, are true, complete and correct.
The Authorized Officer certifies that he/she is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.
WITNESS our hands this ____ day of _______________, 20__.
BOSTON PROPERTIES LIMITED PARTNERSHIP

By:    Boston Properties, Inc., its sole general partner

By:________________________________
Name: [Type Signatory Name]
Title: [Type Signatory Title]

Exhibit G

EXHIBIT H
(Exhibit H consists of Exhibits H-1 through H-4)
EXHIBIT H-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of January 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., individually and as Agent, and certain other Banks from time to time party thereto.

Pursuant to the provisions of §5.2(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]
By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

Date: ________ __, 202[●]
Exhibit H - 1

EXHIBIT H-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of January 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., individually and as Agent, and certain other Banks from time to time party thereto.

Pursuant to the provisions of §5.2(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with a certificate of its non-U.S. Person status on IRS Form W-8BENE (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank in writing, and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name: [Type Signatory Name]
Title: [Type Signatory Title]

Date: ________ __, 202[●]
Exhibit H - 2

EXHIBIT H-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of January 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., individually and as Agent, and certain other Banks from time to time party thereto.

Pursuant to the provisions of §5.2(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Bank with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Bank and (2) the undersigned shall have at all times furnished such Bank with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]
By:
Name: [Type Signatory Name]
Title [Type Signatory Title]

Date: ________ __, 202[●]
Exhibit H-3

EXHIBIT H-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Credit Agreement, dated as of January 4, 2023 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, Bank of America, N.A., individually and as Agent, and certain other Banks from time to time party thereto.

Pursuant to the provisions of §5.2(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BENE (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BENE (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF BANK]
By:
Name [Type Signatory Name]
Title: [Type Signatory Title]

Date: ________ __, 202[●]

Exhibit H - 4